    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1999.

                                                      REGISTRATION NO. 333-80551
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                         SPECTRUM BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)

             IOWA                           551111                 42-0867112
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of
Incorporation or organization)   Classification Code Number)     Identification
                                                                      No.)

     10834 OLD MILL ROAD, SUITE ONE, OMAHA, NE 68154-2648 -- (402) 333-8330

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            SPECTRUM CAPITAL TRUST I
            (Exact name of coregistrant as specified in its charter)

           DELAWARE                         551112                APPLIED FOR
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of
Incorporation or organization)   Classification Code Number)     Identification
                                                                      No.)

     10834 OLD MILL ROAD, SUITE ONE, OMAHA, NE 68154-2648 -- (402) 333-8330

  (Address, including zip code, and telephone number, including area code, of coregistrant's principal executive offices)

                                DERYL F. HAMANN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         SPECTRUM BANCORPORATION, INC.
     10834 OLD MILL ROAD, SUITE ONE, OMAHA, NE 68154-2648 -- (402) 333-8330

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                          COPIES OF COMMUNICATIONS TO:

       John S. Zeilinger, Esq.                    Matthew C. Boba, Esq.
        Baird, Holm, McEachen,                      Chapman and Cutler
     Pedersen, Hamann & Strasheim           111 West Monroe, Chicago, Illinois
 1500 Woodmen Tower, Omaha, Nebraska                      60603
              68102-2068                              (312) 845-3000
            (402) 636-8258

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. /X/



                        CALCULATION OF REGISTRATION FEE



                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED        PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
% Cumulative Preferred Securities of
  Spectrum Capital Trust I..................     2,300,000(2)           $10.00           $23,000,000          $6,394(3)
% Junior Subordinated Debentures of Spectrum
  Bancorporation, Inc.......................         (4)                  --                  --                  --
Guarantee of Spectrum Bancorporation, Inc.
  with respect to the % Cumulative Preferred
  Securities................................         (5)                  --                  --                  --



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).



(2) Includes 300,000 ___% Cumulative Preferred Securities (the "Preferred Securities") issuable upon exercise of the underwriters' over-allotment option.



(3) $7,993 has previously been paid.



(4) The ___% Junior Subordinated Debentures (the "Junior Subordinated Debentures") will be purchased by Spectrum Capital Trust I with the proceeds of the sale of the Preferred Securities. The Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Preferred Securities upon Spectrum Capital Trust I's dissolution and the distribution of its assets.



(5) This Registration Statement is deemed to cover the Junior Subordinated Debentures of Spectrum Bancorporation, Inc., the rights of holders of the Junior Subordinated Debentures of Spectrum Bancorporation, Inc. under the Indenture, the rights of holders of the Preferred Securities under the Trust Agreement, the Guarantee, the Expense Agreement entered into by Spectrum Bancorporation, Inc. and certain backup undertakings as described herein. No separate consideration will be received for the Guarantee or such backup undertakings.


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 12, 1999

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                         2,000,000 PREFERRED SECURITIES


                            SPECTRUM CAPITAL TRUST I

                         % CUMULATIVE PREFERRED SECURITIES


               FULLY, IRREVOCABLY AND UNCONDITIONALLY GUARANTEED
                           ON A SUBORDINATED BASIS BY


                      [SPECTRUM BANCORPORATION, INC. LOGO]

    The preferred securities of Spectrum Capital Trust I offered by this prospectus generally consist of an indirect interest in % junior subordinated debentures of Spectrum Bancorporation, Inc. The junior subordinated debentures of Spectrum have the same payment terms as the preferred securities and will be purchased and held by Spectrum Capital Trust I using proceeds of this offering.


    The preferred securities have been approved for trading on the American Stock Exchange under the trading symbol SBK.Pr.A. The preferred securities are expected to begin trading on the American Stock Exchange when they are issued.


    YOU SHOULD CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE INVESTING IN THE PREFERRED SECURITIES.

    The preferred securities are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.


                                                          PER PREFERRED
                                                            SECURITY           TOTAL
                                                        -----------------  -------------
Price to Investors....................................      $      10      $  20,000,000
Proceeds to Spectrum Capital Trust I..................      $      10      $  20,000,000
Underwriting Commissions..............................      $              $
Proceeds to Spectrum..................................      $              $



    The underwriters have entered into a firm commitment underwriting agreement with Spectrum and Spectrum Capital Trust I, which means that all securities will be purchased by the underwriters, if any are. In addition, the underwriters may purchase up to an additional 300,000 preferred securities to cover over-allotments.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IF TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         HOWE BARNES INVESTMENTS, INC.

            , 1999

                                     [MAP]

                              [INSIDE FRONT COVER]

                               PROSPECTUS SUMMARY

    THIS SUMMARY PROVIDES AN OVERVIEW OF SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER. YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION SET FORTH IN THIS PROSPECTUS, THE CONSOLIDATED FINANCIAL STATEMENTS OF SPECTRUM AND RELATED NOTES. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED.

                     SPECTRUM AND SPECTRUM CAPITAL TRUST I

    Spectrum is a multibank holding company, offering full service community banking through two banks with 17 banking locations in South Dakota, one bank with seven banking locations in southern Iowa and one bank with two banking locations in northern Missouri. Spectrum's operating strategy is to provide high quality community banking services to its customers and increase market share through solicitation of new business and repeat business and referrals from customers. Spectrum's external expansion strategy is the acquisition of existing community banks in or near its primary market areas, or in strategic markets primarily within the Midwest and the establishment of new branches in these markets.

    At March 31, 1999, Spectrum had total assets of $593,937,000, total deposits of $489,544,000, total loans, net of unearned fees, of $435,549,000 and total stockholders' equity of $36,387,000. For the fiscal years ended June 30, 1998 and 1997, Spectrum had net income of $5,835,000 and $5,133,000. For the nine-month periods ended March 31, 1999 and March 31, 1998 Spectrum had net income of $5,048,000 and $4,317,000. On an annualized basis, for the nine-month period ended March 31, 1999, Spectrum's return on average assets equaled 1.17% and return on average equity was 19.71%.

    On May 31, 1999, the merger of three affiliated bank holding companies, Spectrum Bancorporation, Inc., Decatur Corporation and Rushmore Financial Services, Inc. resulted in Spectrum. Management of Spectrum does not expect the merger to have a material effect on the business or earnings of Spectrum. The merger has been accounted for at historical cost in a manner similar to a pooling-of-interests combination and, accordingly, the consolidated financial statements prior to the combination have been restated to include the accounts and results of operations of Spectrum. The restated financial statements are included in this prospectus.

    Spectrum's principal executive office is located at 10834 Old Mill Road, Suite One, Omaha, Nebraska 68154-2648. Its telephone number is (402) 333-8330.

    Spectrum Capital Trust I is a business trust created for the purpose of offering the preferred securities and purchasing the junior subordinated debentures of Spectrum. Spectrum Capital Trust I will have a term of 30 years, but may terminate earlier as provided in its trust agreement. Spectrum Capital Trust I's principal executive office and telephone number are the same as Spectrum's.

                                  THE OFFERING


Preferred Securities
  Issuer.....................  Spectrum Capital Trust I

Securities Offered...........  Spectrum Capital Trust I is offering 2,000,000 of its preferred securities, which generally represent an indirect interest in junior subordinated debentures issued by
                               Spectrum and held by Spectrum Capital Trust I. Spectrum
                               believes that the preferred securities provide access to
                               30-year financing on more favorable terms to Spectrum than other financing alternatives.

                               Trust securities include the preferred securities being sold to the public and common securities being sold to Spectrum.
                               Spectrum Capital Trust I will use the proceeds from the sale
                               of the trust securities to buy the    % junior subordinated
                               debentures due            , 2029 from Spectrum with the same
                               payment terms as the preferred securities.

Quarterly Distributions Are
  Payable to You on the
  Preferred Securities.......  The distributions payable on each preferred security will:

                               - be fixed and accumulate at a rate per year of    %;
                               - accrue from the date of issuance of the preferred
                               securities; and
                               - be payable after each calendar quarter on the 15(th) day of January, April, July, and October of each year that the preferred securities are outstanding, beginning on October
                                 15, 1999.

Spectrum and Spectrum Capital
  Trust I Have Rights to
  Defer Distributions to You
  on the Preferred
  Securities.................  Spectrum Capital Trust I will defer distributions on the preferred securities if Spectrum defers interest payments on the junior subordinated debentures. Spectrum generally has the right, if not in default, to defer interest payments on the junior subordinated debentures at one or more times for up to 20 consecutive quarters. During any deferral period, you will still accrue unpaid distributions at the annual
                               rate of    %, plus you will earn interest at the annual rate
                               of    %, compounded quarterly, on any unpaid distributions.

You Will Still Be Taxed Even
  If Distributions on the
  Preferred Securities Are
  Deferred...................  If distributions on the preferred securities are deferred, you will also be required to accrue interest income and
                               include it in your gross income for United States federal
                               income tax purposes for as long as the junior subordinated debentures remain outstanding, even if you are a cash basis taxpayer. For further information on deferrals and their tax consequences, see "Risk Factors -- Distributions on the
                               preferred securities may be deferred; you may have to
                               include interest in your taxable income before you receive cash," "Description of Junior Subordinated Debentures --
                               Option to Extend Interest Payment Period" and "Material
                               Federal Income Tax Consequences -- Interest Income and
                               Original Issue Discount."

You Will Be Required to Sell
  Your Preferred Securities
  to Spectrum Capital Trust I
  When the Junior
  Subordinated Debentures
  Mature or If They Are
  Prepaid....................  The junior subordinated debentures will mature on
                                            , 2029. You will be required to sell your
                               preferred securities to Spectrum Capital Trust I upon the
                               stated maturity date of the junior subordinated debentures or earlier if they are prepaid. In the case of prepayment of the junior subordinated debentures, Spectrum Capital Trust I will redeem your preferred securities on the date of payment of the junior subordinated debentures.

If the Junior Subordinated
  Debentures Are Prepaid,
  Your Preferred Securities
  Will Be Redeemed...........  If Spectrum obtains any required regulatory approval,
                               Spectrum may prepay:

                               - all or some of the junior subordinated debentures on or
                               after       , 2004; or
                               - all of the junior subordinated debentures at any time upon events occurring which may have a significant adverse effect on Spectrum's benefits of having the preferred securities
                                 outstanding.

                               Upon any prepayment of the junior subordinated debentures, your preferred securities will be redeemed for $10 per
                               preferred security plus any accrued and unpaid distributions to the date of redemption. For further information on
                               redemptions, see "Description of the Preferred Securities --
                               Redemption -- Mandatory and Optional Rights of Spectrum" and
                               "Description of Junior Subordinated Debentures --
                               Redemption."

At Its Option, Spectrum May
  Require You to Exchange
  Your Preferred Securities
  for its Junior Subordinated
  Debentures.................  Spectrum has the right at any time to terminate Spectrum
                               Capital Trust I and distribute the junior subordinated
                               debentures to you in exchange for your preferred securities.
                               However, Spectrum must receive prior approval of the Federal
                               Reserve and pay the creditors of Spectrum Capital Trust I.
                               Upon a termination of Spectrum Capital Trust I, you will
                               receive junior subordinated debentures in exchange for the same principal amount of your holdings in preferred
                               securities. For further information concerning distribution of the junior subordinated debentures, see "Description of the Preferred Securities -- Distribution of Junior
                               Subordinated Debentures." If the junior subordinated
                               debentures are distributed, Spectrum will use its best
                               efforts to list them on the American Stock Exchange or the
                               Nasdaq National Market in place of the preferred securities but there is no assurance that the listing will occur or
                               that the junior subordinated debentures will be marketable.

Your Preferred Securities Are
  Fully and Unconditionally
  Guaranteed by Spectrum on a
  Subordinated Basis.........  Spectrum will fully, irrevocably and unconditionally guarantee Spectrum Capital Trust I's obligations under the preferred securities on a subordinated basis.

                               If Spectrum does not make a payment on the junior
                               subordinated debentures, Spectrum Capital Trust I will not have sufficient funds to make payments on the preferred
                               securities. The preferred securities guarantee does not
                               cover payments when Spectrum Capital Trust I does not have sufficient funds. In the case of insufficient funds, you may proceed directly against Spectrum for payment of principal and interest on the junior subordinated debentures.

                               For further information concerning the preferred securities guarantee of Spectrum, see "Description of Preferred
                               Securities Guarantee."

Your Preferred Securities
  Rank Lower in Payment
  Compared to Other
  Obligations of Spectrum....  Spectrum's obligations under its preferred securities guarantee and the junior subordinated debentures are
                               unsecured and rank junior in right of payment to all current and future senior and subordinated debt of Spectrum. In
                               addition, because Spectrum is a multibank holding company, all existing and future liabilities of Spectrum's
                               subsidiaries will rank prior to all obligations of Spectrum relating to the preferred securities and the junior
                               subordinated debentures. There is no limit on the amount of other preferred securities or other junior subordinated
                               debentures of Spectrum that may be issued in the future.
                               Future issuances of this type will rank equally with
                               Spectrum's obligations under the junior subordinated
                               debentures and its preferred securities guarantee. The
                               preferred securities will generally rank equally and
                               payments on them will be made proportionately, with the
                               common securities of Spectrum Capital Trust I, which will be held by Spectrum.

You Will Have Limited Voting
  Rights.....................  As a holder of preferred securities, you have limited voting rights. These rights relate only to the termination of
                               Spectrum Capital Trust I and removal of the property trustee and the indenture trustee of Spectrum Capital Trust I. See
                               "Description of the Preferred Securities -- Voting Rights;
                               Amendment of the Trust Agreement."

Certificates Will Not Be
  Issued to You..............  You will not receive a certificate for your preferred securities. Instead, the preferred securities will be
                               deposited with and registered in the name of The Depository
                               Trust Company or its nominee.

American Stock Exchange
  Listing....................  The preferred securities have been approved for trading on the American Stock Exchange under the trading symbol
                               SBK.Pr.A.

Use of Proceeds of Sale of
  the Preferred Securities...  The proceeds of the sale of the preferred securities will be invested by Spectrum Capital Trust I in the junior
                               subordinated debentures. The net proceeds to Spectrum from the sale of junior subordinated debentures will be used to repay all of its outstanding holding company debt which was
                               $11,695,000 as of June 30, 1999, with the remainder to be
                               used for general corporate purposes. Pending their
                               application, the net proceeds may be invested in
                               certificates of deposit or short-term, marketable,
                               investment grade interest-bearing securities. See "Use of
                               Proceeds."

                                  RISK FACTORS

    You should carefully read the following risk factors and other sections of this prospectus before purchasing any preferred securities.

RISK FACTORS RELATING TO THE PREFERRED SECURITIES

    IF SPECTRUM DOES NOT MAKE PAYMENTS UNDER THE JUNIOR SUBORDINATED DEBENTURES, SPECTRUM CAPITAL TRUST I WILL BE UNABLE TO PAY DISTRIBUTIONS AND LIQUIDATION AMOUNTS AND THE PREFERRED SECURITIES GUARANTEE WILL NOT APPLY.

    The ability of Spectrum Capital Trust I to pay distributions and the liquidation amount of $10 per preferred security is solely dependent upon the ability of Spectrum to make the related payments on the junior subordinated debentures when due. If Spectrum defaults on its obligation to pay principal or interest on the junior subordinated debentures, Spectrum Capital Trust I will not have sufficient funds to pay distributions or the liquidation amount. In that case, you will not be able to rely upon the preferred securities guarantee for payment of these amounts because the preferred securities guarantee only applies if Spectrum makes a payment of principal or interest on the junior subordinated debentures. For more information on Spectrum's obligations under the preferred securities guarantee and the junior subordinated debentures, see "Description of Junior Subordinated Debentures -- Subordination of Junior Subordinated Debentures to Senior and Subordinated Debt of Spectrum" and "Description of Preferred Securities Guarantee -- Status of Preferred Securities Guarantee."

    IF THE SUBSIDIARY BANKS ARE UNABLE TO PAY SUFFICIENT DIVIDENDS TO SPECTRUM, THEN SPECTRUM LIKELY WILL BE UNABLE TO MAKE PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES THEREBY LEAVING INSUFFICIENT FUNDS FOR SPECTRUM CAPITAL TRUST I TO MAKE PAYMENTS TO YOU ON THE PREFERRED SECURITIES.

    Spectrum's ability to pay interest and principal on the junior subordinated debentures to Spectrum Capital Trust I depends upon the cash dividends Spectrum receives from its subsidiary banks. The investment in these banks constitutes most of Spectrum's assets. Dividend payments from the banks to Spectrum are subject to, among other things:

    - regulatory limitations, generally based on current and retained earnings and capital maintenance requirements, imposed by various bank regulatory agencies;

    - profitability, financial condition and capital expenditures and other cash flow requirements of the banks; and

    - prior claims of creditors of the banks.

    DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED; YOU MAY HAVE TO INCLUDE INTEREST IN YOUR TAXABLE INCOME AND PAY TAX ON THE INTEREST BEFORE YOU ACTUALLY RECEIVE THE CASH PAYMENT.

    It is possible that you will not receive cash distributions on your preferred securities for one or more periods of up to five years. If this occurs, you will still be required to include accrued interest in your income for United States federal income tax purposes before you actually receive the cash distributions.

    Spectrum has the right, at one or more times, to defer interest payments on the junior subordinated debentures for up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. This right exists only if no event of default under the junior subordinated debentures has occurred and is continuing. If Spectrum exercises this right, Spectrum Capital Trust I would defer distributions on the preferred securities during any deferral period. However, you would still accrue the right to unpaid
distributions at the annual rate of   % of the liquidation amount of $10 per
preferred security, plus you will earn interest at the annual rate of   %,
compounded quarterly, on any unpaid distributions.

    During a deferral period and for as long thereafter as the junior subordinated debentures remain outstanding, you will be required to accrue interest income, as original issue discount, for United States federal income tax purposes in respect of your pro rata share of the junior subordinated debentures held by Spectrum Capital Trust I. As a result, you must include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving cash. You will also not receive the cash distributions related to any accrued and unpaid interest from Spectrum Capital Trust I if you sell the preferred securities before the end of any deferral period. While Spectrum will take the position that original issue discount will not arise before any first deferral period, it is possible that all interest on the junior subordinated debentures would be required to be accounted for as original issue discount. In these circumstances, stated interest would not separately be reported as taxable income. See "Material Federal Income Tax Consequences" for more information regarding the tax consequences of the preferred securities.

    THE MARKET PRICE OF THE PREFERRED SECURITIES IS LIKELY TO DECLINE IF SPECTRUM DEFERS PAYMENT ON THE JUNIOR SUBORDINATED DEBENTURES.

    Spectrum has no current intention of exercising its right to defer interest payments on the junior subordinated debentures. However, if Spectrum exercises its right in the future, the market price of the preferred securities is likely to be adversely affected. If you sell the preferred securities during an interest deferral period, you may not receive the same return on your investment as someone else who continues to hold the preferred securities.


    YOU ARE SUBJECT TO RISK THAT YOUR PREFERRED SECURITIES WILL NOT BE OUTSTANDING FOR THIRTY YEARS DUE TO TAX OR REGULATORY EVENTS THAT MAY TRIGGER THE REDEMPTION OF THE JUNIOR SUBORDINATED DEBENTURES BY SPECTRUM AND PREPAYMENT OF THE PREFERRED SECURITIES PRIOR TO THE STATED MATURITY DATE PREVENTING YOU FROM ACHIEVING YOUR ANTICIPATED RATE OF RETURN DUE TO THE POSSIBLE UNAVAILABILITY OF COMPARABLE INVESTMENT OPPORTUNITIES.



    You are subject to prepayment risk of your preferred securities, making a potential long-term investment a much shorter term one without penalty to Spectrum or Spectrum Capital Trust I. If prepayment occurs, you may not be able to reinvest in securities that would produce a rate of return comparable to the return that you would achieve if the preferred securities remain outstanding for thirty years. Although the junior subordinated debentures have a stated maturity
date of              , 2029, they may be redeemed by Spectrum prior to maturity which would cause an early redemption of the preferred securities, as follows:


    - In whole or in part, beginning on              , 2004, at the option of
      Spectrum.

    - In whole upon a change in the federal tax laws or a change in the interpretation of the tax laws by the courts or the IRS, which would result in a risk that (1) Spectrum Capital Trust I may be subject to federal income tax, (2) interest paid by Spectrum on the junior subordinated debentures will not be deductible by Spectrum for federal income tax purposes, or (3) Spectrum Capital Trust I is or will be subject to more than a minimal amount of other taxes or governmental charges. From time to time, the Clinton Administration has proposed tax law changes that would, among other things, generally deny interest deductions to a corporate issuer if the debt instrument has a term exceeding 15 years and if the debt instrument is not reflected as indebtedness on the issuer's consolidated balance sheet. For further information, see "Material Federal Income Tax Consequences."

    - In whole upon a change in the laws or regulations to the effect that Spectrum Capital Trust I is or will be considered to be a registered investment company.

    - In whole upon a change in the laws or regulations if there is a risk that Spectrum will not be able to treat all or a substantial portion of the preferred securities as core capital for purposes of capital adequacy guidelines of the Federal Reserve.

    The exercise of these redemption rights is subject to Spectrum having received prior approval of the Federal Reserve, if required. For further information concerning tax or regulatory events that may trigger redemption of the junior subordinated debentures and prepayment of the preferred securities, see "Description of the Preferred Securities -- Redemption -- Mandatory and Optional Rights of Spectrum."

    SPECTRUM'S OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES ARE UNSECURED AND WILL RANK JUNIOR IN PRIORITY OF PAYMENT TO SPECTRUM'S SENIOR AND SUBORDINATED DEBT, WHICH GENERALLY INCLUDES INDEBTEDNESS, LIABILITIES OR OBLIGATIONS OF SPECTRUM, CONTINGENT OR OTHERWISE.

    At March 31, 1999, the aggregate amount of Spectrum's senior and subordinated debt was $59,621,000. Spectrum's obligations under the junior subordinated debentures will also be effectively subordinated to all existing and future liabilities and obligations of its subsidiaries, including its subsidiary banks.

    For more information on Spectrum's obligations under the preferred securities guarantee and the junior subordinated debentures, see "Description of Junior Subordinated Debentures -- Subordination of Junior Subordinated Debentures to Senior and Subordinated Debt of Spectrum" and "Description of Preferred Securities Guarantee -- Status of Preferred Securities Guarantee."

    DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED SECURITIES MAY DECREASE THE MARKET VALUE OF THE INVESTMENT SINCE IT WILL NOT BE IN THE FORM OF PREFERRED SECURITIES.

    Your investment in the preferred securities may decrease in value if the junior subordinated debentures are distributed to you. The financial markets are accustomed to the investment in the form of preferred securities. Spectrum cannot predict the liquidity or market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the preferred securities you hold pending such a distribution, may trade at a discount to the price that you paid to purchase the preferred securities. If the junior subordinated debentures are distributed, Spectrum will use its best efforts to list them on the American Stock Exchange or the Nasdaq National Market in place of the preferred securities.

    Under "Material Federal Income Tax Consequences -- Distribution of Junior Subordinated Debentures to Holders of Preferred Securities" there is information regarding United States federal income tax consequences of a distribution of the junior subordinated debentures.

    YOU MAY NOT BE ABLE TO DIRECTLY ENFORCE RIGHTS AGAINST SPECTRUM IF AN EVENT OF DEFAULT OCCURS.

    If an event of default under the junior subordinated debentures occurs and is continuing, this event will also be an event of default under the preferred securities. In that case, the holders of the preferred securities would rely on the enforcement by the property trustee of its rights as holder of the junior subordinated debentures against Spectrum. The holders of a majority in liquidation amount of the preferred securities will have the right to direct the property trustee to enforce its rights. If the property trustee does not enforce its rights any record holder may take action directly against Spectrum to enforce the property trustee's rights. If a default under the preferred securities occurs that is attributable to Spectrum's failure to pay interest or principal on the junior subordinated debentures, a record holder of the preferred securities may proceed directly against Spectrum. The holders of preferred securities will not be able to exercise directly any other remedies available to the holders of the junior subordinated debentures unless the property trustee fails to do so. See "Description of the Preferred Securities -- Events of Default; Notice" and "Description of Junior Subordinated Debentures -- Indenture Events of Default" for more information on your rights if an event of default occurs.

    LIMITED COVENANTS RELATING TO THE PREFERRED SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES DO NOT PROTECT YOU.

    The covenants in the governing documents relating to the preferred securities and the junior subordinated debentures are limited. As a result, the governing documents do not protect you in the event of an adverse change in Spectrum's financial condition or results of operations. Nor do the governing instruments limit the ability of Spectrum or any of its subsidiaries to incur additional debt. You should not consider any limitations found in the governing documents to be a significant factor in evaluating whether Spectrum will be able to comply with its obligations under the junior subordinated debentures or the preferred securities guarantee.

    AS A HOLDER OF PREFERRED SECURITIES YOU WILL HAVE LIMITED VOTING RIGHTS.

    These rights relate only to the modification of the preferred securities and removal of the property and indenture trustees of Spectrum Capital Trust I upon a limited number of events. You will not have any voting rights regarding Spectrum or the administrative trustees. See "Description of the Preferred Securities -- Voting Rights; Amendment of the Trust Agreement" for more information on your limited voting rights.

    SELLING THE PREFERRED SECURITIES BETWEEN RECORD DATES MAY RESULT IN TAX LIABILITY TO YOU.

    The preferred securities may trade at a price that does not reflect the value of accrued but unpaid interest on the underlying junior subordinated debentures. If you dispose of your preferred securities between record dates for payments on the preferred securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest on the junior subordinated debentures allocable to the preferred securities through the date of disposition in your income as ordinary income. If interest on the junior subordinated debentures is included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying junior subordinated debentures deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest included in your income, you could recognize a capital loss which cannot be applied to offset ordinary income for federal income tax purposes, subject to exceptions. See "Material Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Preferred Securities" for more information on possible adverse tax consequences to you.

    THE PRICE OF YOUR PREFERRED SECURITIES COULD DECREASE IF THE PUBLIC MARKET IS LIMITED.


    Although the preferred securities have been approved for listing on the American Stock Exchange, there can be no assurance that an active and liquid trading market for the preferred securities will develop or be sustained due to a possible limited number of owners of the preferred securities or lack of interest by persons who may want to trade the preferred securities. An inactive or illiquid trading market could adversely affect the price of your preferred securities.


RISK FACTORS RELATING TO SPECTRUM

    IF SPECTRUM'S ALLOWANCE FOR LOAN LOSSES IS NOT ADEQUATE TO COVER ACTUAL LOSSES, SPECTRUM'S EARNINGS COULD DECREASE.

    Spectrum faces the risk that the allowance for loan losses may not be adequate to cover actual losses, and future provisions for loan losses could materially and adversely affect results of operations. The inability of borrowers to repay loans can erode earnings and capital of banks. Like all financial institutions, Spectrum maintains an allowance for loan losses to provide for loan defaults and nonperformance. The loan losses allowance is based on prior experience with loan losses, as well as an evaluation of the risks in the current portfolio and commitments to extend credit, and is maintained at a level considered adequate by management to absorb anticipated losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond management's control, and these losses may exceed current estimates.

    State and federal regulatory agencies, as an integral part of their examination process, review Spectrum's loans and its allowance for loan losses. Management believes that Spectrum's allowance for loan losses is adequate to cover anticipated losses. There can be no assurance, however, that management will not determine a need to further increase the allowance for loan losses or that regulators, when reviewing Spectrum's loan portfolios in the future, will not require Spectrum to increase this allowance, either of which could adversely affect Spectrum's earnings. Further, there can be no assurance that Spectrum's actual loan losses will not exceed its allowance for loan losses. For further information on loan allowances, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    IF ECONOMIC CONDITIONS IN SPECTRUM'S PRIMARY MARKET AREA DETERIORATE, SPECTRUM'S REVENUES COULD DECREASE.

    Spectrum's financial results may be adversely affected by changes in prevailing economic conditions in the midwest, including declines in real estate values, rapid changes in interest rates, adverse employment conditions and the monetary and fiscal policies of the federal government. At March 31, 1999, Spectrum had $276,533,000 of commercial and agricultural loans representing 64.4% of total loans. Changes in any of the prevailing economic conditions in South Dakota, southern Iowa and northern Missouri could adversely affect borrowers' abilities to repay commercial and agricultural loans. At March 31, 1999, Spectrum had $88,732,000 of loans secured by real estate. Declines in real estate values could adversely affect the amount realized by Spectrum in the event of a loan default and subsequent foreclosure. In addition, substantially all of the loans of Spectrum are to individuals and businesses in non-metropolitan areas. There can be no assurance that positive trends or developments discussed in this prospectus will continue or that negative trends or developments will not have a significant adverse effect on Spectrum.

    A DECREASE IN INTEREST RATE SPREADS WOULD HAVE A NEGATIVE EFFECT ON THE NET INTEREST INCOME AND PROFITABILITY OF SPECTRUM, AND THERE CAN BE NO ASSURANCE THAT A DECREASE WILL NOT OCCUR.

    Spectrum's profitability is in part a function of the spread between the interest rates earned on assets and the interest rates paid on deposits and other interest-bearing liabilities. Although management believes that the maturities of Spectrum's assets are moderately balanced in relation to maturities of liabilities, this balance involves estimates as to how changes in the general level of interest rates will impact the yields earned on assets and the rates paid on liabilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Net Interest Income" and "-- Liquidity -- Asset/Liability Management" for further discussion of the impact of interest rates on Spectrum.

    SPECTRUM FACES SIGNIFICANT COMPETITION WHICH MAY NEGATIVELY IMPACT EARNINGS.

    Spectrum competes for loans and deposits with other local, regional and national commercial banks, savings banks, savings and loan associations, finance companies, money market funds, brokerage houses, credit unions and nonfinancial institutions, many of which have substantially greater financial resources than Spectrum. In addition, interstate banking is permitted in South Dakota, Iowa and Missouri. As a result, management believes that Spectrum may experience greater competition in its market areas that may negatively impact interest margins and its ability to grow.

    IF THE COMPUTER SYSTEMS OF SPECTRUM OR ITS SUPPLIERS AND CUSTOMERS DO NOT TIMELY BECOME YEAR 2000 COMPLIANT, SPECTRUM MAY BE ADVERSELY AFFECTED.


    Spectrum faces a significant business issue regarding how existing application software programs and operating systems can accommodate the date value for the year 2000. Many existing software application products, including software application products used by Spectrum and its suppliers and customers, were designed to accommodate only a two-digit date value, which represents the year. Such products may recognize a date using "00" as the year 1900 rather than 2000. This faulty recognition could result in a system failure, disruption of operations, or inaccurate information or calculations. The interruption to Spectrum's business could be substantial if its current computer service provider fails in efforts to assist Spectrum in becoming year 2000 compliant. In addition, failure by suppliers and customers of Spectrum to modify and convert their own computer systems could have a significant adverse effect on the suppliers' or customers' operations and profitability, thus inhibiting their ability to provide services or repay loans to Spectrum. As a practical matter, Spectrum will unlikely be able to accumulate information on its suppliers' and customers' year 2000 programs to assess the impact on Spectrum. For further information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Compliance."

    SINCE APPROXIMATELY HALF OF THE OFFERING PROCEEDS WILL NOT BE PUT TO IMMEDIATE USE, SPECTRUM'S MANAGEMENT WILL HAVE BROAD DISCRETION TO USE THE PROCEEDS FOR GENERAL CORPORATE PURPOSES WHICH MAY NOT RESULT IN THE MAXIMUM RETURN OR BE IN YOUR BEST INTERESTS.



    Spectrum will receive $18,900,000 in net proceeds from the sale of its junior subordinated debentures, after deducting estimated underwriting commissions and expenses payable by Spectrum. After the anticipated repayment of holding company debt of $11,695,000, Spectrum's management will have broad discretion to allocate the remaining net proceeds to uses it believes are appropriate and in the best interests of Spectrum's common stockholders. See "Use of Proceeds" for the application of proceeds. The amount and timing of the allocations will depend on a number of factors, including Spectrum's and its subsidiary banks' capital requirements, and will have a direct effect on Spectrum's growth, earnings and ability to make payments on the junior subordinated debentures.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table presents selected consolidated financial data for Spectrum for each of the years in the five-year period ended June 30, 1998 and for the nine-month periods ended March 31, 1999 and 1998. The data set forth below as of, and for the nine-month periods ended March 31, 1999 and 1998 is unaudited and, in the opinion of management of Spectrum, reflects all adjustments considered necessary for a fair presentation of the results for such interim periods. The interim results are not necessarily indicative of results which may be expected for future periods, including the year ending June 30, 1999. The data set forth below includes the accounts of American Federal Bank, fsb, Madison, South Dakota from May 31, 1996, the date of acquisition of American Federal, and the accounts of First Savings and Loan Association of South Dakota, Aberdeen, South Dakota, from March 27, 1998, the date of acquisition of First Savings. The completed acquisitions were accounted for under the purchase method of accounting. The following table should be read in conjunction with the consolidated financial statements of Spectrum and the notes thereto appearing elsewhere in this prospectus and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The merger of Spectrum and its affiliated entities on May 31, 1999 has been accounted for at historical cost in a manner similar to a pooling-of-interests combination and, accordingly, the consolidated financial statements prior to the combination have been restated to include the accounts and results of operations of Spectrum. The Selected Consolidated Financial Data below takes into account this restatement.

                                    AT OR FOR THE NINE
                                       MONTHS ENDED
                                        MARCH 31,                  AT OR FOR THE YEAR ENDED JUNE 30,
                                   --------------------  -----------------------------------------------------
                                     1999       1998       1998       1997       1996       1995       1994
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)
CONSOLIDATED STATEMENT OF INCOME:
Interest income..................  $  33,768  $  31,187  $  41,905  $  37,144  $  29,197  $  25,080  $  20,037
Interest expense.................     17,406     16,098     21,760     18,531     14,196     11,983      8,255
Net interest income..............     16,362     15,089     20,145     18,613     15,001     13,097     11,782
Provision for loan losses........        882      1,105      1,374      1,233      2,541        667        461
Other income.....................      4,753      2,863      4,574      3,582      2,945      2,258      1,976
Other expenses...................     11,936     10,031     14,074     13,302     10,635      9,778      9,050
Income taxes.....................      2,985      2,266      3,124      2,266      1,691      1,725      1,429
Minority interest in earnings of
  subsidiaries...................        264        233        312        261        248        182        199
Net income.......................      5,048      4,317      5,835      5,133      2,831      3,003      2,619

PER COMMON SHARE DATA:
Earnings per share...............  $   68.79  $   58.52  $   79.15  $   69.34  $   36.81  $   39.20  $   33.85
Cash dividends...................       1.05          0          0          0          0          0          0
Tangible book value per
  share(1).......................     445.13     354.59     376.67     315.30     237.17     204.05     156.72

CONSOLIDATED BALANCE SHEET:
Assets...........................    593,937    541,277    548,077    487,619    423,539    339,391    297,549
Loans, net of unearned fees(2)...    435,549    390,557    408,470    360,904    296,168    231,911    194,511
Allowance for loan losses........      5,970      5,357      5,599      5,404      4,790      2,599      2,132
Deposits.........................    489,544    446,519    450,790    399,178    357,489    301,883    262,481
Nonperforming assets.............      7,392      7,535      8,109      7,068      2,934      1,996        595
Stockholders' equity.............     36,387     30,119     31,548     26,242     20,803     19,084     15,871

                                    AT OR FOR THE NINE
                                       MONTHS ENDED
                                        MARCH 31,                  AT OR FOR THE YEAR ENDED JUNE 30,
                                   --------------------  -----------------------------------------------------
                                     1999       1998       1998       1997       1996       1995       1994
                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)
KEY RATIOS(3):
Net interest margin(4)...........       4.12%      4.27%      4.22%      4.49%      4.55%      4.47%      4.67%
Return on average assets.........       1.17       1.12       1.12       1.14       0.79       0.94       0.95
Return on average stockholders'
  equity.........................      19.71      20.66      20.40      22.76      14.33      17.10      17.80
Nonperforming loans to total
  loans..........................       1.67       1.88       1.96       1.92       0.85       0.83       0.25
Loan charge-offs to average
  loans..........................       0.16       0.60       0.45       0.19       0.26       0.10       0.13
Allowance for loan losses to
  total loans....................       1.37       1.37       1.37       1.50       1.62       1.12       1.10
Allowance for loan losses to
  nonperforming loans............      81.89      72.95      69.93      77.84     189.55     135.72     431.58
Core risk-based capital..........       8.03       7.58       7.55       7.30       6.74       5.88       7.68
Total risk-based capital.........       9.28       8.83       8.80       8.55       7.99       6.75       8.80
Leverage ratio...................       6.01       5.43       5.58       5.40       5.24       5.58       5.30
Stockholders' equity to assets...       6.13       5.56       5.76       5.38       4.91       5.62       5.33

RATIO OF EARNINGS TO FIXED
  CHARGES(5)
Including interest on deposits...       1.46x      1.41x      1.41x      1.40x      1.31x      1.38x      1.47x
Excluding interest on deposits...       3.99x      3.35x      3.37x      3.70x      3.42x      4.97x      6.49x

------------

(1) Stockholders equity less preferred stock less cost in excess of net assets acquired, divided by period end shares outstanding of common stock.

(2) Before allowance for loan losses.

(3) The ratios for the nine months ended March 31, 1999 and 1998 have been annualized and are not necessarily indicative of the results for the entire year.

(4) On a tax equivalent basis.

(5) The ratio of earnings to fixed charges is computed by dividing (x) the sum of income before income taxes and fixed charges by (y) fixed charges. Fixed charges consist of interest on borrowings, amortization of debt expense, implicit interest on leases and dividends on Spectrum's series 1 and 2 preferred stock.

                             CAUTIONARY STATEMENTS

    Statements which are not historical facts contained in this prospectus are forward-looking statements that involve risks and uncertainties that could cause actual results to differ from projected results. Factors that could cause actual results to differ materially include the factors discussed in "Risk Factors" as well as continued success of Spectrum's expansion strategy, general economic conditions, economic conditions in Spectrum's market area, the monetary policy of the Federal Reserve, changes in interest rates, inflation, and changes in the state and federal regulatory regime applicable to Spectrum's and its banks' operations.

    Information included in this prospectus includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, will, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this prospectus constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

                                USE OF PROCEEDS


    All of the proceeds from the sale of preferred securities will be invested by Spectrum Capital Trust I in the junior subordinated debentures of Spectrum. The net proceeds to Spectrum from the sale of the junior subordinated debentures, after deducting estimated underwriting commissions and offering expenses, will be $18,900,000 or $21,788,000 if the underwriters' over-allotment option is exercised in full. Spectrum intends to use its net proceeds to repay all of its outstanding holding company debt which bears interest at an indexed rate which averaged 7.68% during fiscal 1999 and matures on July 31, 2001. The balance of this outstanding debt was $11,695,000 as of June 30, 1999. The remaining proceeds will be used for general corporate purposes. These purposes may include possible future acquisitions, purchase and construction of future branch bank locations and additional capital contributions to Spectrum's banks. Although Spectrum engages from time to time in acquisition negotiations, it currently has no agreement in principle to make any acquisition. Pending their application, the net proceeds may be invested in certificates of deposit, loan participations, or short-term, marketable, investment grade interest-bearing securities.


    Spectrum is required by the Federal Reserve to maintain defined levels of capital for bank regulatory purposes. In 1996, the Federal Reserve announced that qualifying amounts of securities having the characteristics of the preferred securities could be included as core capital for bank holding companies subject to limited exceptions. See "Capitalization." This capital treatment, together with Spectrum's ability to deduct, for federal income tax purposes, interest payable on the junior subordinated debentures, will provide Spectrum with a cost-effective means of obtaining capital for bank regulatory purposes.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, Spectrum Capital Trust I will be treated as a subsidiary of Spectrum and, accordingly, the accounts of Spectrum Capital Trust I will be included in the Consolidated Financial Statements of Spectrum. The preferred securities will be presented as a separate line item in the consolidated balance sheets of Spectrum under the caption "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures," and appropriate disclosures about the preferred securities, the preferred securities guarantee of Spectrum and the junior subordinated debentures will be included in the Notes to Consolidated Financial Statements. For financial reporting purposes, Spectrum will record distributions payable on the preferred securities as interest expense in the consolidated statements of income.

    Future reports of Spectrum filed under the Securities Exchange Act of 1934, as amended will include a footnote to the consolidated financial statements stating that:

    - Spectrum Capital Trust I is wholly-owned;

    - the sole assets of Spectrum Capital Trust I are the junior subordinated debentures and specifying the principal amount, interest rate and maturity date of the junior subordinated debentures; and

    - the obligations of Spectrum described in this prospectus, in the aggregate, constitute a full, irrevocable and unconditional guarantee on a subordinated basis by Spectrum of the obligations of Spectrum Capital Trust I under the preferred securities. Spectrum Capital Trust I will not provide separate reports under the Securities Exchange Act.


    No separate financial statements of Spectrum Capital Trust I have been included in this prospectus. Spectrum and Spectrum Capital Trust I do not consider that financial statements of Spectrum Capital Trust I would be material to holders of the preferred securities because Spectrum Capital Trust I is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as assets the junior subordinated debentures of Spectrum and issuing the preferred securities. Spectrum and Spectrum Capital Trust I are not seeking a "no action" request from the SEC with respect to staff accounting bulletin No. 53, based upon a review of "no action" positions taken by the staff of the SEC under similar circumstances, an analysis of the staff's position set forth in its proposing Release No. 34-41118 and the fact that Spectrum Capital Trust I has no independent operations. It is the SEC's current position that staff accounting bulletin No. 53 treatment is only available upon application to the SEC. The SEC has given Spectrum and Spectrum Capital Trust I no assurance that it will not recommend enforcement action if Spectrum Capital Trust I does not provide separate reports under the Securities Exchange Act. For more information, see "Description of the Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Preferred Securities Guarantee."

                                 CAPITALIZATION

    The following table sets forth the unaudited consolidated capitalization of Spectrum as of March 31, 1999 and as adjusted to give effect to the issuance of the preferred securities by Spectrum Capital Trust I in this offering and the use of net proceeds as described in "Use of Proceeds."


                                                                               MARCH 31, 1999
                                                                         ---------------------------
                                                                            ACTUAL       AS ADJUSTED
                                                                         ------------    -----------
                                                                           (DOLLARS IN THOUSANDS)
Borrowings:
  Securities sold under agreements to repurchase......................    $    19,301      $ 19,301
  Federal Home Loan Bank borrowings...................................         28,500        28,500
  Notes payable.......................................................    $    11,820(1)          0
                                                                         ------------    -----------
      Total borrowings................................................    $    59,621      $ 47,801
                                                                         ------------    -----------
                                                                         ------------    -----------
Company obligated mandatorily redeemable preferred securities of
  subsidiary trust holding solely junior subordinated debentures(2)...    $         0      $ 20,000
                                                                         ------------    -----------
                                                                         ------------    -----------
Stockholders' equity:
  Preferred stock, $100.00 par value; 500,000 shares authorized serial preferred stock -- 9,000 shares of Series 1 8% non-voting
    cumulative preferred; 8,000 shares of Series 2 10% non-voting
    non-cumulative preferred; issued and outstanding..................    $     1,700      $  1,700
  Common stock, $1.00 par value; 1,000,000 shares authorized; 71,727
    shares issued and outstanding.....................................             72            72
  Additional paid-in capital..........................................          1,659         1,659
  Retained earnings...................................................         32,609        32,609
  Accumulated other comprehensive income..............................            347           347
                                                                         ------------    -----------
      Total stockholders' equity......................................    $    36,387      $ 36,387
                                                                         ------------    -----------
                                                                         ------------    -----------
Capital ratios(3):
  Leverage ratio(4)...................................................           6.01%         7.96%
  Core capital to risk-weighted assets(5).............................           8.03         10.64
  Total risk-based capital to risk-weighted assets....................           9.28         13.57


------------

(1) The notes payable were $11,695,000 as of June 30, 1999. The notes will be paid in their entirety with proceeds of this offering.


(2) The subsidiary trust is Spectrum Capital Trust I, a wholly-owned subsidiary of Spectrum that will hold, as its sole assets, $20,618,000 principal amount of junior subordinated debentures, of which $20,000,000 will be purchased with the proceeds of the preferred securities issued by Spectrum Capital Trust I. The remaining $618,000 of junior subordinated debentures will be purchased with the proceeds of the common securities issued by Spectrum Capital Trust I. Spectrum will own all of the common securities. See "Description of Junior Subordinated Debentures" and "Description of the Preferred Securities." The junior subordinated debentures will mature on
                , 2029, which date may be shortened to a date not earlier than , 2004 upon meeting conditions in the indenture relating to the junior subordinated debentures. The preferred securities are subject to mandatory redemption upon repayment of the junior subordinated debentures at maturity or their earlier redemption in an amount equal to the amount of junior subordinated debentures maturing or being redeemed at a redemption price equal to the aggregate liquidation amount of the preferred securities, plus accumulated and unpaid distributions thereon to the date of redemption. See "Description of the Preferred Securities -- Redemption -- Mandatory and Optional Rights of Spectrum" and "Description of Junior Subordinated Debentures -- Redemption."

(3) The capital ratios, as adjusted, are computed including the estimated net proceeds from the sale of the preferred securities, in a manner consistent with Federal Reserve guidelines.

(4) The leverage ratio is core capital divided by average quarterly assets, after deducting intangible assets and net deferred tax assets in excess of regulatory maximum limits.


(5) Federal Reserve guidelines for calculation of core capital to risk-weighted assets limit the amount of cumulative preferred stock which can be included in core capital to 25% of total core capital. A portion of the preferred securities offered hereby, $12,404,000, will be included as core capital for Spectrum, and the remaining $7,596,000 will be included as total capital for Spectrum. Spectrum's series 1 cumulative preferred stock of $900,000 also will be included in total capital.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS ENVIRONMENT AND RISK FACTORS

    The following discussion should be read in conjunction with the consolidated financial statements and related notes included in this prospectus. Spectrum's future operating results may be affected by various trends and factors which are beyond Spectrum's control. These include the factors set forth in "Risk Factors" and "Cautionary Statements." Accordingly, past results and trends may not be reliable indicators of future results or trends. With the exception of historical information, the matters discussed below include forward-looking statements that involve risks and uncertainties. Spectrum cautions readers that a number of important factors discussed below could affect Spectrum's actual results and cause actual results to differ materially from those in the forward-looking statements.


RECENT OPERATING RESULTS



    The following summary of financial results for fiscal 1999 are unaudited.



    During the quarter ended June 30, 1999, Spectrum's loans and assets continued to grow as in each of the past five years. Net new loans for the quarter were $37,376,000 bringing the total net new loans to $64,455,000 for the year. Total loans at year-end 1999 increased to $472,925,000 compared to $408,470,000 at June 30, 1998. Spectrum's total assets at June 30, 1999 were $611,241,000 compared to total assets of $548,077,000 at June 30, 1998. The total allowance for loan losses at June 30, 1999 was $6,020,000 or 1.27% of total loans compared to $5,599,000 or 1.37% of total loans at June 30, 1998. This increase was due primarily to the net new loans added during the year, and is in accordance with Spectrum's methodology designed to identify losses inherent in the existing loan portfolio and commitments to extend credit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Allowance for Loan Losses."



    Spectrum had net income of $6,846,000 for the year ended June 30, 1999 compared to $5,835,000 for 1998. Return on average equity for 1999 was 19.69% compared to 20.40% for 1998, while return on average assets was 1.17% compared to 1.12% in 1998. Net interest income for 1999 was $22,704,000 compared to $20,145,000 for 1998 with net interest margin for 1999 decreasing slightly to 4.20% compared to 4.22% for 1998. Other income for 1999 was $6,273,000 compared to $4,574,000 for 1998, an increase of $1,699,000 which resulted primarily from the net gains from sale of loans. Stockholders' equity increased to $37,197,000 at June 30, 1999 from $31,548,000 at June 30, 1998. Nonperforming assets at June 30, 1999 decreased to $6,719,000 from $8,109,000 at June 30, 1998.


THE MERGER

    On May 31, 1999, Decatur Corporation became the surviving corporation in a merger of its affiliated bank holding companies, Spectrum Bancorporation, Inc. and Rushmore Financial Services, Inc. Decatur then changed its name to Spectrum Bancorporation, Inc. but retained its Iowa charter to facilitate acquisitions within that state. Management does not expect the merger to have a material effect on the business or earnings of Spectrum. The merger has been accounted for at historical cost in a manner similar to a pooling-of-interests combination and, accordingly, the consolidated financial statements prior to the combination have been restated to include the accounts and results of operations of Spectrum.

    Prior to the combination, Decatur's fiscal year ended December 31 and the fiscal year of Spectrum Bancorporation, Inc. and its wholly-owned subsidiary, Rushmore Financial Services, Inc., ended June 30. In recording the combination, the related financial statements for the twelve months ended June 30, 1998 were combined with Spectrum Bancorporation, Inc.'s financial statements for the same period. For previous periods, Decatur's fiscal years ended December 31, 1997, 1996, 1995 and 1994 were combined with Spectrum Bancorporation, Inc.'s fiscal years ended June 30, 1997, 1996, 1995 and 1994. An adjustment has been made to stockholders' equity as of June 30, 1998, to eliminate the effect of including Decatur's results of operations for the six months ended December 31, 1997, in both the years ended June 30, 1998 and 1997. Spectrum's fiscal year ends June 30. References in this prospectus to the first nine months ended March 31 refer to the nine-month period from July 1 to March 31 of the following calendar year.

RECENT ACQUISITIONS

    Effective March 27, 1998, Spectrum acquired all of the outstanding shares of First Savings & Loan Association of South Dakota, Inc., Aberdeen, South Dakota. First Savings was merged into F&M Bank, a subsidiary bank of Spectrum. Assets of $16,999,000, loans, net of unearned fees, of $14,016,000, and deposits of $14,085,000 were acquired in connection with the merger.

    On May 31, 1996, Spectrum acquired all of the outstanding shares of Am-First Financial Corporation. Am-First owned 100% of the outstanding stock of American Federal Bank, fsb, Madison, South Dakota. American Federal was merged into F&M Bank. Assets of $56,429,000, loans, net of unearned fees, of $29,338,000, and deposits of $45,206,000 were acquired in connection with the merger.

RESULTS OF OPERATIONS

  GENERAL

    Net income for the nine-month period ended March 31, 1999, was $5,048,000 compared to net income of $4,317,000 for the nine-month period ended March 31, 1998. Net income for the year ended June 30, 1998, was $5,835,000 compared to net income of $5,133,000 for the year ended June 30, 1997, and compared to net income of $2,831,000 for the year ended June 30, 1996. The net income for the year ended June 30, 1996, was negatively impacted by a high provision for loan losses of $2,541,000 primarily associated with the bankruptcy reorganization of an entity which serviced loans and leases for three of Spectrum's subsidiary banks.

    During the nine-month period ended March 31, 1999, on an annualized basis, Spectrum's return on average assets was 1.17% compared to 1.12% for March 31, 1998. For the years ended June 30, 1998, 1997 and 1996, the return on average assets was 1.12%, 1.14% and 0.79%. During the nine-month period ended March 31, 1999, on an annualized basis, Spectrum's return on average stockholders equity was 19.71%, compared to 20.66% for March 31, 1998. For the years ended June 30, 1998, 1997 and 1996, the return on average stockholders' equity was 20.40%, 22.76% and 14.33%.

  NET INTEREST INCOME

    Net interest income represents the amount by which interest income on interest-earning assets, including loans and securities, exceeds interest paid on interest-bearing liabilities, including deposits and other borrowed funds. Net interest income is the principal source of Spectrum's earnings. Interest rate fluctuations, as well as changes in the amount and type of interest-earning assets and interest-bearing liabilities, combine to affect net interest income.

    The following tables present the average balances of Spectrum for the nine-month periods ended March 31, 1999 and 1998 and indicate the interest earned or paid on each major category of interest-earning assets and interest-bearing liabilities on a fully taxable-equivalent basis assuming a 34% tax rate, and the average rates earned or paid on each major category. This analysis details the contribution of interest-earning assets and the overall impact of the cost of funds on net interest income.

                                                            NINE-MONTH PERIOD ENDED MARCH 31,
                                           --------------------------------------------------------------------
                                                         1999                               1998
                                           ---------------------------------  ---------------------------------
                                                      INTEREST                           INTEREST
                                            AVERAGE    INCOME/                 AVERAGE    INCOME/
                                            BALANCE    EXPENSE   YIELD/ RATE   BALANCE    EXPENSE   YIELD/ RATE
                                           ---------  ---------     -----     ---------  ---------     -----
                                                                  (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Loans, net of unearned fees(1).........  $ 418,435  $  28,094        8.95%  $ 373,995  $  26,339        9.39%
  Investment securities:
    Taxable..............................     84,343      4,009        6.34      70,514      3,422        6.47
    Tax exempt (tax equivalent)..........     11,618        711        8.16      11,416        714        8.34
  Federal funds sold.....................     23,494      1,196        6.79      23,011        955        5.53
                                           ---------  ---------               ---------  ---------
      Total interest-earning assets......  $ 537,890  $  34,010        8.43%  $ 478,936  $  31,430        8.75%
                                           ---------                          ---------
                                           ---------                          ---------

INTEREST-BEARING LIABILITIES:
  Demand, savings and money market
    deposits.............................  $ 145,818  $   2,952        2.70%  $ 120,017  $   2,664        2.96%
  Time deposits..........................    277,903     11,913        5.72     249,960     10,783        5.75
                                           ---------  ---------               ---------  ---------
      Total interest-bearing deposits....    423,721     14,865        4.68%    369,977     13,447        4.85%
  Federal Home Loan Bank borrowings,
    Federal funds purchased and
    securities sold under agreements to
    repurchase...........................     45,657      1,868        5.46      45,339      1,949        5.73
  Notes payable..........................     12,591        673        7.13      13,119        702        7.13
                                           ---------  ---------               ---------  ---------
      Total interest-bearing
        liabilities......................  $ 481,969  $  17,406        4.82%  $ 428,435  $  16,098        5.01%
                                           ---------  ---------               ---------  ---------
                                           ---------                          ---------
  Net interest income....................             $  16,604                          $  15,332
                                                      ---------                          ---------
                                                      ---------                          ---------
  Interest rate spread(2)................                              3.61%                              3.74%
  Net interest margin(3).................                              4.12%                              4.27%
Ratio of average interest-bearing
  liabilities to average interest-earning
  assets.................................      89.60%                             89.46%

------------

(1) Nonaccrual loans are included in the Average Balance columns, and income recognized on these loans, if any, is included in the Interest Income/Expense columns. Interest income on loans includes fees on loans, which are not material in amount.

(2) The interest rate spread is the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) The net interest margin is equal to net interest income divided by average interest-earning assets, on an annualized basis.

    Net interest income on a tax-equivalent basis for the nine months ended March 31, 1999 was $16,604,000, an increase of $1,272,000 or 8.30% from net interest income of $15,332,000 for the first nine months of 1998. Interest income for the first nine months of 1999 was $34,010,000, an increase of $2,580,000, or 8.20% from interest income of $31,430,000 for the first nine months of 1998. The interest income increase is primarily due to higher average balances of interest-earning assets, some of which were a result of the acquisition of First Savings. Average interest-earning assets for the first nine months of 1999 were $537,890,000, an increase of $58,954,000 or 12.31% from average interest-earning assets of $478,936,000 for the first nine months of 1998. The average yield on interest-earning assets decreased to 8.43% for the nine months ended March 31, 1999 from 8.75% for the comparable period in 1998. The primary reason for the decrease in the net interest margin during 1999 is that Spectrum's loans are repricing at lower rates as they mature. For the nine months ended March 31, 1999, average loan rates dropped to 8.95% from 9.39% for the nine months ended March 31, 1998.

    Net interest expense for the nine months ended March 31, 1999 was $17,406,000, an increase of $1,308,000, or 8.13% from net interest expense of $16,098,000 for the first nine months of 1998. The increase in average balances of certificates of deposit to $277,903,000 for the nine months ended March 31, 1999 from $249,960,000 for the comparable period in 1998 was due primarily to core growth at Spectrum's subsidiary banks and made up much of the increased interest expense.

    The cost of interest-bearing liabilities for the nine months ended March 31, 1999 was 4.82% compared to 5.01% for the same period ended March 31, 1998, and, when combined with noninterest-bearing deposits, the cost of funds for the nine months ended March 31, 1999 was 4.37% compared to 4.48% for March 31, 1998.

    While the overall cost of interest-bearing liabilities was lower, it could not compensate for the decline in the average yield on earning assets. As a result of these factors, net interest margin, on a tax-equivalent basis, decreased to 4.12% from 4.27%.

    The following table presents the average balances of Spectrum for each of the last three fiscal years and indicates the interest earned or paid on each major category of interest-earning assets and interest-bearing liabilities on a fully taxable-equivalent basis, assuming a 34% tax rate, and the average rates earned or paid on each major category. This analysis details the contribution of interest-earning assets and the overall impact of the cost of funds on net interest income.

                                                                  YEAR ENDED JUNE 30,
                                               ---------------------------------------------------------
                                                          1998                          1997
                                               ---------------------------   ---------------------------
                                                         INTEREST                      INTEREST
                                               AVERAGE    INCOME/   YIELD/   AVERAGE    INCOME/   YIELD/
                                               BALANCE    EXPENSE    RATE    BALANCE    EXPENSE    RATE
                                               --------  ---------  ------   --------  ---------  ------
                                                                (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Loans, net of unearned fees(1)(2)..........  $380,681   $ 35,414   9.30%   $324,076   $ 30,839   9.52%
  Investment securities:
    Taxable..................................    73,250      4,542   6.20%     76,290      4,961   6.50%
    Tax exempt (tax equivalent)..............    11,720        964   8.23%     10,408        936   8.99%
  Federal funds sold.........................    19,604      1,313   6.70%     10,661        726   6.81%
                                               --------  ---------           --------  ---------
      Total interest-earning assets..........  $485,255   $ 42,233   8.70%   $421,435   $ 37,462   8.89%
                                               --------                      --------
                                               --------                      --------

INTEREST-BEARING LIABILITIES:
  Demand, savings and money market
    deposits.................................  $122,747   $  3,622   2.95%   $105,482   $  3,137   2.97%
  Time deposits..............................   253,690     14,548   5.73%    223,980     12,854   5.74%
                                               --------  ---------           --------  ---------
      Total interest-bearing deposits........   376,437     18,170   4.83%    329,462     15,991   4.85%
  Federal Home Loan Bank borrowings, federal
    funds purchased and securities sold under
    agreements to repurchase.................    45,509      2,591   5.69%     30,991      1,682   5.43%
  Notes payable..............................    12,681        999   7.88%     12,979        858   6.61%
                                               --------  ---------           --------  ---------
      Total interest-bearing liabilities.....  $434,627   $ 21,760   5.01%   $373,432   $ 18,531   4.96%
                                               --------  ---------           --------  ---------
                                               --------                      --------

  Net interest income........................             $ 20,473                      $ 18,931
                                                         ---------                     ---------
                                                         ---------                     ---------
  Interest rate spread(3)....................                        3.69%                         3.93%
  Net interest margin(4).....................                        4.22%                         4.49%

Ratio of average interest-bearing liabilities
  to average interest-earning assets.........     89.57%                        88.61%


                                                          1996
                                               ---------------------------
                                                         INTEREST
                                               AVERAGE    INCOME/   YIELD/
                                               BALANCE    EXPENSE    RATE
                                               --------  ---------  ------

INTEREST-EARNING ASSETS:
  Loans, net of unearned fees(1)(2)..........  $248,637   $ 23,861   9.60%
  Investment securities:
    Taxable..................................    68,450      4,108   6.00%
    Tax exempt (tax equivalent)..............     8,333        700   8.40%
  Federal funds sold.........................     9,193        766   8.33%
                                               --------  ---------
      Total interest-earning assets..........  $334,613   $ 29,435   8.80%
                                               --------
                                               --------
INTEREST-BEARING LIABILITIES:
  Demand, savings and money market
    deposits.................................  $ 95,977   $  3,140   3.27%
  Time deposits..............................   170,399      9,497   5.57%
                                               --------  ---------
      Total interest-bearing deposits........   266,376     12,637   4.74%
  Federal Home Loan Bank borrowings, federal
    funds purchased and securities sold under
    agreements to repurchase.................    15,295        890   5.82%
  Notes payable..............................    10,720        669   6.24%
                                               --------  ---------
      Total interest-bearing liabilities.....  $292,391   $ 14,196   4.86%
                                               --------  ---------
                                               --------
  Net interest income........................             $ 15,239
                                                         ---------
                                                         ---------
  Interest rate spread(3)....................                        3.94%
  Net interest margin(4).....................                        4.55%
Ratio of average interest-bearing liabilities
  to average interest-earning assets.........     87.38%

------------

(1) The data includes the accounts of American Federal from May 31, 1996, the date of acquisition of American Federal, and those of First Savings from March 27, 1998, the date of acquisition of First Savings. The completed acquisitions were accounted for under the purchase method of accounting.

(2) Nonaccrual loans are included in the Average Balance columns and income recognized on these loans, if any, is included in the Interest Income/Expense columns. Interest income on loans includes fees on loans, which are not material in amount.

(3) The interest rate spread is the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(4) The net interest margin is equal to net interest income divided by average interest-earning assets.

    Net interest income, on a tax-equivalent basis, was $20,473,000 for the year ended June 30, 1998, an increase of $1,542,000 from $18,931,000 in 1997. This increase resulted primarily from an increase of $63,820,000 in average interest-earning assets to $485,255,000 for the year ended June 30, 1998 from $421,435,000 in 1997. The majority of the asset growth was due to growth in the loan portfolio. Average loans increased $56,605,000 to $380,681,000 for the year ended June 30, 1998 from $324,076,000 in 1997.

    Interest expense increased $3,229,000 to $21,760,000 for the year ended June 30, 1998 from $18,531,000 in 1997. The cost of interest-bearing liabilities for the year ended June 30, 1998 was 5.01% compared to 4.96% in 1997. When combined with noninterest-bearing deposits, the cost of funds was 4.26% for the year ended June 30, 1998 compared to 4.22% in 1997. The average balance of Federal Home Loan Bank borrowings, federal funds purchased, and securities sold under agreements to repurchase increased to $45,509,000 in 1998, an increase of $14,518,000 from $30,991,000 in 1997. This source was used to supplement core deposits in funding the loan growth.

    As a result of these factors, net interest margin, on a tax-equivalent basis, decreased to 4.22% for the year ended June 30, 1998 compared to 4.49% for the year ended June 30, 1997.

    Net interest income, on a tax-equivalent basis, was $18,931,000 for the year ended June 30, 1997, an increase of $3,692,000 from $15,239,000 in 1996. This increase resulted primarily from an increase of $86,822,000 in average interest-earning assets to $421,435,000 for the year ended June 30, 1997 from $334,613,000 in 1996. The majority of the asset growth was due to growth in the loan portfolio. Average loans increased $75,439,000 to $324,076,000 for the year ended June 30, 1997 from $248,637,000 in 1996.

    Interest expense increased $4,335,000 to $18,531,000 for the year ended June 30, 1997 from $14,196,000 in 1996. The cost of interest-bearing liabilities for the year ended June 30, 1997 was 4.96% compared to 4.86% in 1996. When combined with non-interest-bearing deposits, the cost of funds was 4.07% for the year ended June 30, 1996. The average balances of Federal Home Loan Bank borrowings, federal funds purchased, and securities sold under agreements to repurchase increased to $30,991,000 in 1997, an increase of $15,696,000 from $15,295,000 in
1996. This source also was used to supplement core deposits in funding loan growth.

    Net interest margin, on a tax-equivalent basis, decreased to 4.49% for the year ended June 30, 1997 compared to 4.55% for the year ended June 30, 1996.

    The following table presents the changes in the components of net interest income and identifies the portion of each change due to differences in the average volume of interest-earning assets and interest-bearing liabilities and the portion of each change due to the average rate on those assets and liabilities. The changes in interest due to both volume and rate changes in the table have been allocated to volume or rate change in proportion to the absolute dollar amounts of the change in each.

                                               NINE-MONTH PERIOD ENDED MARCH
                                                     31, 1999 VS. 1998                  1998 VS. 1997
                                               ------------------------------   ------------------------------
                                                    INCREASE (DECREASE)              INCREASE (DECREASE)
                                                     DUE TO CHANGES IN:               DUE TO CHANGES IN:
                                               ------------------------------   ------------------------------
                                                VOLUME       RATE      TOTAL     VOLUME       RATE      TOTAL
                                               ---------   --------   -------   ---------   --------   -------
                                                                       (IN THOUSANDS)
Interest-earning assets:
  Loans, net of unearned fees................   $  3,025   $ (1,270)  $ 1,755    $  5,273   $   (698)  $ 4,575
Investment Securities:
  Taxable....................................        657        (70)      587        (195)      (224)     (419)
  Tax exempt (tax equivalent)................         13        (16)       (3)        112        (84)       28
Federal funds sold...........................         21        220       241         599        (12)      587
                                               ---------   --------   -------   ---------   --------   -------
    Total interest income....................      3,716     (1,136)    2,580       5,789     (1,018)    4,771
                                               ---------   --------   -------   ---------   --------   -------
Interest-bearing liabilities:
  Demand, savings and money market
    deposits.................................        534       (246)      288         509        (24)      485
  Time deposits..............................      1,207        (77)    1,130       1,704        (10)    1,694
                                               ---------   --------   -------   ---------   --------   -------
    Total interest-bearing deposit expense...      1,741       (323)    1,418       2,213        (34)    2,179
Federal Home Loan Bank borrowings, federal
  funds purchased and securities sold under
  agreements to repurchase...................          7        (88)      (81)        823         86       909
Notes payable................................        (20)        (9)      (29)        (20)       161       141
                                               ---------   --------   -------   ---------   --------   -------
    Total interest expense...................      1,728       (420)    1,308       3,016        213     3,229
                                               ---------   --------   -------   ---------   --------   -------
Increase (decrease) in net interest income...   $  1,988   $   (716)  $ 1,272    $  2,773   $ (1,231)  $ 1,542
                                               ---------   --------   -------   ---------   --------   -------
                                               ---------   --------   -------   ---------   --------   -------


                                                      1997 VS. 1996
                                               ----------------------------

                                                   INCREASE (DECREASE)
                                                    DUE TO CHANGES IN:
                                               ----------------------------
                                                VOLUME      RATE     TOTAL
                                               ---------   ------   -------

Interest-earning assets:
  Loans, net of unearned fees................   $  7,181   $ (203)  $ 6,978
Investment Securities:
  Taxable....................................        495      358       853
  Tax exempt (tax equivalent)................        184       52       236
Federal funds sold...........................        112     (152)      (40)
                                               ---------   ------   -------
    Total interest income....................      7,972       55     8,027
                                               ---------   ------   -------
Interest-bearing liabilities:
  Demand, savings and money market
    deposits.................................         36      (39)       (3)
  Time deposits..............................      3,013      344     3,357
                                               ---------   ------   -------
    Total interest-bearing deposit expense...      3,049      305     3,354
Federal Home Loan Bank borrowings, federal
  funds purchased and securities sold under
  agreements to repurchase...................        854      (62)      792
Notes payable................................        148       41       189
                                               ---------   ------   -------
    Total interest expense...................      4,051      284     4,335
                                               ---------   ------   -------
Increase (decrease) in net interest income...   $  3,921   $ (229)  $ 3,692
                                               ---------   ------   -------
                                               ---------   ------   -------

  PROVISION FOR LOAN LOSSES

    The amount of the provision for loan losses is based on a quarterly or a more frequent evaluation of the loan portfolio, especially nonperforming and other potential problem loans. During these evaluations, consideration is given to such factors as: management's evaluation of specific loans; the level and composition of nonperforming loans; historical loss experience; results of examinations by regulatory agencies; expectations of future economic conditions and their impact on particular industries and individual borrowers; the market value of collateral; the strength of available guarantees; concentrations of credits; and other judgmental factors. In addition, an unaffiliated company selected by Spectrum performs loan review services on an annual basis.

    The provision for loan losses for the nine-month period ended March 31, 1999, was $882,000 compared to $1,105,000 for the nine-month period ended March 31, 1998. This represents a decrease of $223,000, or 20.18%. The provision for loan losses for the year ended June 30, 1998, was $1,374,000, compared to $1,233,000 for the previous year. The provision in 1997 represented a decrease of $1,308,000, or 51.48%, from the 1996 provision. This decrease was primarily due to an extraordinarily large provision in 1996 which resulted from the bankruptcy of an unaffiliated company which originated and serviced pools of purchased leases for three of Spectrum's subsidiary banks, and many other non-affiliated purchasers.

  OTHER INCOME

    The following table presents Spectrum's other income for the indicated periods.

                                                                    NINE-MONTH PERIOD
                                                                     ENDED MARCH 31,           YEAR ENDED JUNE 30,
                                                                   --------------------  -------------------------------
                                                                     1999       1998       1998       1997       1996
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                      (IN THOUSANDS)
Service charges and other fees...................................  $   1,804  $   1,580  $   2,126  $   1,919  $   1,667
Net gains from sale of loans.....................................      1,674        135        803        303        314
Gain (loss) on securities, net...................................        (15)       179        179        259        239
Other income.....................................................      1,290        969      1,466      1,101        725
                                                                   ---------  ---------  ---------  ---------  ---------
  Total other income.............................................  $   4,753  $   2,863  $   4,574  $   3,582  $   2,945
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

    During the nine-month period ended March 31, 1999, total other income increased to $4,753,000 from $2,863,000 for the nine months ended March 31, 1998 due primarily to increases in mortgage loan originations and sales and fees for customer services. Net gains from the sale of loans arise when the subsidiary banks originate loans and sell them in the secondary market with servicing released. For this they receive a fee that is realized immediately into income. Other income for the year ended June 30, 1998 increased to $4,574,000 compared to $3,582,000 in 1997, an increase of $992,000 due primarily to increased income from mortgage loan origination and increased other operating income including fees from the sales of credit life insurance. Spectrum's experience is that the volume of mortgage loan originations increases as interest rates decrease. Management does not expect this level of increase in net gains from sale of loans to continue. Other income for the year ended June 30, 1997 compared to 1996 increased by $637,000, primarily due to increases in service charges and other fees.

  OTHER EXPENSES

    The following table presents Spectrum's other expenses for the indicated periods.

                                                                  NINE-MONTH
                                                                 PERIOD ENDED
                                                                  MARCH 31,              YEAR ENDED JUNE 30,
                                                             --------------------  -------------------------------
                                                               1999       1998       1998       1997       1996
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                (IN THOUSANDS)
Salaries and employee benefits.............................  $   6,150  $   5,664  $   7,854  $   7,157  $   5,610
Occupancy expense, net.....................................        755        655        804        992        688
Data processing............................................        611        635        717        795        691
Other expenses.............................................      4,420      3,077      4,699      4,358      3,646
                                                             ---------  ---------  ---------  ---------  ---------
    Total other expense....................................  $  11,936  $  10,031  $  14,074  $  13,302  $  10,635
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

    Other expenses increased $1,905,000, or 18.99%, to $11,936,000 during the first nine months of 1999 from $10,031,000 during the first nine months of 1998, primarily as a result of costs associated with establishing an in-house data center which is located at F&M Bank in Watertown, South Dakota. Other expenses increased $771,000, or 5.80%, to $14,074,000 in 1998 from $13,302,000 in 1997, primarily due to increases in salaries and benefits. Other expenses increased $2,667,000, or 25.08%, in 1997 from $10,635,000 in 1996, primarily due to increases in salaries and benefits.

    Salaries and employee benefits rose $485,000, or 8.56%, to $6,150,000 for the nine-month period ended March 31, 1999, from $5,664,000 for the corresponding period of 1998. Salaries and benefits rose $697,000, or 9.74%, to $7,854,000 in 1998 from $7,157,000 in 1997. Salaries and employee benefits increased $1,547,000, or 27.58%, to $7,157,000 in 1997 from $5,610,000 in 1996.
The increases in salaries were due to Spectrum's continuing growth and the entering of new markets with its existing subsidiary banks through branching as well through acquisitions in 1996 and 1998.

    Net occupancy expense increased $100,000, or 15.27%, to $755,000 for the nine-month period ended March 31, 1999 from $655,000 for the nine-month period ending March 31, 1998. Net occupancy expense decreased $188,000, or 18.95%, to $804,000 in 1998 from $992,000 in 1997. Net occupancy expense increased $304,000, or 44.19%, to $992,000 in 1997 from $688,000 in 1996. Net occupancy expenses increased in the nine-month period ended March 31, 1999 due to the acquisition of First Savings, Aberdeen, South Dakota and costs associated with the construction of a new facility in Leon, Iowa. Net occupancy costs decreased in 1998 as efficiencies were realized from the prior year's acquisition of American Federal in Madison, South Dakota. Net occupancy costs increased in 1997 due to the acquisition of American Federal.

    Data processing costs decreased $24,000, or 3.78% to $611,000 for the nine-month period ended March 31, 1999, from $635,000 during the first nine months of 1998. Data processing expense decreased $78,000, or 9.8%, to $717,000 from $795,000 in 1997. Data processing expense increased $104,000, or 15.05%, to $795,000 in 1997 from $691,000 in 1996. Data center costs increased minimally in the nine-month period ended March 31, 1999 even though an in-house data center was created which services all of Spectrum's subsidiary banks. Cost changes in prior fiscal years are a reflection of normal processing costs along with one time shares related to conversions of acquired institutions in 1996 and 1998.

    Other operating expenses include, among many other items, equipment expense, postage, due from bank account charges, armored car and courier fees, travel and entertainment, advertising, regulatory examination fees, directors' fees, dues and subscriptions, and FDIC insurance premiums. These expenses increased $1,343,000, or 43.65%, to $4,420,000 for the first nine months of 1999 from
$3,077,000 for the first nine months of 1998. These expenses increased $341,000, or 7.82%, to $4,699,000 during 1998 from $4,358,000 during 1997. Other operating expenses increased $712,000, or 19.53% to $4,358,000 in 1997 from $3,646,000 in
1996. Other operating expenses increased for the nine-month period ended March 31, 1999 due to a number of factors. Even though data processing expense did not increase substantially, costs associated with the start up of the data center impacted other operating expenses as well. Communication expense increased substantially from the prior nine-month period as Spectrum's implemented a frame relay system. Also for retrieval purposes Spectrum kept the prior data processing system online until December 31, 1998 causing a duplication of certain expenses including telephone expense. In addition, Citizens Bank, Mt. Ayr began construction of an 8,265 square foot facility in Leon, Iowa in this period.

  FEDERAL INCOME TAX

    Spectrum's consolidated income tax rate varies from statutory rates principally due to interest income from tax-exempt securities. The provision for income taxes increased by $719,000 to $2,985,000 for the nine months ended March 31, 1999 from $2,266,000 for the nine months ended March 31, 1998, reflecting the increase of income before taxes for the period. Spectrum's recorded income tax expenses totaled $3,124,000 in 1998 and $2,266,000 in 1997, and $1,691,000
in 1996.

ANALYSIS OF FINANCIAL CONDITION

  LOAN PORTFOLIO

    Total loans, net of unearned fees, increased $27,079,000, or 6.63%, to $435,549,000 at March 31, 1999, from $408,470,000 at June 30, 1998. Total loans, net of unearned fees, increased $47,566,000, or 13.18%, at June 30, 1998, from $360,904,000 at June 30, 1997.

    Spectrum's subsidiary banks primarily make installment loans to individuals and commercial loans to small to medium-sized businesses and professionals. The subsidiary banks offer a variety of commercial lending products including revolving lines of credit, letters of credit, working capital loans and loans to finance accounts receivable, inventory and equipment. See "Business -- Loans." Typically, the subsidiary banks' commercial loans have floating rates of interest, are for varying terms, generally not exceeding five years, are personally guaranteed by the borrower and are collateralized by accounts receivable, inventory or other business assets.

    The following tables present Spectrum's loan balances at the dates indicated separated by loan type:

                                                     MARCH 31, 1999          JUNE 30, 1998          JUNE 30, 1997
                                                  ---------------------  ---------------------  ---------------------
                                                                        (DOLLARS IN THOUSANDS)
Loans to individuals............................  $   68,541       16.0% $   58,205       14.4% $   54,982       15.5%
Real estate loans...............................      88,732       20.6     129,761       32.2     144,463       40.6
Commercial and agricultural.....................     276,533       64.4     209,387       52.0     152,906       43.0
Other loans.....................................       2,191        0.5      11,531        2.9       8,825        2.5
                                                  ----------  ---------  ----------  ---------  ----------  ---------
    Total face amount of loans..................     435,997      101.5     408,884      101.5     361,176      101.6
Unearned loan fees..............................        (448)      (0.1)       (414)      (0.1)       (272)      (0.1)
                                                  ----------  ---------  ----------  ---------  ----------  ---------
Loans...........................................     435,549      101.4%    408,470      101.4%    360,904      101.5%
Less allowance for loan losses..................      (5,970)      (1.4)     (5,599)      (1.4)     (5,404)      (1.5)
                                                  ----------  ---------  ----------  ---------  ----------  ---------
Net loans.......................................  $  429,579      100.0% $  402,871      100.0% $  355,500      100.0%
                                                  ----------  ---------  ----------  ---------  ----------  ---------
                                                  ----------  ---------  ----------  ---------  ----------  ---------


                                                      JUNE 30, 1996          JUNE 30, 1995          JUNE 30, 1994
                                                  ---------------------  ---------------------  ---------------------
                                                                        (DOLLARS IN THOUSANDS)
Loans to individuals............................  $   61,478       21.1% $   55,077       24.0% $   38,706       20.1%
Real estate loans...............................     107,939       37.0      71,152       31.0      57,806       30.0
Commercial and agricultural.....................     117,758       40.5      96,424       42.1      83,625       43.6
Other loans.....................................       9,065        3.1       9,349        4.1      14,506        7.5
                                                  ----------  ---------  ----------  ---------  ----------  ---------
    Total face amount of loans..................     296,240      101.7     232,002      101.2     194,643      101.2
Unearned loan fees..............................         (72)      (0.1)        (91)      (0.1)       (132)      (0.1)
                                                  ----------  ---------  ----------  ---------  ----------  ---------
Loans...........................................     296,168      101.6%    231,911      101.1%    194,511      101.1%
Less allowance for loan losses..................      (4,790)      (1.6)     (2,599)      (1.1)     (2,132)      (1.1)
                                                  ----------  ---------  ----------  ---------  ----------  ---------
Net loans.......................................  $  291,378      100.0% $  229,312      100.0% $  192,379      100.0%
                                                  ----------  ---------  ----------  ---------  ----------  ---------
                                                  ----------  ---------  ----------  ---------  ----------  ---------

    As of March 31, 1999, loans, net of unearned fees, were $435,549,000, or $27,079,000 greater than loans of $408,470,000 at June 30, 1998. Spectrum's primary category of loans, commercial and agricultural loans, constituting almost two-thirds of loans as of March 31, 1999, trended upward as indicated at the stated dates. At March 31, 1999, agricultural loans totaled $57,403,000. Of this amount, $23,666,000 comprised loans primarily secured by agricultural real estate, and $33,737,000 comprised loans primarily secured by agricultural operating assets. At June 30, 1998, agricultural loans totaled $57,913,000. Of this amount, $21,034,000 comprised loans primarily secured by agricultural real estate, and $36,879,000 comprised loans primarily secured by agricultural operating assets. At June 30, 1997, agricultural loans totaled $50,490,000. Of this amount, $17,646,000 comprised loans primarily secured by agricultural real estate, and $32,844,000 comprised loans primarily secured by agricultural operating assets. Commercial and agricultural loans were $276,533,000 as of March 31, 1999, an increase of $67,146,000 over the $209,387,000 balance as of June 30, 1998.

    In the first quarter of fiscal year 1999, Spectrum converted to a new data processing system at which time over $50,000,000 in commercial real estate loans were reclassified from real estate to commercial loans. The conversion allowed Spectrum to examine the consistency of classifications among its subsidiary banks. This examination led to the reclassification of certain loans at F&M Bank. Primarily as a result of this reclassification, real estate loans were $88,732,000 on March 31, 1999, $41,029,000 less than the June 30, 1998 balance of $129,761,000. Loans as of June 30, 1998 increased by $47,566,000 compared to June 30, 1997, due to greater amounts of commercial loans.

    Loan concentrations are considered to exist when there are amounts loaned to a multiple number of borrowers engaged in similar activities that would cause them to be similarly impacted by economic or other conditions. Spectrum had no concentrations of loans at March 31, 1999, except for those set forth in the above table. Spectrum had no loans outstanding to foreign countries or borrowers headquartered in foreign countries at March 31, 1999.

    Management of Spectrum's subsidiary banks may renew loans at maturity, when requested by a customer whose financial strength appears to support such renewal or when such renewal appears to be in Spectrum's best interest. Spectrum requires payment of accrued interest in such instances and may adjust the rate of interest, require a principal reduction or modify other terms of the loan at the time of renewal.

    Although the risk of non-payment exists for a variety of reasons relating to all loans, other more specific risks are associated with each type of loan. Risks associated with real estate mortgage loans include the borrower's inability to pay and deterioration in value of real estate held as collateral. Several risks are present in construction loans, including economic conditions in the building industry, fluctuating land values, failure of the contractor to complete work and the borrower's inability to repay. Risks associated with commercial and agricultural loans are the quality of the borrower's management and the impact of local economic factors as well as prices received for products. Loans to individuals face the additional risk of a borrower's unemployment as a result of deteriorating economic conditions as well as the personal circumstances of the borrower. Management believes that risk levels associated with the various types of loans are dependent upon the existence of the risks at any particular time, for example, economic conditions in the building industry.

  LOAN MATURITIES

    The following tables present, at March 31, 1999 and June 30, 1998, loans, net of unearned fees, by maturity in each major category of Spectrum's portfolio based on contractual repricing schedules. Actual maturities may differ from the contractual repricing maturities shown below as a result of renewals and prepayments. Loan renewals are evaluated by Spectrum in the same manner as new credit applications. If loans are not repaid upon maturity, these loans are subject to the same credit evaluation and other underwriting criteria as new loan applications, and are subject to new terms and conditions as deemed appropriate by Spectrum's lending personnel.

                                                                         AT MARCH 31, 1999
                                              ------------------------------------------------------------------------
                                                          OVER ONE YEAR THROUGH
                                                                FIVE YEARS            OVER FIVE YEARS
                                                          ----------------------  ------------------------
                                               ONE YEAR                FLOATING                 FLOATING
                                               OR LESS    FIXED RATE     RATE     FIXED RATE      RATE        TOTAL
                                              ----------  -----------  ---------  -----------  -----------  ----------
                                                                           (IN THOUSANDS)
Loans to individuals........................  $   12,747   $  43,558   $   4,329   $   7,907    $       0   $   68,541
Real estate loans...........................      43,244      27,772       1,304      16,303            0       88,623
Commercial and agricultural.................     120,889      83,802      47,089      19,214        5,200      276,194
Other loans.................................         394       1,347         134         316            0        2,191
                                              ----------  -----------  ---------  -----------  -----------  ----------
    Total loans.............................  $  177,274   $ 156,479   $  52,856   $  43,740    $   5,200   $  435,549
                                              ----------  -----------  ---------  -----------  -----------  ----------
                                              ----------  -----------  ---------  -----------  -----------  ----------


                                                                          AT JUNE 30, 1998
                                              ------------------------------------------------------------------------
                                                          OVER ONE YEAR THROUGH
                                                                FIVE YEARS            OVER FIVE YEARS
                                                          ----------------------  ------------------------
                                               ONE YEAR                FLOATING                 FLOATING
                                               OR LESS    FIXED RATE     RATE     FIXED RATE      RATE        TOTAL
                                              ----------  -----------  ---------  -----------  -----------  ----------
                                                                           (IN THOUSANDS)
Loans to individuals........................  $   15,890   $  33,893   $   1,150   $   7,272    $       0   $   58,205
Real estate loans...........................      59,439      41,763       8,081      20,319            0      129,602
Commercial and agricultural.................     110,768      52,822      20,052      20,264        5,226      209,132
Other loans.................................       3,254       6,942         236       1,099            0       11,531
                                              ----------  -----------  ---------  -----------  -----------  ----------
    Total loans.............................  $  189,351   $ 135,420   $  29,519   $  48,954    $   5,226   $  408,470
                                              ----------  -----------  ---------  -----------  -----------  ----------
                                              ----------  -----------  ---------  -----------  -----------  ----------

LOAN REVIEW PROCESS

    Spectrum's subsidiary banks follow both internal and external loan review programs to evaluate the credit risk in their loan portfolios and assess the adequacy of the allowance for loan losses.

    Internally, each bank maintains a classified loan list that, along with the list of non-performing loans discussed below, helps Spectrum management assess the overall quality of the loan portfolio and the adequacy of the allowance for loan losses. The classification categories of substandard, doubtful and loss correspond with those of state and FDIC examiners. Loans classified as "substandard" are those loans with clear and defined weaknesses such as highly leveraged positions, unfavorable financial ratios, uncertain repayment sources or poor financial condition, which may jeopardize repayment. Loans classified as "doubtful" are those loans that have characteristics similar to substandard loans, but also have an increased risk of loss or would require a partial write-off in a liquidation. Although loans classified as substandard do not duplicate loans classified as doubtful, both substandard and doubtful loans may include some loans that are past due at least 90 days, are on nonaccrual status or have been restructured. Loans classified as "loss" are those loans that are in the process of being charged off.

    In addition to the internally classified loans, the subsidiary banks also have a "watch list" of loans that further assists their monitoring of their loan portfolios. A loan is included on the watch list if it demonstrates one or more deficiencies requiring attention in the near term or if the loan's ratios have weakened to a point where more frequent monitoring is warranted. These loans do not have all the characteristics of a classified loan (substandard, doubtful or loss), but do have weakened elements as compared with those of a satisfactory credit. Management of the subsidiary banks reviews these loans to assist in assessing the adequacy of the allowance for loan losses. Substantially all of the loans on the watch list at March 31, 1999, and June 30, 1998, were current and paying in accordance with loan terms. The subsidiary banks have internally conducted reviews of their real estate, commercial and agricultural loan customers to assess credit risk associated with Year 2000 compliance, in accordance with FDIC requirements. At March 31, 1999, such reviews were substantially complete at each bank. Spectrum believes that such credit risk is not material in relation to the banks' overall credit risk. Accordingly, no specific provision has been made to the allowance for loan losses to reflect credit risk associated with Year 2000 compliance.

    Spectrum's external loan review process consists of an intensive, annual on-site review of more than 50% of loans at each subsidiary bank. This review is performed by a non-affiliated regional consulting firm with the assistance of loan officers of Spectrum's affiliate banks, under the supervision of President Daniel A. Hamann. The report of the consulting firm is presented to each bank's management and board of directors for review. The external review is used to supplement and provide a check on the internal review conducted by subsidiary bank management.

  NONPERFORMING LOANS

    Nonperforming loans consist of nonaccrual, past due and restructured loans. A past due loan is an accruing loan that is contractually past due 90 days or more as to principal and/or interest payments. Loans on which management does not expect to collect interest in the normal course of business are placed on nonaccrual or are restructured. When a loan is placed on nonaccrual, any interest previously accrued but not yet collected is reversed against current income unless, in the opinion of management, the outstanding interest remains collectible. Thereafter, interest is included in income only to the extent of cash received. A loan is restored to accrual status when all interest and principal payments are current and the borrower has demonstrated to management the ability to make payments of principal and interest as scheduled.

    A restructured loan is one upon which interest accrues at a below market rate or upon which certain principal has been forgiven so as to aid the borrower in the final repayment of the loan, with any interest previously accrued, but not yet collected, being reversed against current income. Interest is accrued based upon the new loan terms.

    Nonperforming loans are fully or substantially collateralized by assets, with any excess of loan balances over collateral values allocated in the allowance. Assets acquired through foreclosure are carried at the lower of cost or estimated fair value, net of estimated costs of disposal, if any. See "Analysis of Financial Condition -- Other Real Estate and Other Repossessed Assets" below.

    The following table lists nonaccrual, past due and restructured loans and other real estate and other repossessed assets at March 31, 1999, and at year-end for each of the past five years.

                                                                                           JUNE 30,
                                                         MARCH 31,   -----------------------------------------------------
                                                           1999        1998       1997       1996       1995       1994
                                                        -----------  ---------  ---------  ---------  ---------  ---------
                                                                              (DOLLARS IN THOUSANDS)
Nonaccrual loans......................................   $   1,897   $   2,337  $   1,971  $   1,936  $   1,060  $     314
Accruing loans past due over 90 days..................       1,207       1,484        543        340        495        180
Restructured loans....................................       4,186       4,186      4,428        251        360          0
                                                        -----------  ---------  ---------  ---------  ---------  ---------
Total nonperforming loans.............................       7,290       8,007      6,942      2,527      1,915        494
Other real estate and other repossessed assets........         102         102        126        407         81        101
                                                        -----------  ---------  ---------  ---------  ---------  ---------
Total nonperforming assets............................   $   7,392   $   8,109  $   7,068  $   2,934  $   1,996  $     595
                                                        -----------  ---------  ---------  ---------  ---------  ---------
                                                        -----------  ---------  ---------  ---------  ---------  ---------
Ratio of total nonperforming loans to total loans.....        1.67%       1.96%      1.92%      0.85%      0.83%      0.25%
Ratio of total nonperforming assets to total loans
  plus other real estate and other repossessed
  assets..............................................        1.70        1.98       1.96       0.99       0.86       0.31
Ratio of nonperforming assets to total assets.........        1.24        1.48       1.45       0.69       0.59       0.20

    Restructured loans were $4,186,000, $4,186,000 and $4,428,000 at March 31,
1999, June 30, 1998, and June 30, 1997. Included in the category are loans for which the increased provision was taken in 1996. These loans were primarily serviced by a single servicer that declared bankruptcy in 1996. A settlement was reached with the bankruptcy trustee that resulted in a partial charge-off of amounts owing to Spectrum's subsidiary banks, with the remaining balances of $4,186,000 carried at a below-market rate of interest for an eight-year period. These loans begin a two-year principal amortization in 2002 and are scheduled to be completely repaid in 2004. Payments of interest are being received monthly and have been received according to the terms of the settlement since its inception. Payments are current on these loans.

    A potential problem loan is defined as a loan where information about possible credit problems of the borrower is known, causing management to have serious doubts as to the ability of the borrower to comply with the present loan repayment terms and which may result in the inclusion of such loan in one of the nonperforming asset categories. Spectrum does not believe it has any potential problem loans other than those reported in the above table.

  ALLOWANCE FOR LOAN LOSSES

    Implicit in Spectrum's lending activities is the fact that loan losses will be incurred and that the risk of loss will vary with the type of loan being made and the creditworthiness of the borrower over the term of the loan. To reflect the currently perceived risk of loss associated with Spectrum's loan portfolio, additions are made to the allowance for possible loan losses. The allowance is created by direct charges of the provision against income and the allowance is available to absorb realized loan losses.

    The following table presents the provisions, loans charged off and recoveries of loans previously charged off, the amount of the allowance, average loans outstanding and certain pertinent ratios for the nine-month period ended March 31, 1999, and for each of the last five years.

                                                MARCH                            JUNE 30,
                                                 31,     --------------------------------------------------------
                                                 1999       1998           1997        1996      1995      1994
                                               --------  -----------    -----------  --------  --------  --------
                                                                     (DOLLARS IN THOUSANDS)
Average loans outstanding(1).................  $418,435  $   380,681       $324,076  $248,637  $201,849  $169,397
                                               --------  -----------    -----------  --------  --------  --------
                                               --------  -----------    -----------  --------  --------  --------
      Total loans at end of period(1)........  $435,549  $   408,470       $360,904  $296,168  $231,911  $194,511
                                               --------  -----------    -----------  --------  --------  --------
                                               --------  -----------    -----------  --------  --------  --------
Allowance at beginning of period.............  $  5,599  $     5,803(2)    $  4,790  $  2,599  $  2,132  $  1,890
Loans charged off:
  Loans to individuals.......................       157          481            203       550       107        54
  Real estate loans..........................        46           15             23        18        16         5
  Commercial and agricultural loans..........       438        1,013            379       510       214       265
  Other loans................................        17          422            421       451         0         0
                                               --------  -----------    -----------  --------  --------  --------
      Total charge-offs......................       658        1,931          1,026     1,529       337       324
                                               --------  -----------    -----------  --------  --------  --------
Recoveries of loans previously charged off:
  Loans to individuals.......................        57           60             55       414        57        33
  Real estate loans..........................         4            2              2         5        30        11
  Commercial and agricultural loans..........        86          162            350        45        50        61
  Other loans................................         0            0              0       422         0         0
                                               --------  -----------    -----------  --------  --------  --------
      Total recoveries.......................       147          224            407       886       137       105
                                               --------  -----------    -----------  --------  --------  --------
    Net loans charged off....................       511        1,707            619       643       200       219
  Provision for loan losses..................       882        1,374          1,233     2,541       667       461
  Business acquisition.......................         0          129              0       293         0         0
                                               --------  -----------    -----------  --------  --------  --------
Allowance at end of period...................  $  5,970  $     5,599       $  5,404(2) $  4,790 $  2,599 $  2,132
                                               --------  -----------    -----------  --------  --------  --------
                                               --------  -----------    -----------  --------  --------  --------
Net loan charge-offs to average loans........     0.16%        0.45%          0.19%     0.26%     0.10%     0.13%
Allowance to total loans, at end of period...     1.37%        1.37%          1.50%     1.62%     1.12%     1.10%

------------

(1) Net of unearned fees.

(2) Restated balance at end of 1997 does not equal the 1998 beginning balance due to a change in reporting periods. See "-- The Merger."

    The amount of the allowance equals the cumulative total of the provisions made from time to time, reduced by loan charge-offs and increased by recoveries of loans previously charged off. Spectrum's allowance was $5,970,000, or 1.37%, of loans, net of unearned fees, at March 31, 1999. Spectrum's allowance was $5,599,000, or 1.37% of loans, net of unearned fees, at June 30, 1998, compared to $5,404,000, or 1.50% of loans, net of unearned fees, at June 30, 1997, and $4,790,000, or 1.62% of loans, net of unearned fees, at June 30, 1996. See "Provision for Loan Losses."

    Credit and loan decisions are made by management and the board of directors of the subsidiary banks in conformity with loan policies established by their boards of directors. The subsidiary banks' practice is to charge off any loan or portion of a loan when the loan is determined by management to be uncollectable due to the borrower's failure to meet repayment terms, the borrower's deteriorating or deteriorated financial condition, the depreciation of the underlying collateral, the loan's classification as a loss by regulatory examiners or for other reasons. Spectrum charged off $658,000 during the nine months ended March 31, 1999. Recoveries during the first nine months of 1999 were $147,000.

    Foreclosures on defaulted loans result in Spectrum acquiring other real estate and other repossessed assets. Accordingly, Spectrum incurs other expenses, specifically net costs applicable to other real estate and other repossessed assets, in maintaining, insuring and selling such assets. Spectrum's subsidiary banks attempt to convert nonperforming loans into interest-earning assets either through liquidation of the collateral securing the loan or through intensified collection efforts.

    The amount of the allowance is established by bank management based upon estimated risks inherent in the existing loan portfolio. Management reviews the loan portfolio on a continuing basis to evaluate potential problems. This review encompasses management's estimate of current economic conditions and the potential impact on various industries, prior loan loss experience and financial conditions of individual borrowers. Loans that have been specifically identified as problem or nonperforming loans are reviewed on at least a quarterly basis, and management critically evaluates the prospect of ultimate losses arising from such loans, based on the borrower's financial condition and the value of available collateral. When a risk can be specifically quantified for a loan, that amount is specifically allocated in the allowance. In addition, Spectrum allocates the allowance based upon the historical loan loss experience of the different types of loans. Despite such allocation, the entire allowance is available for charge-offs of all loans.

    The following table shows the allocations in the allowance and the respective percentages of each loan category to total loans at March 31, 1999, and at year-end for each of the past five years. Portions of the allowance have been allocated to categories based on an analysis of the status of particular loans and homogenous pools of loans. The allocation table should not be interpreted as an indication of the specific amounts, by loan classification, to be charged to the allowance. Management believes that the table may be a useful device for assessing the adequacy of the allowance as a whole. The table has been derived in part by applying historical loan loss ratios to both internally classified loans and the portfolio as a whole in determining the allocation of the loan losses attributable to each category of loans.

                                                 AT MARCH 31, 1999          AT JUNE 30, 1998          AT JUNE 30, 1997
                                              ------------------------  ------------------------  ------------------------
                                                           PERCENT OF                PERCENT OF                PERCENT OF
                                                            LOANS BY                  LOANS BY                  LOANS BY
                                               AMOUNT OF   CATEGORY TO   AMOUNT OF   CATEGORY TO   AMOUNT OF   CATEGORY TO
                                               ALLOWANCE      LOANS      ALLOWANCE      LOANS      ALLOWANCE      LOANS
                                              -----------  -----------  -----------  -----------  -----------  -----------
                                                                         (DOLLARS IN THOUSANDS)
Loans to individuals........................   $     728         15.7%   $     625         14.2%   $     691         15.2%
Real estate loans...........................         503         20.4          912         31.7          850         40.0
Commercial and agricultural loans...........       4,034         63.4        3,460         51.3        3,248         42.4
Other loans.................................         705          0.5          602          2.8          615          2.4
                                              -----------       -----   -----------       -----   -----------       -----
    Total allowance for loan losses.........   $   5,970        100.0%   $   5,599        100.0%   $   5,404        100.0%
                                              -----------       -----   -----------       -----   -----------       -----
                                              -----------       -----   -----------       -----   -----------       -----

                                                  AT JUNE 30, 1996          AT JUNE 30, 1995          AT JUNE 30, 1994
                                              ------------------------  ------------------------  ------------------------
                                                           PERCENT OF                PERCENT OF                PERCENT OF
                                                            LOANS BY                  LOANS BY                  LOANS BY
                                               AMOUNT OF   CATEGORY TO   AMOUNT OF   CATEGORY TO   AMOUNT OF   CATEGORY TO
                                               ALLOWANCE      LOANS      ALLOWANCE      LOANS      ALLOWANCE      LOANS
                                              -----------  -----------  -----------  -----------  -----------  -----------
                                                                         (DOLLARS IN THOUSANDS)
Loans to individuals........................   $     635         20.8%   $     452         23.7%   $     295         19.9%
Real estate loans...........................         730         36.4          159         30.7          175         29.6
Commercial and agricultural loans...........       3,372         39.7        1,988         41.6        1,662         43.0
Other loans.................................          53          3.1            0          4.0            0          7.5
                                              -----------       -----   -----------       -----   -----------       -----
    Total allowance for loan losses.........   $   4,790        100.0%   $   2,599        100.0%   $   2,132        100.0%
                                              -----------       -----   -----------       -----   -----------       -----
                                              -----------       -----   -----------       -----   -----------       -----

  SECURITIES

    Securities, all of which are classified as available-for-sale and carried at fair value, increased $15,756,000, or 19.82%, to $95,267,000 at March 31, 1999,
from $79,511,000 at June 30, 1998. Securities available-for-sale increased $30,000, or 0.04% from $79,481,000 at June 30, 1997.

    The board of directors of each subsidiary bank reviews all securities transactions monthly and the securities portfolio periodically. Spectrum's current investment policy provides for the purchase of U.S. Treasury securities and federal agency securities having maturities of five years or less. For state, county, municipal and other securities, Spectrum's investment policy allows for the purchase of securities with maturities in excess of ten years. As of March 31, 1999, 86.38% of Spectrum's securities with defined maturities mature in less than ten years.

    As of March 31, 1999, 97.92% of Spectrum's investment portfolio had defined maturities. The investment portfolio with defined maturities were concentrated in the following categories: mortgage backed securities totaled $56,692,000, or 59.51% of the portfolio and other securities totaled $12,048,000, or 12.65% of the portfolio. Approximately 50% of the other category is composed of corporate securities. The remaining 2.08% of Spectrum's investment portfolio is in equity securities which primarily is stock in the Federal Home Loan Bank of Des Moines.

    Certain of Spectrum's securities are pledged to secure public and trust fund deposits and for other purposes required or permitted by law. At March 31, 1999, the book value of U.S. Government and other securities so pledged amounted to $56,216,000, or 59.00% of the total securities portfolio.

    The following table provides the maturity distribution and weighted average interest rates of Spectrum's securities portfolio at March 31, 1999. The yield has been computed by relating the forward income stream on the securities, plus or minus the anticipated amortization of premium or accretion of discount, to the book value of the securities. The book value of available-for-sale securities is their fair value. All securities are held available for sale. The restatement of the yields on tax-exempt securities to a fully taxable-equivalent basis has been computed assuming a tax rate of 34%. The equity securities are primarily composed of stock in the Federal Home Loan Bank of Des Moines. The yield is set quarterly by the Federal Home Loan Bank's board of directors. For the quarter ended March 31, 1999, the yield was 6.25%.

                                                                                      AT MARCH 31, 1999
                                                                       ------------------------------------------------
                                                                                                             WEIGHTED
                                                                       PRINCIPAL   AMORTIZED    ESTIMATED     AVERAGE
TYPE AND MATURITY                                                       AMOUNT       COST      FAIR VALUE      YIELD
---------------------------------------------------------------------  ---------  -----------  -----------  -----------
                                                                                    (DOLLARS IN THOUSANDS)
U.S. Treasury securities:
  Within one year....................................................  $   5,100   $   5,100    $   5,117         5.68%
  After one but within five years....................................      4,900       4,895        4,944         5.59
                                                                       ---------  -----------  -----------
        Total U.S. Treasury securities...............................     10,000       9,995       10,061         5.63
                                                                       ---------  -----------  -----------

Obligations of other U.S. Government agencies and corporations:
  Within one year....................................................      1,032       1,032          998         4.82%
  After one but within five years....................................      3,200       3,199        3,229         5.95
                                                                       ---------  -----------  -----------
        Total obligations of U.S. Government agencies and
          corporations...............................................      4,232       4,231        4,227         5.68
                                                                       ---------  -----------  -----------
Mortgage-backed securities...........................................     56,327      56,304       56,692         6.44
                                                                       ---------  -----------  -----------

Obligations of states and political subdivisions:
  Within one year....................................................        395         585          913         7.00%
  After one but within five years....................................        835       1,040        1,069         7.34
  After five but within ten years....................................      4,087       4,090        4,214         7.96
  After ten years....................................................      3,495       4,063        4,062         7.04
                                                                       ---------  -----------  -----------
        Total obligations of states and political subdivisions.......      8,812       9,778       10,258         7.55
                                                                       ---------  -----------  -----------

Other securities:
  Within one year....................................................        210         705          706         6.35%
  After one but within five years....................................          0         198          198         5.95
  After five but within ten years....................................      1,771       2,408        2,501         5.98
  After ten years....................................................      8,700       8,635        8,643         6.56
                                                                       ---------  -----------  -----------
        Total other securities.......................................     10,681      11,946       12,048         6.42
                                                                       ---------  -----------  -----------
        Total securities with defined maturities.....................     90,052      92,254       93,286         6.42
Equity securities....................................................      1,981       1,981        1,981         6.25
                                                                       ---------  -----------  -----------
        Total securities.............................................  $  92,033   $  94,235    $  95,267         6.42%
                                                                       ---------  -----------  -----------
                                                                       ---------  -----------  -----------

  DEPOSITS

    Total deposits increased $38,754,000, or 8.60%, to $489,544,000 at March 31, 1999, from $450,790,000 at June 30, 1998. The increase in total deposits of $51,612,000, or 12.93%, at June 30, 1998, from $399,178,000 at June 30, 1997, is partly attributable to the purchase of First Savings in March, 1998, which had $14,085,000 in total deposits at the date of acquisition. Total deposits increased $41,689,000, or 11.66%, at June 30, 1997, from $357,489,000 at June
30, 1996.

    The following table presents the average amounts and the average rate paid on deposits of Spectrum for the nine-month period ended March 31, 1999, and for each of the last three years:

                                                                                      YEAR ENDED JUNE 30,
                                        NINE-MONTH         -------------------------------------------------------------------------
                                       PERIOD ENDED
                                      MARCH 31, 1999                1998                     1997                     1996
                                  -----------------------  -----------------------  -----------------------  -----------------------
                                   AVERAGE      AVERAGE     AVERAGE      AVERAGE     AVERAGE      AVERAGE     AVERAGE      AVERAGE
                                    AMOUNT       RATE        AMOUNT       RATE        AMOUNT       RATE        AMOUNT       RATE
                                  ----------  -----------  ----------  -----------  ----------  -----------  ----------  -----------
                                                                        (DOLLARS IN THOUSANDS)
Interest-bearing demand, savings
  and money market deposits.....  $  145,818        2.70%  $  122,747        2.95%  $  105,482        2.97%  $   95,977        3.27%
Time deposits of less than
  $100,000......................     218,054        5.89      202,977        6.29      182,826        6.08      146,671        5.79
Time deposits of $100,000 or
  more..........................      59,849        5.06       50,713        3.55       41,154        4.19       23,728        4.51
                                  ----------               ----------               ----------               ----------
Total interest-bearing
  deposits......................     423,721        4.68      376,437        4.83      329,462        4.85      266,376        4.74
Noninterest-bearing demand
  deposits......................      49,259        0.00       50,165        0.00       49,405        0.00       43,831        0.00
                                  ----------               ----------               ----------               ----------
  Total deposits................  $  472,980        4.19%  $  426,602        4.26%  $  378,867        4.22%  $  310,207        4.07%
                                  ----------               ----------               ----------               ----------
                                  ----------               ----------               ----------               ----------

    The maturity distribution of time deposits of $100,000 or more at March 31, 1999 is presented below:

                                                                                       MARCH 31, 1999
                                                                                    --------------------
                                                                                        (DOLLARS IN
                                                                                         THOUSANDS)
3 months or less..................................................................       $   16,120
Over 3 through 6 months...........................................................           39,629
Over 6 through 12 months..........................................................            9,459
Over 12 months....................................................................            2,211
                                                                                            -------
    Total time deposits of $100,000 or more.......................................       $   67,419
                                                                                            -------
                                                                                            -------

    The subsidiary banks rely to a limited extent on time deposits of $100,000 or more. Time deposits of $100,000 or more are a more volatile funding source than other deposits and are most likely to affect Spectrum's future earnings because of interest rate sensitivity.

  FEDERAL HOME LOAN BANK BORROWINGS

    All of the subsidiary banks are members of the Federal Home Loan Bank. Due to the competitive rates available, each subsidiary bank has utilized Federal Home Loan Bank advances as a source of funding. At March 31, 1999, the subsidiary banks had $28,500,000 in Federal Home Loan Bank advances compared to $24,500,000 at June 30, 1998 and $25,900,000 at June 30, 1997. At March 31,
1999, based on its Federal Home Loan Bank stockholdings, the aggregate unused borrowing capacity of Spectrum was $15,931,000.

    A variety of borrowing terms and maturities can be chosen from the Federal Home Loan Bank. Maturities available range generally from one day to 10 years. Interest rates can be either fixed or variable and prepayment options are available if desired. The Federal Home Loan Bank offers both amortizing and non-amortizing advances. Historically, Federal Home Loan Bank stock has been redeemable at the preset price of $100 per share, its current carrying value, but there can be no assurance that this policy will continue.

LIQUIDITY

  SOURCES OF LIQUIDITY

    Liquidity with respect to a financial institution is the ability to meet its short-term needs for cash without suffering an unfavorable impact on its on-going operations. The need for the subsidiary banks to maintain funds on hand arises principally from maturities of short-term borrowings, deposit withdrawals, customers' borrowing needs and the maintenance of reserve requirements. Liquidity with respect to a financial institution can be met from either assets or liabilities. On the asset side of the balance sheet, the primary sources of liquidity are cash and due from banks, federal funds sold, maturities of securities and scheduled repayments and maturities of loans. The subsidiary banks maintain adequate levels of cash and near-cash investments to meet its day-to-day needs. Cash and due from banks averaged $17,194,000 and $17,928,000 during the nine months March 31, 1999 and 1998, respectively. These amounts comprised 2.99% and 3.49% of average total assets during the nine months ended March 31, 1999 and 1998 respectively. The average level of securities and federal funds sold was $119,455,000 and $104,941,000 during the nine months March 31, 1999 and 1998 respectively.

    At March 31, 1999, $7,734,000, or 21.13%, of Spectrum's securities portfolio, excluding mortgage-backed securities and equity securities, matured within one year and $9,440,000, or 25.80%, excluding mortgage-backed securities, matured after one but within five years. The subsidiary banks' commercial lending activities are concentrated in loans with maturities of less than five years and with both fixed and adjustable interest rates. Its installment lending activities are concentrated in loans with maturities of three to six years and with generally fixed interest rates. At March 31, 1999, approximately $177,274,000, or 40.70%, of Spectrum's loans, net of unearned fees, matured within one year. See "Loan Maturities."

    On the liability side of the balance sheet, the principal sources of liquidity are deposits, borrowed funds and the accessibility to money and capital markets. Spectrum attracts its deposits primarily from individuals and businesses located within the market areas served by the subsidiary banks. Borrowed funds come primarily from two sources, Federal Home Loan Bank borrowings and Spectrum's notes payable at US Bank, N.A. Spectrum has loan agreements with US Bank, N.A. Interest on the balance, $11,695,000 at May 31, 1999, is due quarterly at either the lender's reference rate, the CD rate plus 2% per annum or the Eurodollar rate plus 2% per annum, at the option of Spectrum. The maturity date of this outstanding debt is July 31, 2001. Proceeds from this offering will be used to pay this balance in full. See "Use of Proceeds."

  ASSET/LIABILITY MANAGEMENT

    Interest rate risk arises when an interest-earning asset matures or when such asset's rate of interest changes in a time frame different from that of the supporting interest-bearing liability. Spectrum seeks to reduce the risk of significant adverse effects on Spectrum's net interest income caused by interest rate changes.

    Spectrum does not attempt to match each interest-earning asset with a specific interest-bearing liability. Instead, as shown in the table below, it aggregates all of its interest-earning assets and interest-bearing liabilities to determine the difference between the two in specific time frames. This difference is known as the rate-sensitivity gap. A positive gap indicates that more interest-earning assets than interest-bearing liabilities mature in a time frame, and a negative gap indicates the opposite. Maintaining a balanced position will reduce the risk associated with interest rate changes, but it will not guarantee a stable interest rate spread since various rates within a particular time frame may change by differing amounts and in different directions. Management regularly monitors the interest sensitivity position and considers this position in its decisions with regards to interest rates and maturities for interest-earning assets acquired and interest-bearing liabilities accepted.

    The following tables show the cumulative gap ratio to be (20.84%) at the less than three-month interval, (32.16%) at the three month to less than one year interval and (4.14%) at the one to five year interval at March 31, 1999. Currently, Spectrum is in a liability-sensitive position. Spectrum had $155,572,000 of interest-bearing demand, savings and money market deposits at March 31, 1999, that are somewhat less rate-sensitive. Excluding these deposits, Spectrum's interest-sensitive ratio would have been 5.36% at the less than three-month interval, (5.97%) at the three month to less than one year interval and 22.06% at the one to five year interval at March 31, 1999. The interest sensitivity position is presented as of a point in time and can be modified to some extent by management as changing conditions dictate.

    The following table shows the interest rate sensitivity position of Spectrum at March 31, 1999:

               ESTIMATED MATURITY OR REPRICING AT MARCH 31, 1999

                                                             THREE
                                               LESS THAN   MONTHS TO
                                                 THREE     LESS THAN   ONE TO FIVE   OVER FIVE
                                                MONTHS     ONE YEAR       YEARS        YEARS       TOTAL
                                               ---------   ---------   -----------   ----------   --------
                                                                 (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Loans, net of unearned fees................  $  88,043   $  89,231    $  209,335    $48,940     $435,549
  Investment securities:                          --
    Taxable..................................      8,435       6,370        36,392     33,260       84,457
    Tax exempt...............................        335         250         1,040      8,153        9,778
  Federal funds sold and interest-bearing
    deposits.................................     29,981      --           --           --          29,981
                                               ---------   ---------   -----------   ----------   --------
    Total interest-earning assets............    126,794      95,851       246,767     90,353      559,765
Interest-bearing liabilities:
  Deposits:
    Demand, savings and money market
      deposits...............................    155,572      --           --           --         155,572
    Time deposits............................     58,850     161,140        65,798      --         285,788
Federal Home Loan Bank borrowings, Federal
  funds purchased and securities sold under
  agreements to repurchase...................     24,301       2,000        14,500      7,000       47,801
Notes payable................................     11,820      --           --           --          11,820
                                               ---------   ---------   -----------   ----------   --------
Total interest-bearing liabilities...........  $ 250,543   $ 163,140    $   80,298      7,000     $500,981
                                               ---------   ---------   -----------   ----------   --------
Interest rate gap............................  $(123,749)  $ (67,289)   $  166,469    $83,353     $ 58,784
                                               ---------   ---------   -----------   ----------   --------
                                               ---------   ---------   -----------   ----------   --------
Cumulative interest rate gap at March 31,
  1999.......................................  $(123,749)  $(191,038)   $  (24,569)   $58,784
                                               ---------   ---------   -----------   ----------
                                               ---------   ---------   -----------   ----------
Cumulative interest rate gap to total
  assets.....................................     (20.84)%    (32.16)%       (4.14)%     9.90%
                                               ---------   ---------   -----------   ----------
                                               ---------   ---------   -----------   ----------

    The following table indicates that at March 31, 1999, if there had been a sudden and sustained increase in prevailing market interest rates, Spectrum's 1999 interest income would be expected to decrease, while a decrease in rates would indicate an increase in income.

                                                                              NET
                                                                           INTEREST    (DECREASE)
                                                                            INCOME      INCREASE    PERCENT CHANGE
                                                                          -----------  -----------  ---------------
                                                                                   (DOLLARS IN THOUSANDS)
Changes in Interest Rates
200 basis point rise....................................................   $  20,540    $  (1,849)         (8.26)%
100 basis point rise....................................................      21,296       (1,093)         (4.88)
Base rate scenario......................................................      22,389       --               0.00
100 basis point decline.................................................      23,147          758           3.39
200 basis point decline.................................................      23,567        1,178           5.26

CAPITAL RESOURCES

    Spectrum monitors compliance with bank and bank holding company regulatory capital requirements, focusing primarily on risk-based capital guidelines. As indicated in the table immediately below, at March 31, 1999, Spectrum was above the total capital minimum requirements. Under the risk-based capital method of capital measurement, the ratio computed is dependent upon the amount and composition of assets recorded on the balance sheet, and the amount and composition of off-balance sheet items, in addition to the level of capital. Included in the risk-based capital method are two measures of capital adequacy, core capital and total capital, which consists of core and supplementary capital. See "Supervision and Regulation -- Spectrum -- Capital Adequacy."

    The following tables present Spectrum's capital ratios as of the indicated dates.

                                                                                   RISK-BASED CAPITAL RATIOS
                                                                          --------------------------------------------
                                                                                MARCH 31,              JUNE 30,
                                                                                  1999                   1998
                                                                          ---------------------  ---------------------
                                                                            AMOUNT      RATIO      AMOUNT      RATIO
                                                                          ----------  ---------  ----------  ---------
                                                                                     (DOLLARS IN THOUSANDS)
Core capital............................................................  $   35,353       8.03% $   30,323       7.55%
Core capital minimum requirement........................................      17,611       4.00      16,059       4.00
                                                                          ----------  ---------  ----------  ---------
Excess..................................................................  $   17,742       4.03% $   14,264       3.55%
                                                                          ----------  ---------  ----------  ---------
                                                                          ----------  ---------  ----------  ---------
Total capital...........................................................  $   40,857       9.28% $   35,431       8.80%
Total capital minimum requirement.......................................      35,223       8.00      32,118       8.00
                                                                          ----------  ---------  ----------  ---------
Excess..................................................................  $    5,634       1.28% $    3,313       0.80%
                                                                          ----------  ---------  ----------  ---------
                                                                          ----------  ---------  ----------  ---------
Total risk adjusted assets..............................................  $  440,283             $  401,471
                                                                          ----------             ----------
                                                                          ----------             ----------

                                                                                         LEVERAGE RATIO
                                                                          --------------------------------------------
                                                                                MARCH 31,              JUNE 30,
                                                                                  1999                   1998
                                                                          ---------------------  ---------------------
                                                                            AMOUNT      RATIO      AMOUNT      RATIO
                                                                          ----------  ---------  ----------  ---------
                                                                                     (DOLLARS IN THOUSANDS)
Core capital............................................................  $   35,353       6.01% $   30,323       5.58%
Minimum requirement.....................................................      23,533       4.00      21,731       4.00
                                                                                      ---------  ----------  ---------
Excess..................................................................  $   11,820       2.01% $    8,592       1.58%
                                                                          ----------  ---------  ----------  ---------
                                                                          ----------  ---------  ----------  ---------
Average total assets....................................................  $  588,319             $  543,263
                                                                          ----------             ----------
                                                                          ----------             ----------

IMPACT OF INFLATION

    The effects of inflation on the local economy and on Spectrum's operating results have been relatively modest for the past several years. Because substantially all of Spectrum's assets and liabilities are monetary in nature, such as cash, securities, loans and deposits, their values are less sensitive to the effects of inflation than to changing interest rates, which do not necessarily change in accordance with inflation rates. Spectrum attempts to control the impact of interest rate fluctuations by managing the relationship between its interest rate sensitive assets and liabilities. See "-- Interest Rate Sensitivity" above.

YEAR 2000 COMPLIANCE

    Spectrum faces a significant business issue regarding the potential inability of computers, software and other equipment utilizing microprocessors to recognize and properly process data fields containing a four digit year. As the year 2000 approaches, such systems may be unable to accurately process certain date-based information.

    Spectrum believes it has identified all significant systems that will require modification to ensure Year 2000 compliance. Internal and external resources are being used to make the required modifications and test Year 2000 compliance. The modification process of all significant systems by outside hardware and software suppliers is substantially complete. Spectrum replaced this hardware, as well as the software used for its main operating system and major banking applications, during this same time period.

    In addition, Spectrum has had formal communications with other vendors with which it does significant business to determine their Year 2000 readiness and the extent to which Spectrum appears vulnerable to any third party Year 2000 issues. Substantially all of these vendors report that they are expending efforts to become Year 2000 compliant and plan to be Year 2000 compliant well in advance of December 31, 1999. However, no vendor has fully guaranteed to Spectrum that they will achieve full compliance by this date. Spectrum can offer no assurance that the systems of other companies will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with Spectrum's systems, would not have a material adverse effect on Spectrum.

    As a result of the timing of the replacement and upgrade of Spectrum's hardware and software, management of Spectrum does not believe that the total cost to Spectrum for Year 2000 compliance activities will be material to Spectrum's financial position or results of operations in any given year. Management estimates that Spectrum has spent approximately $140,000 on year 2000 compliance through March 31, 1999 and will spend approximately an additional $70,000 through December 31, 1999. Year 2000 compliance costs and the date on which Spectrum plans to complete the Year 2000 modifications and testing processes are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. There can be no assurance, however, that these estimates will be achieved and actual results could differ from those plans.

    Spectrum has prepared a contingency plan for Year 2000 should Spectrum's data processing systems or other third-party systems fail to perform. The contingency plan provides for communication with subsidiary bank staff, bank customers and outside vendors under various scenarios that might occur as a result of a Year 2000 system failure. The plan also provides for extraordinary cash requirements, office opening and closing procedures, and manual operation procedures that may be necessary under such scenarios. Management plans to secure adequate resources to carry out these manual operations and believes that this plan will allow Spectrum to carry on normal daily business for at least a short period of time.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Spectrum adopted this statement beginning January 1, 1998.

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that all derivatives be recognized as either assets or liabilities in the statement of financial position and that those instruments be measured at fair value. Spectrum adopted this statement beginning July 1, 1998.

    Management does not believe that the adoption of this pronouncement will have a material impact on the financial statements of Spectrum.

                                    BUSINESS

OVERVIEW

    Spectrum, a multi-bank holding company, offers full service community banking through 17 banking locations in South Dakota, seven banking locations in southern Iowa and two banking locations in northern Missouri. Spectrum was acquired by its Chairman, Deryl F. Hamann, in 1971. At that time it had a single location in Leon, Iowa. In 1974 Mr. Hamann acquired the parent company of F&M Bank, Watertown, South Dakota. The parent was merged into Spectrum on May 31, 1999. Acquisitions of other banks and savings institutions had been made by both holding companies in the years preceding the merger on both strategic and opportunistic bases. Expansion also occurred through acquisition of offices of failed financial institutions and de novo branching.

    Spectrum has four direct subsidiaries: F&M Bank, Watertown, South Dakota; Rushmore Bank & Trust, Rapid City, South Dakota; Citizens Bank, Mount Ayr, Iowa; and Citizens Bank of Princeton, Princeton, Missouri. Each subsidiary bank is chartered by the state banking authorities of the state in which its headquarters is located. See "Supervision and Regulation." The following table sets forth information regarding Spectrum's banks as of March 31, 1999:

                                                              COMMON STOCK
                                                                OWNERSHIP       ASSETS    NET LOANS   NET DEPOSITS
                                                             ---------------  ----------  ----------  ------------
                                                                            (DOLLARS IN THOUSANDS)
F&M Bank...................................................          97.9%    $  293,336  $  203,474   $  236,308
Rushmore Bank & Trust......................................          90.0%       173,000     137,141      144,070
Citizens Bank, Mount Ayr...................................         100.0%        91,507      63,036       78,938
Citizens Bank of Princeton.................................         100.0%        34,569      25,928       30,228

    The subsidiary banks own 89% of Spectrum Banc Service Corporation which provides data processing services to its bank owners. The remaining 11% is owned by an affiliated bank of Spectrum. See "Related Party Transactions."

STRATEGIES

    GROWTH. Spectrum intends to grow within its existing markets, to branch into or acquire financial institutions in existing markets, and to branch into or acquire financial institutions in other markets consistent with its capital requirements and management abilities.

    Spectrum seeks opportunities to acquire banks at acceptable prices. Spectrum's operating strategy is to provide high quality community banking services to its customers and increase market share through solicitation of new business, repeat business and referrals from customers, and continuation of selected promotional strategies.

    BRANCH EXPANSION. F&M Bank has purchased property for further expansion in Sioux Falls, South Dakota. Rushmore Bank & Trust has two recently opened grocery store branches in Rapid City, South Dakota. Should Spectrum be unable to acquire existing banks or other financial institutions at acceptable prices, it will continue to seek expansion through new branches or possibly by chartering new banks.

LOANS

    Spectrum has the ability to provide a broad range of commercial and retail lending services. Rushmore Bank & Trust does not offer agricultural loans. The other banking subsidiaries offer agricultural loans as well as other commercial, retail and real estate loans. The two South Dakota banks have credit policies tailored to their respective markets. Spectrum's Iowa and Missouri banks have substantially uniform credit policies. All of the credit policies contain underwriting and loan administration criteria, including levels of loan commitment, loan types, credit criteria, concentration limits, loan administration, loan review and grading and related matters.

    Prior to 1998, Spectrum provided loan review services through loan officers of the various banks under the supervision of President Daniel A. Hamann. The growth in the banks' loan portfolios and the geographic expansion of their locations consumed too much loan officer time and would have required additional personnel at the holding company level to continue the scope of review. Accordingly, since late 1998, loan review is being outsourced to an independent entity. Spectrum is able to facilitate substantial credit requests, or augment loan demand, through the purchase and sale of participations among its subsidiary banks, as well as other affiliated and unaffiliated banks or other financial institutions. See "Related Party Transactions." As of March 31, 1999, approximately 90% of all loans were to customers within Spectrum's market area.

    REAL ESTATE MORTGAGE LOANS. These loans include various types of loans for which Spectrum holds real property as collateral. As a result of a computer conversion in the third quarter of calendar 1998, approximately $50,000,000 of loans which were previously categorized as real estate mortgage loans were reclassified as commercial loans secured by real estate. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Analysis of Financial Condition -- Loan Portfolio." These reclassified loans were generally made for commercial operating purposes, for which the primary collateral consists of assets other than real estate. Such loans often mature in one year or less and typically have adjustable interest rates. However, Spectrum is experiencing increasing demand for fixed rate loans for terms longer than one year. The primary risks of real estate mortgage loans include the borrower's inability to pay and deterioration in value of real estate that is held as collateral.

    Real estate mortgage loans include commercial and residential real estate construction loans. Real estate construction loans are principally made to builders to construct business buildings or single and multi-family residences. These loans typically have maturities of 6 to 12 months and adjustable interest rates, and are subject to origination fees. Terms may vary depending upon many factors, including location, type of project and financial condition of the builder.

    COMMERCIAL AND AGRICULTURAL LOANS. These loans consist primarily of loans to businesses for various purposes, including revolving lines of credit and equipment financing. The loans secured by collateral other than real estate or equipment generally mature within one year, have adjustable interest rates, and are secured by inventory, accounts receivable, livestock, crops, machinery and other commercial or agricultural project assets. Revolving lines of credit generally are for business purposes and generally mature annually.

    LOANS TO INDIVIDUALS. Loans to individuals, which are not secured by real estate, generally have terms of two to six years and bear interest at fixed rates. These loans usually are secured by motor vehicles, investment securities, or other personal assets, and in some instances are unsecured.

    Citizens Bank, Mount Ayr and Citizens Bank of Princeton have weekly joint loan committee meetings with an affiliated bank. Rushmore Bank & Trust's loan committee meets weekly. F&M Bank has three regional loan committees which meet weekly.

    Interest rates charged on loans vary with the degree of risk, maturity, underwriting and servicing costs, loan amount and extent of other banking relationships maintained with customers and are further subject to competitive pressures, money market rates, availability of funds and government regulations.

    In the ordinary course of business, Spectrum's banks issue letters of credit. See Note 16 to Consolidated Financial Statements. Spectrum's banks apply the same credit standards to those commitments as they use in direct lending activities and have included these commitments in its lending risk evaluations. Spectrum's exposure to credit loss under letters of credit is represented by the amount of those commitments.

    Under applicable federal and state law, permissible loans to one borrower after March 31, 1999, were limited to $3,650,000 for F&M Bank, $2,408,000 for Rushmore Bank & Trust, $1,282,000 for Citizens Bank, Mount Ayr, and $1,127,000 for Citizens Bank of Princeton. Certain exceptions, depending on the laws of the three respective states in which the Banks operate, increase the loan limit to one borrower for certain purposes.

COMPETITION

    The banking and financial services industry is highly competitive and undergoing rapid consolidation. Within the market area of Spectrum's banks, numerous commercial banks, savings and loan associations, mortgage brokers, finance companies, credit unions, investment firms and private lenders compete with the banks for deposits and loans. Many of these competitors have significantly greater resources than Spectrum, including higher lending limits and a wider range of financial, technical and marketing resources.

REGULATION

    Spectrum and its banks are highly regulated. Spectrum is subject to regulation by the Federal Reserve and the Iowa Division of Banking. All of the bank subsidiaries are subject to regulation by the FDIC and by the regulatory agencies of the state in which they are chartered. See "Supervision and Regulation."

PROPERTIES

    The offices of Spectrum are located in a leased one-story building at 10834 Old Mill Road, Suite One, Omaha, Nebraska 68154. The table below presents property information concerning the main office and branches of Spectrum's subsidiary banks.

                                                                                                          APPROXIMATE
                                                                                                            SQUARE
                                                                                                          FOOTAGE OF
NAME OF BANK AND ADDRESS OF BRANCH        YEAR OPENED                  TYPE OF INTEREST                    FACILITY
----------------------------------------  -----------  ------------------------------------------------  -------------
F&M Bank Main Office ...................        1935   Land and building owned by F&M Bank                    10,078
  35 1(st) Ave. NE
  Watertown, SD 57201

F&M Bank Watertown Branch ..............        1980   Land and building owned by F&M Bank                     3,000
  Hwys. 212 & 81
  Watertown, SD 57201

F&M Bank Garden City Branch ............        1946   Land and building owned by F&M Bank                     1,250
  Main Street
  Garden City, SD 57236

F&M Bank Rosholt Branch ................        1984   Land and building owned by F&M Bank                     3,500
  Main Street
  Rosholt, SD 57260

F&M Bank McIntosh Branch ...............        1978   Land and building owned by F&M Bank                     1,800
  217 Main St.
  McIntosh, SD 57641

F&M Bank Morristown Branch .............        1978   Land and building owned by F&M Bank                     1,250
  302 Main St.
  Morristown, SD 57645

F&M Bank Madison Branch ................        1996   Land and building owned by F&M Bank                     2,500
  301 N. Egan Ave
  Madison, SD 57042

F&M Bank Aberdeen Branch ...............        1996   Land and building owned by F&M Bank                     4,200
  517 So. Lincoln St.
  Aberdeen, SD 57402

                                                                                                          APPROXIMATE
                                                                                                            SQUARE
                                                                                                          FOOTAGE OF
NAME OF BANK AND ADDRESS OF BRANCH        YEAR OPENED                  TYPE OF INTEREST                    FACILITY
----------------------------------------  -----------  ------------------------------------------------  -------------
F&M Bank Sioux Falls Branch ............        1996   Land and building owned by F&M Bank                     2,500
  1901 W. 41(st) St.
  Sioux Falls, SD 57105

F&M Bank Webster Branch ................        1996   Land and building owned by F&M Bank                     1,800
  1301 Main St.
  Webster, SD 57274

F&M Bank Chamberlain Branch ............        1996   Leased                                                  1,250
  111 W. Lawler
  Chamberlain, SD 57325

F&M Bank Gettysburg Branch .............        1996   Land and building owned by F&M Bank                     1,250
  108 S. Exene
  Gettysburg, SD 57442

Rushmore Bank & Trust ..................        1952   Land and building owned by Rushmore Bank & Trust       12,419
  Main Office
  14 St. Joseph St.
  Rapid City, SD 57701

Rushmore Bank & Trust ..................        1974   Land and building owned by Rushmore Bank & Trust        3,798
  South Canyon Branch
  3510 Sturgis Rd.
  Rapid City, SD 57702

Rushmore Bank & Trust ..................        1994   Land and building owned by Rushmore Bank & Trust        3,890
  Spearfish Branch(1)
  522 Main St.
  Spearfish, SD 57785

Rushmore Bank & Trust ..................        1999   Land and building owned by Rushmore Bank                3,720
  Spearfish Branch PO Building
  526 N. Main St.
  Spearfish, SD 57785

Rushmore Bank & Trust ..................        1997   Leased                                                    500
  FTC West Branch (grocery store)
  751 Mountain View Rd.
  Rapid City, SD 57702

Rushmore Bank & Trust ..................        1999   Leased                                                    500
  FTC East Branch (grocery store)
  1516 E. St. Patrick St.
  Rapid City, SD 57701

Citizens Bank, Mount Ayr ...............        1998   Land and building owned by Spectrum                     2,500
  Main Office
  100 E. South
  Mount Ayr, IA 50174

Citizens Bank, Mount Ayr ...............        1999   Land and building owned by Spectrum                     8,265
  Leon Branch
  111 No. Main
  Leon, IA 50144

                                                                                                          APPROXIMATE
                                                                                                            SQUARE
                                                                                                          FOOTAGE OF
NAME OF BANK AND ADDRESS OF BRANCH        YEAR OPENED                  TYPE OF INTEREST                    FACILITY
----------------------------------------  -----------  ------------------------------------------------  -------------
Citizens Bank, Mount Ayr ...............        1977   Land and building owned by Spectrum                     1,200
  Leon Drive-in Branch
  1008 W. First
  Leon, IA 50144

Citizens Bank, Mount Ayr ...............        1937   Land and building owned by Spectrum                       960
  Grand River Branch
  126 Broadway
  Grand River, IA 50108

Citizens Bank, Mount Ayr ...............        1993   Land and building owned by Spectrum                     2,500
  Hamburg Branch
  1220 Main
  Hamburg, IA 51640

Citizens Bank, Mount Ayr ...............        1993   Land and building owned by Spectrum                     1,200
  Riverton Branch
  186 Summer St.
  Riverton, IA 51650

Citizens Bank, Mount Ayr ...............        1994   Land and building owned by Spectrum                     2,500
  Osceola Branch
  610 W. McLane
  Osceola, IA 50313

Citizens Bank of Princeton .............        1988   Land and building owned by Citizens Bank of             4,708
  Main Office                                          Princeton
  US Highway 136 & 65
  Princeton, MO 64673

Citizens Bank of Princeton .............        1994   Land and building owned by Citizens Bank of             1,450
  Milan Branch                                         Princeton
  825 N. Pearl
  Milan, MO 63556

------------

(1) To be closed upon remodeling of 526 N. Main St. branch

    All of the leased properties are leased from unaffiliated third parties. The grocery store leases are for five year terms. The Chamberlain branch is a month-to-month lease with a sixty-day termination clause.

LEGAL PROCEEDINGS

    Spectrum and its subsidiaries are from time to time parties to various legal actions arising in the normal course of business. Management believes that there is no proceeding threatened or pending against Spectrum or any of its subsidiaries which, if determined adversely, would have a material adverse effect on the financial condition or results of operations of Spectrum.

EMPLOYEES

    As of March 31, 1999, Spectrum had approximately 223 full-time equivalent employees. Management considers its relationship with its employees to be very good.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of Spectrum and their respective ages and positions as of the date of this prospectus are as follows:

NAME                            AGE              POSITION WITH SPECTRUM                  POSITION WITH SUBSIDIARY
--------------------------      ---      ---------------------------------------  ---------------------------------------
Deryl F. Hamann...........          66   Chairman of the Board, CEO and Director  Chairman and Director of F&M Bank and
                                                                                    Rushmore Bank & Trust

Daniel A. Hamann..........          40   President and Director                   Chairman and Director of Citizens Bank,
                                                                                    Mount Ayr, and Citizens Bank of
                                                                                    Princeton; Vice Chairman and Director
                                                                                    of F&M Bank; Vice Chairman and
                                                                                    Director of Rushmore Bank & Trust;
                                                                                    Chairman and Director of Spectrum
                                                                                    Banc Service Corporation

Thomas B. Fischer.........          52   Senior Vice President and Director       None

Daniel J. Brabec..........          40   Vice President and Director              Director of Rushmore Bank & Trust

W. Eric Bunderson.........          42   Vice President, Assistant Secretary and  None
                                           Director

John L. Kopecky...........          45   Vice President, Chief Financial          None
                                           Officer, Secretary and Treasurer

    Deryl F. Hamann is the father of Daniel A. Hamann and the father-in-law of Daniel J. Brabec and W. Eric Bunderson. All directors of Spectrum hold office until the next meeting of stockholders or until their successors are elected and qualified.

    DERYL F. HAMANN. Mr. Hamann has been Chairman or President and CEO of Spectrum since 1971. He has been President and Director of Farmers & Merchants Investment Co. since 1974, which merged into an acquired company, changing its name to Spectrum Bancorporation, Inc. in 1996, and merged into Spectrum on May 31, 1999. He also serves as Chairman or President of two affiliated bank holding companies, Great Western Securities, Inc. and Citizens Corporation, and as Chairman of the Executive Committee of Great Western Bank, Omaha, Nebraska. He is Chairman and President of the affiliated Spectrum Life Insurance Company, an Arizona reinsurance company. He is Chairman of the affiliated Spectrum Financial Services, Inc. He is a partner in the Omaha, Nebraska law firm of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim.

    DANIEL A. HAMANN. Mr. Daniel Hamann has been President of Spectrum since 1996 and served as Vice President of Spectrum from 1992 to 1996. He is Chairman and Director of Citizens Bank, Mount Ayr and Citizens Bank of Princeton and Vice Chairman of F&M Bank and Rushmore Bank & Trust. He is Vice President and Director of the affiliated Spectrum Life Insurance Company. He is Chairman and Director of the affiliated Citizens Bank, Chariton, Iowa and of Spectrum's banks' subsidiary, Spectrum Banc Service Corporation.

    THOMAS B. FISCHER. Mr. Fischer is President of Spectrum Financial Services, Inc. an affiliate of Spectrum. He has held this position since May of 1996. In 1997, he was elected Senior Vice President and Director of Spectrum. From 1992 to 1996, Mr. Fischer was Vice President, General Counsel, and

Secretary of FirsTier Financial, Inc., a multi-bank holding company headquartered in Omaha, Nebraska.

    DANIEL J. BRABEC. Mr. Brabec has served as Vice President of Spectrum since 1992. Mr. Brabec served as Executive Vice President and Director of Rushmore Bank & Trust from 1993 until July 1999, when he resigned to assume expanded duties with Spectrum.

    W. ERIC BUNDERSON. Mr. Bunderson has served since 1994 as a Commercial Real Estate Loan Officer and since 1999 as Assistant Vice President at Great Western Bank, an affiliate of Spectrum.

    JOHN L. KOPECKY. Mr. Kopecky became Vice President-Chief Financial Officer of Spectrum in September 1998. Mr. Kopecky was Executive Vice President-Chief Financial Officer for the Thompson Banks in Kansas City from 1990 to 1998. Mr. Kopecky is a Certified Public Accountant.

EXECUTIVE COMPENSATION

    The following table presents the cash compensation paid by Spectrum and its subsidiaries to its Chief Executive Officer, the only named executive officer, for the years 1996 through 1998. No other executive officer of Spectrum received compensation from Spectrum exceeding $100,000 for these years.

                                                                                     ALL OTHER
NAME AND PRINCIPAL POSITION                                 YEAR       SALARY     COMPENSATION(1)
--------------------------------------------------------  ---------  ----------  -----------------
Deryl F. Hamann, Chairman and
  Chief Executive Officer...............................       1998  $  292,750      $   5,434
                                                               1997     335,450          4,913
                                                               1996     330,618          4,928

------------

(1) Amounts represent 401(k) Plan employer contributions.

    Spectrum does not have any compensatory stock option plan for its executive officers and directors. None of the directors or officers of Spectrum have any options, warrants or other similar rights to purchase securities of Spectrum.

    Spectrum has no board committees at the holding company level.

INDEMNIFICATION

    The articles of incorporation of Spectrum provide that the board of directors is authorized to indemnify, in the manner and to the extent provided by the Iowa Business Corporation Act, any person entitled to indemnification thereunder. Generally under Iowa law, any individual who is made a party to a proceeding because the individual is or was a director may be indemnified if the individual acted in good faith and had reasonable basis to believe that: (1) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests; and (2) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interest; and regarding any criminal proceedings, the individual had no reasonable cause to believe the individual's conduct was unlawful. Iowa law also extends such indemnification to officers, employees, and agents of the corporation and further provides that an Iowa corporation may advance expenses to a director, officer, employee, or agent of the corporation.

    Iowa law also provides that an Iowa corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by that individual in that capacity or arising from the individual's status as a director, officer, employee, or agent.

    The indemnification and advancement of expenses provided by Iowa law are not exclusive of any other rights to which persons seeking indemnification or advancement of expenses are entitled under a provision in the articles of incorporation or bylaws, agreements, vote of stockholders or disinterested directors, or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding office. However, such provisions, agreements, votes or other actions shall not provide indemnification for a breach of a director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, for a transaction from which the person seeking indemnification derives an improper personal benefit, or for liability for unlawful distributions.

    Iowa law provides that a director is not liable for any action taken as a director, or any failure to take any action, as long as the director discharged his or her duties (1) in good faith, (2) with the care of an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) in a manner the director reasonably believes to be in the best interests of the corporation.

    There is no pending litigation or proceeding involving a director, officer, employee or other agent of Spectrum as to which indemnification is being sought. Spectrum is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

PHANTOM STOCK AGREEMENTS

    Spectrum's subsidiary banks have phantom stock agreements with four senior bank officers, including Daniel A. Hamann, Chairman of Citizens Bank, Mount Ayr. Cash amounts are accumulated for the officers based on their bank's performance, 50% by achieving certain annual growth rates in net income and 50% by achieving certain annual rates of return on assets. Accumulated amounts are payable to the officers over ten years beginning at age 65 or prior death or permanent disability.

                             PRINCIPAL STOCKHOLDERS

    The following table presents information regarding beneficial ownership of common stock of Spectrum as of June 1, 1999, by (1) each shareholder known by Spectrum to be the beneficial owner of more than 5% of its outstanding common stock and (2) each director of Spectrum and each named executive officer and (3) all directors and executive officers as a group. Based on information furnished by the owners, management believes that the stockholders listed below have sole investment and voting power regarding their shares, except that cotrustees share investment and voting power.

                                                                         SHARES
                                                                       BENEFICIALLY  PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                                      OWNED       OF CLASS
---------------------------------------------------------------------  -----------  -------------
Deryl F. Hamann......................................................      44,023(1)        61.5%
  1500 Woodmen Tower
  Omaha, NE 68102

Daniel A. Hamann.....................................................      20,780(2)        29.0%
  10834 Old Mill Road, Suite One
  Omaha, NE 68154

Esther Hamann Brabec.................................................      22,696(3)        31.7%
  14 East St. Joseph St.
  Rapid City, SD 57709

Daniel J. Brabec.....................................................         389(4)       *
  14 East St. Joseph St.
  Rapid City, SD 57709

Julie Hamann Bunderson...............................................      24,668(5)        34.4%
  6015 Northwest Radial Highway
  Omaha, NE 68104

W. Eric Bunderson....................................................         423(6)       *
  6015 Northwest Radial Highway
  Omaha, NE 68104

Thomas B. Fischer....................................................      --            --
  10834 Old Mill Road, Suite One
  Omaha, NE 68154

John L. Kopecky......................................................      --            --
  10834 Old Mill Road, Suite One
  Omaha, NE 68154

All executive officers and directors as a group (six persons)........      65,615          91.6%

------------

(1) Of this amount, an aggregate of 13,048 shares are held by four separate trusts for which Mr. Hamann serves as trustee for the benefit of his children, Daniel A. Hamann, Esther Hamann Brabec, Julie Hamann Bunderson, and Karl E. Hamann.

(2) Of this amount, 325 shares are owned by his revocable trust for which he serves as sole trustee, 175 shares are owned by his spouse, and an aggregate of 20,280 shares are held by various Hamann family trusts for which he serves as co-trustee with Esther Hamann Brabec and Julie Hamann Bunderson.

(3) Of this amount, 199 shares are owned by her revocable trust for which she serves as sole trustee, 389 shares are owned by her spouse, an aggregate of 20,280 shares are held by various Hamann family trusts for which she serves as co-trustee with Daniel A. Hamann and Julie Hamann Bunderson, and 1,828 shares are owned by her as trustee for Julie Hamann Bunderson's issue.

(4) Does not include shares beneficially owned by his spouse. Mr. Brabec disclaims beneficial ownership of such shares.

(5) Of this amount, 263 shares are owned by her revocable trust for which she serves as sole trustee, 423 shares are owned by her spouse, an aggregate of 20,280 shares are held by various Hamann family trusts for which she serves as co-trustee with Daniel A. Hamann and Esther Hamann Brabec, 2,217 shares are owned by her as trustee for Esther Hamann Brabec's issue and 1,485 shares are owned by her as trustee for Daniel A. Hamann's issue.

(6) Does not include shares beneficially owned by his spouse. Mr. Bunderson disclaims beneficial ownership of such shares.

                           RELATED PARTY TRANSACTIONS

    Spectrum's subsidiary banks purchase loan participations from, and sell loan participations to, Spectrum's affiliated banks, Great Western Bank, Omaha, Nebraska, and Citizens Bank, Chariton, Iowa, in the ordinary course of business. The participations are made on terms similar to those with unaffiliated parties. Approximate loan principal balances outstanding under the participations are summarized as follows:

                                                                                 AT JUNE 30,
AFFILIATE LOAN PARTICIPATIONS                               AT MARCH 31, 1999       1998
----------------------------------------------------------  -----------------  ---------------
Purchased by Spectrum's banks.............................   $    17,633,000    $  19,150,000
Sold by Spectrum's banks..................................         4,050,000        3,978,000

    Deryl F. Hamann, Chairman, CEO and controlling stockholder of Spectrum, owns as trustee for the benefit of his children 50% of the common stock of Great Western Securities, Inc., a bank holding company for Great Western Bank, Omaha, Nebraska. An unrelated individual owns the remaining 50% common stock interest. Great Western Bank has ten banking locations in the Omaha, Nebraska metropolitan area. At March 31, 1999, it had total assets of $541,361,000, total deposits of $457,940,000 and total loans net of unearned fees of $379,655,000. Daniel A. Hamann, Esther Hamann Brabec and Julie Hamann Bunderson individually and Deryl
F. Hamann as trustee for another of his children own all of the common stock of Citizens Corporation, a bank holding company for Citizens Bank, Chariton, Iowa. At March 31, 1999, it had total assets of $67,621,000, total deposits of $60,832,000 and total loans net of unearned fees of $47,990,000. Citizens Bank, Chariton has seven banking offices in Wayne and Lucas counties in southern Iowa. Those counties are adjacent to Decatur and Clarke counties in Iowa where Spectrum's subsidiary bank, Citizens Bank, Mount Ayr, has four banking offices. Wayne County, Iowa is adjacent to Mercer County, Missouri where Spectrum's subsidiary Citizens Bank of Princeton has a banking office.

    Spectrum Life Insurance Company and Spectrum Financial Services, Inc. are affiliates of Spectrum. They are owned, directly or indirectly, by Deryl F. Hamann, individually or as trustee for the benefit of his children. Spectrum Life Insurance Company reinsures certain credit life, accident, health and unemployment insurance policies sold by Spectrum's subsidiary banks, its affiliated banks and unaffiliated banks as agents for an unaffiliated insurance company. Spectrum Life Insurance Company reinsures certain of the mortality and morbidity risks under such policies in accordance with separate treaties with the unaffiliated insurance company, and received compensation from such insurance company of $134,078 during Spectrum's fiscal year ended June 30, 1998 and $152,853 for the nine-month period ended March 31, 1999 for assuming such reinsurance risks with respect to credit insurance originated by Spectrum's subsidiary banks. Spectrum's subsidiary banks receive a commission on such sales of credit insurance as permitted by applicable state law.

    In addition, Spectrum Financial Services receives a commission as general agent from the unaffiliated insurance company on such sales of credit insurance where permitted by law. Such commissions on credit insurance originated by Spectrum's subsidiary banks was $33,173 during the fiscal year ended June 30, 1998 and $49,464 during the nine-month period ended March 31, 1999. Spectrum believes that the foregoing arrangements are on terms similar to those which would be obtained with an unaffiliated party.

    A subsidiary of Spectrum Financial Services places investment centers in banks, including Spectrum's subsidiary banks, its affiliated banks and unaffiliated banks. The investment centers engage in the sale of life insurance, annuities, mutual funds and certain other securities on the premises of the banks under lease arrangements and with joint or common employees. The subsidiary of Spectrum Financial Services pays Spectrum's subsidiary banks lease rentals based on commissions generated. Gross commissions originated from Spectrum's subsidiary banks were $159,289 during Spectrum's fiscal year ended June 30, 1998 and $198,949 during the nine-month period ended March 31, 1999. Each Spectrum bank received approximately 25% of the amount of gross commissions generated from its leased space as rental. Spectrum believes that these arrangements are on terms similar to those that would be obtained with an unaffiliated party.

    Prior to May of 1998, another subsidiary of Spectrum Financial Services provided investment management services to Spectrum's subsidiary banks, its affiliated banks and others. Spectrum's banks paid this subsidiary approximately $68,000 during Spectrum's fiscal year ended June 30, 1998 for such services. Spectrum believes that these arrangements were on terms similar to those that would have been obtained from an unaffiliated party.

    Spectrum's banks and its affiliate, Citizens Bank, Chariton, Iowa own all of the stock of Spectrum Banc Service Corporation. It provides data processing services and certain related services to the five banks on a break even basis. Spectrum believes that these arrangements are on terms similar to those that would be obtained with an unaffiliated party.

    On May 31, 1999, Spectrum, which was then named Decatur Corporation, became the surviving corporation in a merger with two affiliated bank holding companies, Spectrum Bancorporation, Inc. and Rushmore Financial Services, Inc., which owned F & M Bank, Watertown, South Dakota, and Rushmore Bank & Trust, Rapid City, South Dakota. The Hamann family or their interests owned beneficially all of the stock of all parties to the merger. In the merger, the Hamann family or their interests received a total of 61,063 shares of common stock of Spectrum and 8,000 shares of 10% nonvoting, noncumulative perpetual preferred stock of Spectrum.

    In 1995 Spectrum entered into a split dollar insurance agreement with Deryl
F. Hamann under which it pays an annual premium of $60,000 to purchase a policy on Mr. Hamann's life in the face amount of $1,000,000. Mr. Hamann is taxed on the economic benefit in accordance with Internal Revenue Service rules. The policy is owned by three of Mr. Hamann's children, Daniel A. Hamann, Esther Hamann Brabec, and Julie Hamann Bunderson, who have the right to designate beneficiaries, borrow on the security of the policy and to surrender the policy. They have assigned the death benefit under the policy to Spectrum as security for repayment of the amounts which Spectrum contributes toward the payment of the premiums due on the policy.

    Deryl F. Hamann is a partner in the law firm of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim, Omaha, Nebraska, counsel to Spectrum. See "Legal Matters." Mr. Hamann devotes approximately 15% of his time to law firm matters, 40% to Spectrum matters, and the remaining 45% of his time to other interests.

                           SUPERVISION AND REGULATION

GOVERNMENT REGULATIONS

    Spectrum and its subsidiary banks are extensively regulated under federal and state laws. These laws and regulations are primarily intended to protect depositors and the deposit insurance fund of the Federal Deposit Insurance Corporation, not stockholders of Spectrum. The following information is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable laws, regulations or regulatory policies may have a material effect on the business, operations and prospects of Spectrum and its banks. Spectrum is unable to predict the nature or extent of the effects that fiscal or monetary policies, economic controls or new federal or state legislation may have on its business and earnings in the future.

SPECTRUM

    GENERAL. Spectrum is a bank holding company registered under the Bank Holding Company Act of 1956 and is subject to regulation, supervision and examination by the Federal Reserve. Spectrum is required to file an annual report and the other reports as the Federal Reserve now requires or may require.

    ACQUISITIONS. As a bank holding company, Spectrum is required to obtain the prior approval of the Federal Reserve before acquiring direct or indirect ownership or control of more than 5% of the voting shares of a bank or bank holding company. The Federal Reserve will not approve any acquisition, merger or consolidation that would have a substantial anti-competitive result, unless the anti-competitive effects of the proposed transaction are outweighed by a greater public interest in meeting the needs and convenience of the public. The Federal Reserve also considers managerial, capital and other financial factors in acting on acquisition or merger applications.

    PERMISSIBLE ACTIVITIES. Subject to limited exceptions, a bank holding company may not engage in, or acquire direct or indirect control of more than 5% of the voting shares of any company engaged in a non-banking activity, unless this activity has been determined by the Federal Reserve to be closely related to banking or managing banks. The Federal Reserve has identified specific non-banking activities in which a bank holding company may engage with notice to, or prior approval by, the Federal Reserve.

    CAPITAL ADEQUACY. The Federal Reserve monitors the regulatory capital adequacy of bank holding companies. As discussed below, Spectrum's banks are also subject to the regulatory capital adequacy requirements of the Federal Deposit Insurance Corporation and South Dakota, Iowa and Missouri regulations, as applicable. The Federal Reserve uses a combination of risk-based guidelines and leverage ratios to evaluate the regulatory capital adequacy of Spectrum.

    The Federal Reserve has adopted a system using risk-based capital adequacy guidelines to evaluate the regulatory capital adequacy of bank holding companies on a consolidated basis. Under the risk-based capital guidelines, different categories of assets are assigned different risk weights, based generally on the perceived credit risk of the asset. These risk weights are multiplied by corresponding asset balances to determine a risk-weighted asset base. Some off balance sheet items, such as loan commitments in excess of one year, mortgage loans sold with recourse and letters of credit, are added to the risk-weighted asset base by converting them to a balance sheet equivalent and assigning to them the appropriate risk weight. For purposes of the regulatory risk-based capital guidelines, total capital is defined as the sum of core and supplementary capital elements, with supplementary capital being limited to 100% of core capital. For bank holding companies, core capital, also known as Tier I capital, generally includes common stockholders' equity, perpetual preferred stock and minority interests in consolidated subsidiaries less the unamortized balance of intangible assets. No more than 25% of core capital may be comprised of cumulative preferred stock. Supplementary capital, also known as Tier 2 capital, generally includes certain forms of perpetual preferred stock, as well as maturing capital instruments and the allowance for loan losses, limited to 1.25% of risk-weighted assets. The regulatory guidelines require a minimum ratio of total capital to risk-weighted assets of 8% to be adequately capitalized, of which at least 4% should be in the form of core capital.

    At March 31, 1999, Spectrum's core capital was $35,353,000.

    In addition to the risk-based capital guidelines, the Federal Reserve and the Federal Deposit lnsurance Corporation use a leverage ratio as an additional tool to evaluate the capital adequacy of banks and bank holding companies. The leverage ratio is defined to be a company's core capital divided by its average tangible assets. Based upon the current capital status of Spectrum, the applicable minimum required leverage ratio is 4%.

    The table below presents ratios of (1) total capital to risk-weighted assets, (2) core capital to risk-weighted assets and (3) core capital to tangible assets, at March 31, 1999:

                                                                                          AT MARCH 31, 1999
                                                                                      --------------------------
                                                                                                      MINIMUM
RATIO                                                                                   ACTUAL       REQUIRED
------------------------------------------------------------------------------------  -----------  -------------
Total Capital to Risk-Weighted Assets...............................................        9.28%         8.00%
Core Capital to Risk-Weighted Assets................................................        8.03%         4.00%
Core Capital to Average Assets......................................................        6.01%         4.00%

    Failure to meet the regulatory capital guidelines may result in the initiation by the Federal Reserve of appropriate supervisory or enforcement actions. All three of Spectrum's capital ratios were above the minimum required as of March 31, 1999.

THE BANKS

    GENERAL. Spectrum owns four banks: F & M Bank, Watertown, South Dakota, a South Dakota banking corporation with 12 banking locations; Rushmore Bank & Trust Co., Rapid City, South Dakota, a South Dakota banking corporation, with five banking locations; Citizens Bank, Mount Ayr, Iowa, an Iowa banking corporation, with seven banking locations; and Citizens Bank of Princeton, Princeton, Missouri, a Missouri banking corporation, with two banking locations. The deposits of Spectrum's banks are insured by the Federal Deposit Insurance Corporation, and the banks are subject to supervision and regulation by the Federal Deposit Insurance Corporation. In addition, the South Dakota banks are regulated by the South Dakota Division of Banking, the Iowa bank is regulated by the Iowa Division of Banking, and the Missouri bank is regulated by the Missouri Division of Finance.

    PERMISSIBLE ACTIVITIES. No state bank may engage in any activity not permitted for national banks, unless the institution complies with applicable capital requirements and the Federal Deposit Insurance Corporation determines that the activity poses no significant risk to the Bank Insurance Fund. None of Spectrum's banks is presently involved in the types of transactions covered by this limitation.

    COMMUNITY REINVESTMENT ACT. Enacted in 1977, the federal Community Reinvestment Act has become important to financial institutions, including their holding companies. The Community Reinvestment Act currently allows regulators to turn down an applicant seeking to make an acquisition or establish a branch unless it has performed satisfactorily under the Community Reinvestment Act. Satisfactory performance means meeting adequately the credit needs of the communities the applicant serves. The applicable federal regulators regularly conduct Community Reinvestment Act examinations to assess the performance of financial institutions. During their last examinations, ratings of satisfactory or outstanding were received by each of Spectrum's banks. As a result, management believes that the banks' performance under the Community Reinvestment Act will not impede regulatory approvals of any proposed acquisitions or branching opportunities.

    DIVIDEND RESTRICTIONS. Dividends paid by Spectrum's banks provide substantially all of the operating and investing cash flow of Spectrum. Spectrum's banks are subject to legal limitations on the frequency and amount of dividends that may be paid to Spectrum. Under South Dakota law, the approval of the principal regulator is required prior to the declaration of any dividend by a bank if the total of all dividends declared in any calendar year exceeds the total of its net profits of that year to date combined with its retained net profits for the preceding two years. Under Iowa law, a bank may declare and pay dividends only out of undivided profits and only if not restricted by the principal regulator. The Iowa principal regulator requires that Iowa state banks maintain an adjusted equity capital ratio of not less than 6.5% of adjusted assets plus a fully funded allowance for loan losses unless a lower ratio is approved by the principal regulator. An Iowa state bank operating below the minimum requirement would be subject to immediate dividend restriction, a request for immediate capital injection and/or a possible cease and desist order. Under Missouri law, a bank may not pay dividends which would impair capital. The Missouri principal regulator generally requires that Missouri state banks maintain equity capital of not less than 6% of assets. In addition, either the applicable state banking regulator or the Federal Deposit Insurance Corporation has the power to prohibit Spectrum's banks from paying dividends if such payments would constitute unsafe or unsound banking practices or cause the bank to be undercapitalized. See "Risk Factors -- Interest Payment by Spectrum on the Junior Subordinated Debentures -- Dependent on Dividends From Its Subsidiary Banks."

    EXAMINATIONS. Spectrum's banks are examined from time to time by the Federal Deposit Insurance Corporation. Based upon an evaluation, the examining regulator may revalue the assets of an insured institution and require that it establish specific reserves to compensate for the difference between the value determined by the regulator and the book value of Spectrum's assets. The state bank regulators also conduct examinations of state-chartered banks. State bank regulators may accept the results of a federal examination in lieu of conducting an independent examination. South Dakota, Iowa and Missouri regulators have the authority to revalue the assets of a state-chartered institution and require it to establish reserves.

    CAPITAL ADEQUACY. The Federal Deposit Insurance Corporation has adopted regulations establishing minimum requirements for the capital adequacy of insured institutions. The requirements address both risk-based capital and leverage capital, with risk-based assets and core and supplementary capital being determined in basically the same manner as described above for bank holding companies. The Federal Deposit Insurance Corporation may establish higher minimum requirements if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk.

    The Federal Deposit Insurance Corporation risk-based capital guidelines require state non-member banks to have a ratio of core capital to total risk-weighted assets of 4% and a ratio of total capital to total risk-weighted assets of 8%.

    The Federal Deposit Insurance Corporation leverage guidelines require that state banks maintain core capital of no less than 3% and up to 5% of total tangible assets. The applicable guideline for Spectrum's banks is estimated to be 4%. Banks with regulatory capital ratios below the required minimum are subject to administrative actions, including the termination of deposit insurance upon notice and hearing, or a temporary suspension of insurance without a hearing in the event the institution has no tangible capital.

    The table below presents the regulatory capital ratios of the Spectrum subsidiary banks at March 31, 1999:

                                                                                AT MARCH 31, 1999
                                                     -----------------------------------------------------------------------
                                                                                      CITIZENS     CITIZENS
                                                                       RUSHMORE         BANK,       BANK OF       MINIMUM
RATIO                                                  F&M BANK      BANK & TRUST     MOUNT AYR    PRINCETON     REQUIRED
---------------------------------------------------  -------------  ---------------  -----------  -----------  -------------
Total capital to risk-weighted assets..............        12.06%          10.74%         11.57%       16.10%         8.00%
Core capital to risk-weighted......................        10.83%           9.53%         10.55%       14.84%         4.00%
Core capital to average assets.....................         7.77%           8.02%          7.53%       11.04%         4.00%

    Banking regulators have adopted regulations that define five capital levels: well capitalized, adequately capitalized, undercapitalized, severely undercapitalized and critically undercapitalized. An institution is critically undercapitalized if it has a tangible equity to total assets ratio that is equal to or less than 2%. An institution is well capitalized if it has a total risk-based capital ratio of 10% or greater, core risk-based capital ratio of 6% or greater, and a core capital leverage ratio of 5% or greater, and the institution is not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. An institution is adequately capitalized if it has a total risk-based capital ratio of not less than 8%, a core risk-based capital ratio not less than 4% and a leverage ratio of not less than 4%. Under these regulations, as of March 31, 1999, the Spectrum banks were well capitalized.

    The Federal Deposit Insurance Corporation Improvement Act requires the federal banking regulators to take prompt corrective action to resolve the problems of depository institutions, including capital-deficient institutions. In addition to requiring the submission of a capital restoration plan, Federal Deposit Insurance Corporation Improvement Act contains broad restrictions on activities of institutions which are less than adequately capitalized, involving asset growth, acquisitions, branch establishment, and expansion into new lines of business. With limited exceptions, an insured depository institution is prohibited from making capital distributions, including dividends, and is prohibited from paying management fees to control persons if the institution would be undercapitalized after any distribution or payment.

    As an institution's capital decreases, the powers of the federal regulators become greater. A significantly undercapitalized institution is subject to mandated capital raising activities, restrictions on interest rates paid and transactions with affiliates, removal of management, and other restrictions. The regulators have limited discretion in dealing with a critically undercapitalized institution and are virtually required to appoint a receiver or conservator if the capital deficiency is not corrected promptly.

    REAL ESTATE LENDING EVALUATIONS. The federal regulators have adopted uniform standards for evaluations of loans secured by real estate or made to finance improvements to real estate. Banks are required to establish and maintain written internal real estate lending policies consistent with safe and sound banking practices and appropriate to the size of the institution and the nature and scope of its operations. The regulations establish loan to value ratio limitations on real estate loans, which generally are equal to or less than the loan to value limitations established by Spectrum's banks.

    DEPOSIT INSURANCE PREMIUMS. The assessment schedule for banks ranges from 0 to 27 cents per $100 of deposits subject to Bank Insurance Fund assessments, based on each institution's risk classification. The subsidiary banks' insured deposits are subject to assessment payable to Bank Insurance Fund. An institution's risk classification is based on an assignment of the institution by the Federal Deposit Insurance Corporation to one of three capital groups and to one of three supervisory subgroups. The capital groups are well capitalized, adequately capitalized and undercapitalized. The three supervisory subgroups are Group A, for financially solid institutions with only a few minor weaknesses, Group B, for those institutions with weaknesses which, if uncorrected could cause substantial deterioration of the institution and increase the risk to the deposit insurance fund, and Group C, for those institutions with a substantial probability of loss to the fund absent effective corrective action. All four Spectrum subsidiary banks are rated "one" (well capitalized) and "Group A" (financially solid institutions with only a few minor weaknesses) for these purposes.

    INTERSTATE BANKING LEGISLATION. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, which became effective September 1995, has eliminated many of the historical barriers to the acquisition of banks by out-of-state bank holding companies. This law facilitates the interstate expansion and consolidation of banking organizations by permitting: (1) bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home states regardless of whether acquisitions are authorized under the laws of the host state; (2) the interstate merger of banks after June 1, 1997, subject to the right of individual states either to pass legislation providing for earlier effectiveness of mergers or to opt out of this authority prior to that date; (3) banks to establish new branches on an interstate basis provided that this action is specifically authorized by the law of the host state; (4) foreign banks to establish, with approval of the appropriate regulators in the United States, branches outside their home states to the same extent that national or state banks located in that state would be authorized to do so; and (5) banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same or different state. Spectrum's subsidiary banks do not currently have any plans to take any actions permitted by this law.

CHANGING REGULATORY STRUCTURE

    The laws and regulations affecting banks and bank holding companies are in a state of flux. The rules and the regulatory agencies in this area have changed significantly over recent years, and there is reason to expect that similar changes will continue in the future. It is not possible to predict the outcome of these changes.

    One of the major additional burdens imposed on the banking industry is the increased authority of federal agencies to regulate the activities of federal and state banks and their holding companies. The Federal Reserve, the Comptroller of the Currency and the Federal Deposit Insurance Corporation have extensive authority to police unsafe or unsound practices and violations of applicable laws and regulations by depository institutions and their holding companies. These agencies can assess civil money penalties and other laws have expanded the agencies' authority in recent years, and the agencies have not yet fully tested the limits of their powers. In addition, the South Dakota Division of Banking, Iowa Division of Banking and Missouri Division of Finance possess broad enforcement powers to address violations of their banking laws by banks chartered in their respective state.

EFFECT ON ECONOMIC ENVIRONMENT

    The policies of regulatory authorities, including the monetary policy of the Federal Reserve, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among the means available to the Federal Reserve to affect the money supply are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid on deposits.

    The Federal Reserve's monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. The nature of future monetary policies and the effect of these policies on the business and earnings of Spectrum and its subsidiaries cannot be predicted.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The preferred securities and the common securities will be issued pursuant to the trust agreement of Spectrum Capital Trust I. The trust agreement will be qualified as an indenture under the Trust Indenture Act. Initially, Wilmington Trust Company will be the property trustee and will act as trustee for the purpose of complying with the Trust Indenture Act. The terms of the preferred securities will include those stated in the trust agreement of Spectrum Capital Trust I and those made part of the trust agreement by the Trust lndenture Act. The following is a summary of the material terms and provisions of the preferred securities and the trust agreement. Prospective investors of preferred securities are urged to read all the provisions of the trust agreement, including the definitions in the trust agreement, and the Trust Indenture Act. The form of the trust agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.

GENERAL OVERVIEW

    The trust agreement states that the administrative trustees will issue the preferred securities and the common securities, collectively, the trust securities. The preferred securities will represent preferred undivided beneficial interests in the assets of Spectrum Capital Trust I and the holders of the preferred securities will be entitled to a preference in most circumstances regarding distributions and amounts payable on redemption or liquidation over the common securities of Spectrum Capital Trust I.

    The preferred securities will rank pari passu, and payments will be made pro rata, with the common securities of Spectrum Capital Trust I except as described under "Subordination of Common Securities of Spectrum Capital Trust I Held by Spectrum" below.

    Legal title to the junior subordinated debentures will be held by the property trustee in trust for the benefit of the holders of the trust securities. The preferred securities guarantee executed by Spectrum for the benefit of the holders of the preferred securities will be a guarantee on a subordinated basis and will not guarantee payment of distributions or amounts payable on redemption of the preferred securities or on liquidation of the preferred securities if Spectrum Capital Trust I does not have funds on hand available to make the payments. See "Description of Preferred Securities Guarantee." If an event of default under the indenture has occurred and is continuing and the default is attributable to Spectrum's failure to pay interest or principal on the junior subordinated debentures on the due date, a holder of preferred securities may institute a legal proceeding directly against Spectrum for payment of principal and interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder. This action is referred to in this discussion as a direct action. See "Description of Junior Subordinated Debentures -- Enforcement of Rights by Holders of Preferred Securities" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantee."

QUARTERLY DISTRIBUTION PAYMENTS AND EXTENSIONS ON DISTRIBUTION PAYMENTS


    PAYMENT OF DISTRIBUTIONS.  Distributions on the preferred securities will be
payable at the annual rate of   % of the stated liquidation amount of $10,
payable quarterly after each calendar quarter on the 15th day of January, April, July and October in each year, beginning October 15, 1999. The amount of each distribution due will include amounts accrued through the date the distribution is due. Distributions on the preferred securities will be payable to the holders as they appear on the register of Spectrum Capital Trust I on the relevant record date. Until the preferred securities do not remain in book-entry form, the relevant record date will be one business day prior to the relevant distribution date and, in the event the preferred securities are not in book-entry form, the relevant record date will be the first day of the month in which the relevant distribution date occurs. Distributions will accumulate from the date of original issuance of the preferred securities.


    The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any payment date is not a business day, the distribution will be made on the next business day, and without any interest or other payment regarding any delay, except that, if the business day is in the next succeeding calendar year, payment of the distribution will be made on the immediately preceding business day. As used in this prospectus, a business day means any day other than a Saturday or a Sunday, or a day on which banking institutions in South Dakota are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

    The funds of Spectrum Capital Trust I available for distribution to its preferred securities holders will be limited to payments by Spectrum under the junior subordinated debentures. See "Description of Junior Subordinated Debentures." If Spectrum does not make interest payments on the junior subordinated debentures, the property trustee will not have funds available to pay distributions on the preferred securities. The payment of distributions, if and to the extent Spectrum Capital Trust I has legally available funds and cash sufficient to make payments, is guaranteed by Spectrum. For further information, see "Description of Preferred Securities Guarantee."

    EXTENSION PERIOD. Until a debenture event of default has occurred and is continuing, Spectrum has the right under the indenture to defer interest payments on the junior subordinated debentures at any time for a period not exceeding 20 consecutive quarters regarding each extension period. However, no extension period may extend beyond the stated maturity of the junior subordinated debentures. As a consequence of any extension election by Spectrum, quarterly distributions on the preferred securities will be deferred by Spectrum Capital Trust I during any extension period. Distributions to which holders of preferred securities are entitled will accumulate additional amounts at the rate
per year of   % thereof, compounded quarterly from the relevant distribution date. The term "distributions" as used in this prospectus includes any additional accumulated amounts.

    During any extension period, Spectrum may not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation, payment regarding, any of its capital stock which includes common and preferred stock, or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Spectrum that rank pari passu with or junior in interest to the junior subordinated debentures or make any preferred securities guarantee payments regarding any preferred securities guarantee by Spectrum of the debt securities of any subsidiary of Spectrum if the preferred securities guarantee ranks pari passu with or junior in interest to the junior subordinated debentures. These restrictions do not apply to: (a) dividends or distributions in common stock of Spectrum, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any plan of this type in the future, or the redemption or repurchase of any rights pursuant to this type of plan, (c) payments under the preferred securities guarantee of Spectrum, and (d) purchases of common stock for issuance under any future benefit plans for its directors, officers or employees. Prior to the termination of any extension period, Spectrum may further extend the extension period, provided that the extension does not cause the extension period to exceed 20 consecutive quarters or extend beyond the stated maturity of the junior subordinated debentures. Upon the termination of any extension period and the payment of all amounts then due, and subject to the above limitations, Spectrum may elect to begin a new extension period. There is no limitation on the number of times that Spectrum may elect to begin an extension period.

    Spectrum has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debentures.

REDEMPTION -- MANDATORY AND OPTIONAL RIGHTS OF SPECTRUM

    MANDATORY REDEMPTION OF PREFERRED SECURITIES. Upon the repayment or redemption at any time, in whole or in part, of any junior subordinated debentures, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount of the trust securities at the redemption price, as defined below. For more information, see "Description of Junior Subordinated Debentures -- Redemption." If less than all of the junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds will be allocated to the redemption of the trust securities pro rata.

    OPTIONAL REDEMPTION OF JUNIOR SUBORDINATED DEBENTURES. Spectrum will have the right to redeem the junior subordinated debentures (1) beginning on
           , 2004, in whole at any time or in part from time to time at a redemption price equal to the accrued and unpaid interest on the junior subordinated debentures redeemed to the date fixed for redemption, plus 100% of the principal amount of the junior subordinated debentures, or (2) at any time, in whole, but not in part, upon a tax event, an investment company event or a capital treatment event as defined in the following paragraph. The redemption price will be equal to the accrued and unpaid interest on the redeemed junior subordinated debentures, plus 100% of the principal amount. These payments will be subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of Junior Subordinated Debentures -- Redemption."

    TAX EVENT REDEMPTION, INVESTMENT COMPANY EVENT REDEMPTION, CAPITAL TREATMENT EVENT REDEMPTION OR DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES. If a tax event, an investment company event or a capital treatment event occurs after original issuance of the preferred securities and is continuing, Spectrum has the right to redeem the junior subordinated debentures in whole. If a redemption of the junior subordinated debentures occurs, Spectrum would also cause a mandatory redemption of the trust securities in whole at the redemption price, as defined below, within 90 days following the occurrence of these events. In each case the redemption would be subject to receipt of prior approval by the Federal Reserve if then required under its applicable capital guidelines or policies. If any of these events has occurred and is continuing, and Spectrum does not elect to redeem the junior subordinated debentures and cause a mandatory redemption of the trust securities or to liquidate Spectrum Capital Trust I and cause the junior subordinated debentures to be distributed to holders of the trust securities in liquidation of Spectrum Capital Trust I, the trust securities will remain outstanding. Also, additional sums, as defined below, may be payable on the junior subordinated debentures.

    A tax event requires the receipt by Spectrum and Spectrum Capital Trust I of a legal opinion. The legal opinion must state that, as a result of any amendment to, including any announced prospective change, in the laws, or any regulations, of the United States or any political subdivision or taxing authority of the United States, or as a result of any official administrative pronouncement or judicial decision interpreting or applying the tax laws or regulations, there is more than an insubstantial risk that:

    - Spectrum Capital Trust I is, or will be within 90 days of the date of the opinion, subject to United States federal income tax regarding income received or accrued on the junior subordinated debentures;

    - interest payable by Spectrum on the junior subordinated debentures is not, or within 90 days of the opinion, will not be, deductible by Spectrum, in whole or in part, for United States federal income tax purposes; or

    - Spectrum Capital Trust I is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    An investment company event requires the receipt by Spectrum and Spectrum Capital Trust I of a legal opinion. The legal opinion must state that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, Spectrum Capital Trust I is or will be considered an investment company required to be registered under the Investment Company Act.

    A capital treatment event means the reasonable determination by Spectrum that, as a result of any amendment to, including any proposed change in, the laws or regulations of the United States or any of its political subdivisions, or as a result of any official action or judicial decision interpreting the laws or regulations, there is more than an insubstantial risk that Spectrum's ability to treat the preferred securities as core capital or its equivalent for purposes of the Federal Reserve capital adequacy guidelines, is impaired.

    Additional sums means the additional amounts as may be necessary to be paid by Spectrum on the junior subordinated debentures in order that the amount of distributions payable by Spectrum Capital Trust I on the outstanding trust securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which Spectrum Capital Trust I has become subject.

    Like amount means (1) regarding a redemption of trust securities, trust securities having a liquidation amount, as defined below, equal to that portion of the principal amount of junior subordinated debentures to be contemporaneously redeemed in accordance with the indenture, allocated to the common securities and to the preferred securities based upon the relative liquidation amounts of these classes and the proceeds of which will be used to pay the redemption price of the trust securities, and (2) regarding a distribution of junior subordinated debentures to holders of trust securities in connection with a dissolution or liquidation of Spectrum Capital Trust I, junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the junior subordinated debentures are distributed.

    Liquidation amount means the stated amount of $10 per trust security.

    Redemption price means, regarding any trust security, the liquidation amount of the trust security, plus accumulated and unpaid distributions to the redemption date, allocated on a pro rata basis, based on liquidation amounts, among the trust securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

    Subject to Spectrum having received prior approval of the Federal Reserve, Spectrum will have the right at any time to liquidate Spectrum Capital Trust I and, after satisfaction of the liabilities of creditors of Spectrum Capital Trust I as provided by applicable law, cause the junior subordinated debentures to be distributed to the holders of trust securities in liquidation of Spectrum Capital Trust I. After the liquidation date fixed for any distribution of junior subordinated debentures for preferred securities:

    - the preferred securities will no longer be deemed to be outstanding;

    - the depositary or its nominee, as the record holder of the preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon the distribution; and

    - any certificates representing preferred securities not held by the depositary or its nominee will be deemed to represent the junior subordinated debentures having a principal amount equal to the liquidation amount of the preferred securities, and bearing interest equal to the accrued and unpaid distributions on the preferred securities, until the certificates are presented to the administrative trustees or their agent for reissuance.

    There can be no assurance as to the market prices for the preferred securities or the junior subordinated debentures that may be distributed in exchange for the preferred securities if a dissolution and liquidation of Spectrum Capital Trust I were to occur. Accordingly, the preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of Spectrum Capital Trust I, may trade at a discount to the price that the investor paid to purchase the preferred securities. If the junior subordinated debentures are distributed, Spectrum will use its best efforts to list them on the American Stock Exchange or the Nasdaq National Market in place of the preferred securities.

REDEMPTION PROCEDURES

    Preferred securities redeemed on each redemption date will be redeemed at the redemption price with the proceeds from the contemporaneous redemption of the junior subordinated debentures. Redemptions of the preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that Spectrum Capital Trust I has funds on hand available for the payment of the redemption price. See "Subordination of Common Securities of Spectrum Capital Trust I Held by Spectrum" and "Description of Preferred Securities Guarantee."

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities at the holder's registered address. Unless Spectrum Capital Trust I defaults in payment of the applicable redemption price, on and after the redemption date, distributions will cease to accrue on the preferred securities called for redemption.

    If Spectrum Capital Trust I gives a notice of redemption regarding the preferred securities, then, by 12:00 noon, central time, on the redemption date, the property trustee will pay the redemption price to the depositary, as the record holder of the preferred securities. The depositary thereafter will credit the redemption price to the participants for whom it holds the preferred securities. See "Book-Entry Issuance." If the preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will deposit with the paying agent for the preferred securities funds sufficient to pay the aggregate redemption price. The property trustee will give the paying agent irrevocable instructions and authority to pay the redemption price upon surrender of certificates evidencing the preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date will be payable to the holders of the preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the preferred securities will cease, except the right of the holders of the preferred securities to receive the redemption price, but without interest on the redemption price, and the preferred securities will cease to be outstanding. In the event that any date fixed for redemption of the preferred securities is not a business day, then payment of the redemption price payable on the date will be made on the next business day and without any interest or other payment for any the delay. If, however, the business day falls in the next calendar year, the payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by Spectrum Capital Trust I or by Spectrum under the preferred securities guarantee, distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by Spectrum Capital Trust I for the preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price. See "Description of Preferred Securities Guarantee."

    Subject to applicable law, including, without limitation, federal securities laws, Spectrum may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

    Payment of the redemption price on the preferred securities and any distribution of junior subordinated debentures to holders of preferred securities will be made to the applicable record holders as they appear on the register of the preferred securities on the relevant record date, which date will be one business day prior to the relevant redemption date; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for them will be a date at least 15 days prior to the redemption date. In the case of a liquidation, the record date will be established by the property trustee and be no more than 45 days before the liquidation date.

    If less than all of the trust securities are to be redeemed on a redemption date, then the aggregate redemption price for the trust securities to be redeemed will be allocated pro rata to the preferred securities and common securities based upon the relative liquidation amounts of these classes. The particular outstanding preferred securities to be redeemed will be selected by any method as the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions equal to $10 or an integral multiple of $10 of the liquidation amount of preferred securities. The property trustee will promptly notify the trust securities registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities will relate to the portion of the aggregate liquidation amount of preferred securities which has been or is to be redeemed.

SUBORDINATION OF COMMON SECURITIES OF SPECTRUM CAPITAL TRUST I HELD BY SPECTRUM

    Payment of distributions on, and the redemption price of, the preferred securities and common securities will be made pro rata based on the liquidation amounts of these securities. However, if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no distributions on or redemption of the common securities will be made. Further, no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all distributions payable on all of the outstanding preferred securities are made, or in the case of redemption the full redemption price on all of the outstanding preferred securities then called for redemption, has been made or provided for. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.

    In the case of any event of default under the trust agreement resulting from a debenture event of default, Spectrum as holder of the common securities will be deemed to have waived any right to act regarding any event of default until the effects of all events of default have been cured, waived or otherwise eliminated. Until any events of default have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the preferred securities and not on behalf of Spectrum as holder of the common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

    Spectrum will have the right at any time to terminate Spectrum Capital Trust I and cause the junior subordinated debentures to be distributed to the holders of the preferred securities. This right is subject to Spectrum having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Distribution of Junior Subordinated Debentures" above.

    In addition, under the trust agreement, Spectrum Capital Trust I will automatically terminate upon expiration of its term and will earlier terminate on the first to occur of: (I) events of bankruptcy, dissolution or liquidation of Spectrum; (2) delivery by Spectrum of written direction to the property trustee to terminate Spectrum Capital Trust I, which direction is optional and wholly within the discretion of Spectrum; (3) redemption of all of the preferred securities as described under "Redemption -- Mandatory and Optional Rights of Spectrum" above; and (4) the entry of an order for the dissolution of Spectrum Capital Trust I by a court of competent jurisdiction.

    If an early termination occurs as described in clause (1), (2) or (4) above or upon the expiration of the term of Spectrum Capital Trust I, it will be liquidated by the trustees as expeditiously as the trustees determine to be possible. The liquidation will be made after satisfaction of liabilities to creditors of Spectrum Capital Trust I as provided by applicable law. In the liquidation, holders of the trust securities will receive a like amount of the junior subordinated debentures, unless this distribution is determined by the property trustee not to be practical. If the property trustee determines that a distribution of the junior subordinated debentures is not practical, then the holders of preferred securities will be entitled to receive an amount equal to the liquidation amount of $10 per trust security plus accrued and unpaid distributions thereon to the date of payment. This amount, payable out of the assets of Spectrum Capital Trust I available for distribution, is referred to as the liquidation distribution. If the liquidation distribution can be paid only in part because Spectrum Capital Trust I has insufficient assets available to pay the full aggregate liquidation distribution, then the amounts payable directly by Spectrum Capital Trust I on the preferred securities will be paid on a pro rata basis. The holders of the common securities will be entitled to receive distributions upon a liquidation pro rata with the holders of the preferred securities, except that if a debenture event of default has occurred and is continuing, the preferred securities will have a priority over the common securities.

    Under current United States federal income tax law and interpretations and assuming, as expected, Spectrum Capital Trust I is treated as a grantor trust, a distribution of the junior subordinated debentures should not be a taxable event to holders of the preferred securities. Should there be a change in law, a change in legal interpretation, a tax event or other circumstances, however, the distribution could be a taxable event to holders of the preferred securities. See "Material Federal Income Tax Consequences." If Spectrum elects neither to redeem the junior subordinated debentures prior to maturity nor to liquidate Spectrum Capital Trust I and distribute the junior subordinated debentures to holders of the preferred securities, the preferred securities will remain outstanding until the repayment of the junior subordinated debentures.

    If Spectrum elects to liquidate Spectrum Capital Trust I and cause the junior subordinated debentures to be distributed to holders of the preferred securities in liquidation of Spectrum Capital Trust I, Spectrum will continue to have the right to shorten the maturity of the junior subordinated debentures under most circumstances. See "Description of Junior Subordinated Debentures -- General Overview."

EVENTS OF DEFAULT; NOTICE

    Any one of the following events that has occurred and is continuing constitutes an event of default under the trust agreement:

    - the occurrence of a debenture event of default under the indenture, see "Description of Junior Subordinated Debentures -- Indenture Events of Default"; or

    - default by Spectrum Capital Trust I in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days; or

    - default by Spectrum Capital Trust I in the payment of any redemption price of any trust security when it becomes due and payable; or

    - default in the performance, or breach, in any material respect, of any covenant or warranty of the property trustee in the trust agreement, other than a default or breach in the performance of a covenant or warranty which is addressed in the previous points above, and continuation of the default or breach, for a period of 60 days after there has been given, by registered or certified mail, to the property trustee by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement; or

    - the occurrence of events of bankruptcy or insolvency regarding the property trustee and the failure by Spectrum to appoint a successor property trustee within 60 days thereof.

    Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee is required to transmit notice of the event of default to the holders of the preferred securities, the administrative trustees and Spectrum, unless the event of default has been cured or waived. Spectrum and the administrative trustees are required to file annually with the property trustee a certificate as to whether they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

    If a debenture event of default has occurred and is continuing, the preferred securities will have a preference over the common securities upon termination of Spectrum Capital Trust I as described above. See "Liquidation Distribution Upon Termination." Upon a debenture event of default, unless the principal of all the junior subordinated debentures has already become due and payable, either the property trustee or the holders of not less than 25% in aggregate principal amount of outstanding junior subordinated debentures may declare all of the junior subordinated debentures to be due and payable immediately. Written notice must be given to Spectrum, and to the property trustee, if given by holders of the junior subordinated debentures. If the property trustee or the holders of the junior subordinated debentures fail to declare the principal of all of the junior subordinated debentures due and payable upon a debenture event of default, the holders of at least 25% in liquidation amount of the preferred securities then outstanding will have the right to declare the junior subordinated debentures immediately due and payable. In either event, payment of principal and interest on the junior subordinated debentures will remain subordinated to the extent provided in the indenture. In addition, holders of the preferred securities have to bring a direct action as discussed below. See "Description of Junior Subordinated Debentures -- Enforcement of Rights by Holders of Preferred Securities."

REMOVAL OF TRUSTEES

    Unless a debenture event of default has occurred and is continuing, any trustee may be removed at any time by the holder of the common securities of Spectrum Capital Trust I. If a debenture event of default has occurred and is continuing, the property trustee may be removed by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Spectrum as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

    Unless an event of default has occurred and is continuing, at any time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of trust property may at the time be located, the holders of the common securities and the administrative trustees have power to appoint one or more persons either to act as (1) a co-trustee, jointly with the property trustee, of all or any part of the trust property, or (2) to act as separate trustee of any such property. In either case these trustees will have the powers which may be provided in the instrument of appointment, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case a debenture event of default has occurred and is continuing, the property trustee alone will have power to make the appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

    Generally, any person or successor to any of the trustees of Spectrum Capital Trust I may be a successor trustee to any of the trustees, including a successor resulting from a merger or consolidation. However, any successor trustee must meet all of the qualifications and eligibility standards to act as a trustee to Spectrum Capital Trust I.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF SPECTRUM CAPITAL TRUST
  I

    Spectrum Capital Trust I may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. Spectrum Capital Trust I may, at the request of Spectrum, with the consent of the administrative trustees and without the consent of the holders of the preferred securities or the property trustee, undertake the transactions described above; provided, that:

    - the successor entity either (a) expressly assumes all of the obligations of Spectrum Capital Trust I regarding the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, or the successor securities, if the successor securities rank the same as the preferred securities rank in priority regarding distributions and payments upon liquidation, redemption and otherwise;

    - Spectrum expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debentures;

    - any transaction of this kind does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect;

    - the successor entity has a purpose identical to that of Spectrum Capital Trust I;

    - the successor securities will be listed or traded on any national securities exchange or other organization on which the preferred securities may then be listed;

    - prior to the transaction, Spectrum has received an opinion from independent counsel to Spectrum Capital Trust I stating that (a) the transaction does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect, and (b) following any transaction of this kind, neither Spectrum Capital Trust I nor the successor entity will be required to register as an investment company under the Investment Company Act; and

    - Spectrum or any permitted successor or designee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the preferred securities guarantee. Notwithstanding the foregoing, Spectrum Capital Trust I will not, except with the consent of holders of 100% in liquidation amount of the preferred securities, enter into any transaction of this kind, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the transaction would cause Spectrum Capital Trust I or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

    Except as provided below and under "Description of Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the preferred securities will have no voting rights.

    The trust agreement may be amended from time to time by Spectrum and the trustees, without the consent of the holders of the trust securities:

    - to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions regarding matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement; or

    - to modify, eliminate or add to any provisions of the trust agreement to the extent that is necessary to ensure that Spectrum Capital Trust I will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that Spectrum Capital Trust I will not be required to register as an investment company under the Investment Company Act.

    Provided, however, that in the case of the first point above, this action will not adversely affect in any material respect the interests of any holder of trust securities, and any amendments of the trust agreement will become effective when notice is given to the holders of the trust securities.

    The trust agreement may be amended by the trustees and Spectrum (1) with the consent of holders representing not less than a majority of the aggregate liquidation amount of the outstanding trust securities, and (2) upon receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect Spectrum Capital Trust I's status as a grantor trust for United States federal income tax purposes or Spectrum Capital Trust I's exemption from status as an investment company under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to (1) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date or
(2) restrict the right of a holder of trust securities to institute suit for the enforcement of any payment of distributions afterwards.

    For the time that any junior subordinated debentures are held by the property trustee, the trustees will not:

    - direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the indenture trustee regarding the junior subordinated debentures;

    - waive any past default that is waivable under the indenture;

    - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

    - consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the indenture would require the consent of each affected holder of junior subordinated debentures, this consent may be given by the property trustee without the prior consent of each holder of the preferred securities. The trustees will not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify each holder of the preferred securities of any notice of default regarding the junior subordinated debentures. In addition to obtaining these approvals of the holders of the preferred securities, prior to taking any of the above actions, the trustees will obtain an opinion of counsel stating that Spectrum Capital Trust I will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of the action.

    Any required approval of holders of the preferred securities may be given at a meeting of holders of preferred securities convened for this purpose or under written consent. The property trustee will cause a notice of any meeting at which holders of the preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of the preferred securities in the manner set forth in the trust agreement.

    No vote or consent of the holders of the preferred securities will be required for Spectrum Capital Trust I to redeem and cancel the preferred securities in accordance with the trust agreement.

    Any of the preferred securities that are owned by Spectrum, the trustees or any affiliate of Spectrum or any trustees, will, for purposes of the vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

    The preferred securities will be represented by one or more global certificates registered in the name of the depositary or its nominee. Beneficial interests in the preferred securities will be shown on, and transfers will be effected only through, records maintained by participants in the depositary. Except as described below, preferred securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

    A global security will be exchangeable for preferred securities registered in the names of persons other than the depositary or its nominee only if:

    - the depositary notifies Spectrum that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed, or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, at a time when the depositary is required to be so registered to act as a depositary;

    - Spectrum in its sole discretion determines that the global security will be so exchangeable; or

    - there has occurred and is continuing an event of default under the indenture. Any global security that is exchangeable under the preceding sentence will be exchangeable for definitive certificates registered in the names which the depositary directs. It is expected that the instructions will be based upon directions received by the depositary regarding ownership of beneficial interests in the global security. In the event that preferred securities are issued in definitive form, they will be in denominations of $10 or integral multiples of $10 and may be transferred or exchanged at the offices described below.

    Unless and until it is exchanged in whole or in part for the individual preferred securities, the global preferred security may not be transferred except (1) as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or (2) another nominee of the depositary or (3) by the depositary or any nominee to a successor depositary or any nominee of the successor.

    Payments on preferred securities represented by a global security will be made to the depositary, as the depositary for the preferred securities. In the event the preferred securities are issued in definitive form, distributions will be payable, the transfer of the preferred securities will be registrable, and preferred securities will be exchangeable for preferred securities of other denominations of a like aggregate liquidation amount, at the corporate office of the property trustee, or at the offices of any paying agent or transfer agent appointed by the administrative trustees. However, payment of any distribution may be made at the option of the administrative trustees by check mailed to the address of the persons entitled to payments or by wire transfer. In addition, if the preferred securities are issued in certificated form, the record dates for payment of distributions will be the first day of the month in which the relevant distribution date occurs. For a description of the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

    Upon the issuance of a global preferred security, and the deposit of the global preferred security with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by the global preferred security to persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents regarding the preferred securities. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee and the records of participants regarding interests of persons who hold through participants. The laws of some states require that some purchasers of securities in those states take physical delivery of the securities in definitive form. The limits, under these laws, may impair the ability to transfer beneficial interests in a global preferred security.

    For the time that the depositary for a global preferred security, or its nominee, is the registered owner of the global preferred security, this registered owner will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement of Spectrum Capital Trust I. Except as provided below, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any the preferred securities in definitive form and will not be considered the owners or holders thereof.

    None of Spectrum, the property trustee, any paying agent, or the securities registrar for the preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    Spectrum expects that the depositary, upon receipt of any payment of the liquidation amount or distributions in respect of a permanent global preferred security, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. Spectrum also expects that payments by participants to owners of beneficial interests in the global preferred security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in street name. The payments will be the responsibility of the participants.

    If the depositary for the preferred securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Spectrum within 90 days, Spectrum Capital Trust I will issue individual preferred securities in exchange for the global preferred security. In addition, Spectrum Capital Trust I may at any time in its sole discretion, subject to any limitations described in this prospectus relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. In this event, Spectrum will issue individual preferred securities in exchange for the global preferred security or securities representing the preferred securities. Further, if Spectrum Capital Trust I specifies, an owner of a beneficial interest in a global preferred security representing preferred securities may receive individual preferred securities in exchange for the beneficial interests, subject to any limitations described in this prospectus. In any such instance, a beneficial interest owner in a global preferred security will be entitled to physical delivery of individual preferred securities represented by the global preferred security equal in liquidation amount to the beneficial interest, and to have the preferred securities registered in its name. Individual preferred securities issued will be issued in denominations, unless otherwise specified by Spectrum Capital Trust I, of $10 and integral multiples of $10.

PAYMENT AND PAYING AGENCY

    Payments in respect of the preferred securities will be made to the depositary, which will credit the relevant accounts at the depositary on the applicable distribution dates. However, if any of the preferred securities are not held by the depositary, the payments will be made by check mailed to the address of the holder as the address appears on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Spectrum. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and Spectrum. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor paying agent, which will be a bank or trust company acceptable to the administrative trustees and Spectrum.

REGISTRAR AND TRANSFER AGENT

    The property trustee will act as registrar and transfer agent for the preferred securities. Registration of transfers of the preferred securities will be effected without charge by or on behalf of Spectrum Capital Trust I, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Spectrum Capital Trust I will not be required to register or cause to be registered the transfer of the preferred securities after the preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The property trustee, other than upon the occurrence and during the continuance of an event of default, undertakes to perform only the duties which are specifically set forth in the trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the preferred securities are entitled under the trust agreement to vote, then the property trustee will take action as directed by Spectrum. If the property trustee is not so directed, it will take action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability under the trust agreement except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

    The administrative trustees are authorized and directed to conduct the affairs of and to operate Spectrum Capital Trust I in such a way that Spectrum Capital Trust I will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the junior subordinated debentures will be treated as indebtedness of Spectrum for United States federal income tax purposes. In this regard, Spectrum and the administrative trustees are authorized to take any lawful action not inconsistent with the certificate of trust of Spectrum Capital Trust I or the trust agreement, that they determine in their discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related preferred securities. Holders of the preferred securities have no preemptive or similar rights.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

    The junior subordinated debentures will be issued pursuant to the
subordinated indenture, dated as of       , 1999, between Spectrum and
Wilmington Trust Company, as the indenture trustee. The following is a summary of the material terms and provisions of the junior subordinated debentures and the indenture. Prospective investors are urged to read the indenture, which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The indenture is qualified under the Trust Indenture Act.

    Concurrently with the issuance of the preferred securities, Spectrum Capital Trust I will invest the proceeds from the sale of the preferred securities, together with the consideration paid by Spectrum for the common securities, in junior subordinated debentures issued by Spectrum. The junior subordinated debentures will be issued as unsecured debt under the indenture.

GENERAL OVERVIEW

    The junior subordinated debentures will bear interest at the rate of   % per
year of their principal amount, payable quarterly after each calendar quarter on the 15th day of January, April, July and October of each year, beginning October 15, 1999, to the person in whose name each junior subordinated debenture is registered, subject to minor exceptions, at the close of business on the business day next preceding the interest payment date. Notwithstanding the above, in the event that either (1) the junior subordinated debentures are held by the property trustee and the preferred securities are no longer in book-entry only form or (2) the junior subordinated debentures are not represented by a global subordinated debenture, the record date for the interest payment will be the first day of the month in which the payment is made. The amount of each interest payment due regarding the junior subordinated debentures will include amounts accrued through the interest payment date. It is anticipated that, until the liquidation, if any, of Spectrum Capital Trust I, each junior subordinated debenture will be held in the name of the property trustee in trust for the benefit of the holders of the preferred securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next business day, except that, if the business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day. Accrued interest that is not paid on the applicable interest payment date will bear additional interest
at the rate per year of   % compounded quarterly. The term "interest" as used in
this prospectus includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date and additional sums, as defined below, as applicable.

    The junior subordinated debentures will mature on       , 2029. This date,
as it may be shortened as described below, is the stated maturity. This date may
be shortened once at any time by Spectrum to any date not earlier than       ,
2004, subject to Spectrum having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. In the event that Spectrum elects to shorten the stated maturity of the junior subordinated debentures, it will give at least 90 days prior notice to the registered holders of the junior subordinated debentures, the property trustee and the indenture trustee. The property trustee must give notice to the holders of the trust securities of the shortening of the stated maturity.

    The junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all senior and subordinated debt of Spectrum. Because Spectrum is a holding company, the right of Spectrum to participate in any distribution of assets of any subsidiaries, including its banks, upon any of its subsidiaries' liquidation or reorganization or otherwise, and thus the ability of holders of the preferred securities to benefit indirectly from the distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that Spectrum may itself be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of Spectrum's subsidiaries, and holders of junior subordinated debentures should look only to the assets of Spectrum for payments on the junior subordinated debentures. The indenture does not limit the incurrence or issuance of other secured or unsecured debt of Spectrum, including senior and subordinated debt, whether under the indenture or any existing or other indenture that Spectrum may enter into in the future or otherwise. See "Subordination" below.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    If no debenture event of default has occurred and is continuing, Spectrum has the right under the indenture at any time during the term of the junior subordinated debentures to defer interest payments at any time for a period not exceeding 20 consecutive quarters. However, no extension period may extend beyond the stated maturity of the junior subordinated debentures. At the end of an extension period, Spectrum must pay all interest then accrued and unpaid,
together with interest at the rate of   % per year, compounded quarterly. During
an extension period, interest will continue to accrue and holders of junior subordinated debentures will be required to accrue interest income for United States federal income tax purposes. See "Material Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

    During any extension period, Spectrum may not (1) declare or pay any dividends or distributions on, or redeem, purchase, or make a liquidation payment regarding, any of Spectrum's capital stock or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Spectrum, including other junior subordinated debentures, that rank pari passu with or junior in interest to the junior subordinated debentures or make any preferred securities guarantee payments regarding any preferred securities guarantee by Spectrum of the debt securities of any subsidiary of Spectrum if the preferred securities guarantee ranks pari passu with or junior in interest to the junior subordinated debentures. These restrictions do not apply to:

    - dividends or distributions in common stock of Spectrum;

    - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any plan in the future, or the redemption or repurchase of any rights pursuant to this type of plan;

    - payments under the preferred securities guarantee; or

    - purchases of common stock related to rights under any of Spectrum's benefit plans for its directors, officers or employees.

Prior to the termination of any extension period, Spectrum may further extend the extension period, provided that the extension does not cause the extension period to exceed 20 consecutive quarters or extend beyond the stated maturity of the junior subordinated debentures. Upon the termination of any extension period and the payment of all amounts then due on any interest payment date, Spectrum may elect to begin a new extension period subject to the above requirements. No interest will be due and payable during an extension period, except at the end of the extension period.

    If the property trustee is the only registered holder of the junior subordinated debentures, Spectrum must give the property trustee, the administrative trustees and the indenture trustee notice of its election of any extension period at least one business day prior to the earlier of (1) the date the distributions on the preferred securities would have been payable except for the election to begin or extend the extension period or (2) the date the administrative trustees are required to give notice to the holders of the preferred securities of the record date or the date the distributions are payable, but in any event not less than one business day prior to the record date. The indenture trustee will give notice of Spectrum's election to begin or extend a new extension period to the administrative trustees who, in turn, will give notice to the holders of the preferred securities. There is no limitation on the number of times that Spectrum may elect to begin an extension period.

    If Spectrum Capital Trust I is required to pay any additional taxes, duties or other governmental charges as a result of a tax event, Spectrum will pay as additional amounts on the junior subordinated debentures any amounts which will be required so that the distributions payable by Spectrum Capital Trust I will not be reduced as a result of any additional taxes, duties or other governmental charges. See "Description of the Preferred Securities -- Redemption -- Mandatory and Optional Rights of Spectrum" for a definition of tax event.

REDEMPTION

    Subject to Spectrum having received prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, the junior subordinated debentures are redeemable prior to maturity at
the option of Spectrum (1) beginning       , 2004, in whole at any time or in
part from time to time, or (2) at any time in whole, but not in part, upon the occurrence and during the continuance of a tax event, an investment company event or a capital treatment event, in each case at a redemption price equal to the accrued and unpaid interest on the junior subordinated debentures redeemed to the date fixed for redemption, plus 100% of the principal amount of the junior subordinated debentures. See "Description of the Preferred Securities -- Redemption -- Mandatory and Optional Rights of Spectrum" for a definitions of tax event, investment company event and capital treatment event.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at the holder's registered address. Unless Spectrum defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions of the junior subordinated debentures called for redemption.

    The junior subordinated debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION

    As described under "Description of the Preferred Securities -- Liquidation Distribution Upon Termination," under circumstances involving the termination of Spectrum Capital Trust I, the junior subordinated debentures may be distributed to the holders of the preferred securities and common securities in liquidation of Spectrum Capital Trust I after satisfaction of liabilities to creditors of Spectrum Capital Trust I. If distributed to holders of the preferred securities in liquidation, the junior subordinated debentures will initially be issued in the form of one or more global securities and the depositary, or any successor depositary for the preferred securities, will act as depositary for the junior subordinated debentures. It is anticipated that the depositary arrangements for the junior subordinated debentures would be substantially identical to those in effect for the preferred securities. If the junior subordinated debentures are distributed to the holders of preferred securities upon the liquidation of Spectrum Capital Trust I, there can be no assurance as to the market price of any junior subordinated debentures that may be distributed to the holders of preferred securities. If the junior subordinated debentures are distributed, Spectrum will use its best efforts to list them on the American Stock Exchange or the Nasdaq National Market in place of the preferred securities.

RESTRICTIONS ON PAYMENTS

    Spectrum has restrictions on paying dividends or making payments regarding pari passu or junior debt if

    - there has occurred any event of which Spectrum has actual knowledge that
      (a) with the giving of notice or the lapse of time, or both, would constitute a debenture event of default and (b) in respect of which Spectrum has taken reasonable steps to cure;

    - Spectrum has given notice of its election of an extension period as provided in the indenture regarding the junior subordinated debentures and has not rescinded the notice, or the extension period, or any extension thereof, is continuing; or

    - while the junior subordinated debentures are held by Spectrum Capital Trust I, Spectrum is in default regarding its payment of any obligation under the preferred securities guarantee.

    If any of the events above have occurred, Spectrum will not:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment regarding, any of Spectrum's capital stock; or

    - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Spectrum, including other junior subordinated debt, that rank pari passu with or junior in interest to the junior subordinated debentures or make any preferred securities guarantee payments regarding any preferred securities guarantee by Spectrum of the debt securities of any subsidiary of Spectrum if the preferred securities guarantee ranks pari passu or junior in interest to the junior subordinated debentures.

    Provided, however, Spectrum may (a) declare and pay dividends or distributions in common stock, (b) make any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under this type of plan in the future or the redemption or repurchase of any rights under such plan, (c) make payments under the preferred securities guarantee and (d) make purchases of common stock related to rights under any of Spectrum's benefit plans for its directors, officers or employees.

SUBORDINATION OF JUNIOR SUBORDINATED DEBENTURES TO SENIOR AND SUBORDINATED DEBT
  OF SPECTRUM

    In the indenture, Spectrum has agreed that any junior subordinated debentures will be subordinate and junior in right of payment to all senior and subordinated debt to the extent provided in the indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, or any bankruptcy, or similar proceedings in connection with any insolvency or bankruptcy proceeding of Spectrum, the holders of senior and subordinated debt will first be entitled to receive payment in full of principal, interest and premium, if any, on the senior and subordinated debt before the holders of junior subordinated debentures will be entitled to receive principal or interest payments on the junior subordinated debentures.

    In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior and subordinated debt outstanding upon acceleration will first be entitled to receive payment in full of all amounts due to them, including any amounts due upon acceleration, before the holders of junior subordinated debentures will be entitled to receive any principal or interest payments on the junior subordinated debentures. However, holders of subordinated debt will not be entitled to receive payment of any of these amounts to the extent that the subordinated debt is by its terms subordinated to trade creditors.

    No principal or interest payments on the junior subordinated debentures may be made if there has occurred and is continuing a default in any payment regarding senior and subordinated debt or an event of default regarding any senior and subordinated debt resulting in the acceleration of the maturity of senior and subordinated debt, or if any judicial proceeding is pending regarding any of this type of default.

    Debt as used in this discussion means regarding any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

    - every obligation of the person for money borrowed;

    - every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

    - every reimbursement obligation of the person regarding letters of credit, bankers' acceptances or similar facilities issued for the account of the person;

    - every obligation of the person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

    - every capital lease obligation of the person; and

    - every obligation of the type referred to in all of the points immediately above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

    Senior and subordinated debt means the principal of and premium, if any, and interest, if any on debt, including interest accruing at the time of the filing of any petition in bankruptcy or for reorganization relating to Spectrum, whether incurred on or prior to the date of the indenture or thereafter incurred, unless, in the instrument creating or evidencing the debt or under which the debt is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debentures or to other debt which is pari passu with, or subordinated to, the junior subordinated debentures.

    However, senior and subordinated debt will not be deemed to include:

    - any debt of Spectrum which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code was without recourse to Spectrum;

    - any debt of Spectrum to any of its subsidiaries;

    - any debt to any employee of Spectrum;

    - any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the junior subordinated debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject;

    - the preferred securities guarantee; and

    - any other debt securities issued under the indenture.

    The indenture places no limitation on the amount of additional senior and subordinated debt that may be incurred by Spectrum. Spectrum expects from time to time to incur additional indebtedness constituting senior and subordinated debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

    The junior subordinated debentures will be represented by global certificates registered in the name of the depositary or its nominee. Beneficial interests in the junior subordinated debentures will be shown on, and transfers thereof will be effected only through, records maintained by the depositary. Except as described below, junior subordinated debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

    Unless and until a global subordinated debenture is exchanged in whole or in part for the individual junior subordinated debentures, it may not be transferred except (1) as a whole by the depositary for the global subordinated debenture to a nominee of the depositary or (2) by a nominee of the depositary to the depositary or another nominee of the depositary or (3) by the depositary or any nominee to a successor depositary or any nominee of the successor.

    A global security will be exchangeable for junior subordinated debentures registered in the names of persons other than the depositary or its nominee only if (1) the depositary notifies Spectrum that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed, or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when the depositary is required to be so registered to act as a depositary or (2) Spectrum in its sole discretion determines that the global security will be so exchangeable. Any global security that is exchangeable under the preceding sentence will be exchangeable for definitive certificates registered in the names which the depositary directs. It is expected that the instructions will be based upon directions received by the depositary from its participants regarding ownership of beneficial interests in the global security. In the event that junior subordinated debentures are issued in definitive form, the junior subordinated debentures will be in denominations of $10 and integral multiples of $10 and may be transferred or exchanged at the offices described below.

    Payments on junior subordinated debentures represented by a global security will be made to the depositary, as the depositary for the junior subordinated debentures. In the event junior subordinated debentures are issued in definitive form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of a like aggregate principal amount, at the corporate office of the indenture trustee, or at the offices of any paying agent or transfer agent appointed by Spectrum. However, interest payments may be made at the option of Spectrum by check mailed to the address of the persons entitled to payments or by wire transfer. In addition, if the junior subordinated debentures are issued in certificated form, the record dates for interest payments will be the first day of the month in which the payment is to be made. For a description of the depositary and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

    Spectrum will appoint the indenture trustee as securities registrar under the indenture. Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer with the form of transfer endorsed, or a satisfactory written instrument of transfer, duly executed, at the office of the securities registrar. Spectrum may at any time rescind the designation of any registrar or approve a change in the location through which any registrar acts, provided that Spectrum maintains a registrar in the place of payment. Spectrum may at any time designate additional registrars regarding the junior subordinated debentures.

    In the event of any redemption of the junior subordinated debentures, neither Spectrum nor the indenture trustee will be required to issue or register the transfer of junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption.

GLOBAL SUBORDINATED DEBENTURE

    Upon the issuance of the global subordinated debenture, and the deposit of the global subordinated debenture with or on behalf of the depositary, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual junior subordinated debentures represented by the global subordinated debenture to participants. Ownership of beneficial interests in a global subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global subordinated debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, regarding interests of participants, and the records of participants, regarding interests of persons who hold through participants. The laws of some states require that some purchasers of securities in those states take physical delivery of the securities in definitive form. The limits and the laws may impair the ability to transfer beneficial interests in a global subordinated debenture.

    During the time that the depositary for a global subordinated debenture, or its nominee, is the registered owner of the global subordinated debenture, this registered owner will be considered the sole owner or holder of the junior subordinated debentures represented by the global subordinated debenture for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global subordinated debenture will not be entitled to have any of the individual junior subordinated debentures represented by the global subordinated debenture registered in their names, will not receive or be entitled to receive physical delivery of any such junior subordinated debentures in definitive form and will not be considered the owners or holders thereof.

    Payments of principal of and interest on individual junior subordinated debentures represented by a global subordinated debenture registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global subordinated debenture representing the junior subordinated debentures. None of Spectrum, the indenture trustee, any paying agent, or the securities registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global subordinated debenture or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    Spectrum expects that the depositary, upon receipt of any payment of principal or interest in respect of the global subordinated debenture, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global subordinated debenture as shown on the records of the depositary or its nominee. Spectrum also expects that payments by participants to owners of beneficial interests in the global subordinated debenture held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participants.

    If the depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Spectrum within 90 days, Spectrum will issue individual junior subordinated debentures in exchange for the global subordinated debenture. In addition, Spectrum may at any time in its sole discretion, determine not to have the junior subordinated debentures represented by one or more global subordinated debentures. In this event, Spectrum will issue individual junior subordinated debentures in exchange for the global subordinated debenture. Further, if Spectrum specifies, an owner of a beneficial interest in a global subordinated debenture may receive individual junior subordinated debentures in exchange for the beneficial interests. In this instance, an owner of a beneficial interest in a global subordinated debenture will be entitled to physical delivery of individual junior subordinated debentures equal in principal amount to the beneficial interest and to have the junior subordinated debentures registered in its name. Individual junior subordinated debentures so issued will be issued in denominations, unless otherwise specified by Spectrum, of $10 and integral multiples of $10.

PAYMENT AND PAYING AGENTS

    Payment of principal of and any interest on the junior subordinated debentures will be made at the office of the indenture trustee, except that at the option of Spectrum payment of any interest may be made, except in the case of a global subordinated debenture, by check mailed to the address of the person entitled to payment as the person's address appears in the securities register. Payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debenture is registered at the close of business on the regular record date for the interest. Spectrum may at any time designate additional paying agents or rescind the designation of any paying agent; however, Spectrum will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

    Any moneys deposited with the indenture trustee or any paying agent, or then held by Spectrum in trust, for the payment of the principal of or interest on the junior subordinated debentures and remaining unclaimed for two years after the principal or interest has become due and payable will, at the request of Spectrum, be repaid to Spectrum. Thereafter, the holder of the junior subordinated debenture will look, as a general unsecured creditor, only to Spectrum for payment.

MODIFICATION OF INDENTURE

    From time to time Spectrum and the indenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the indenture for specified purposes. These purposes may include, among other things, curing ambiguities, defects or inconsistencies, provided that this action does not materially adversely affect the interests of the holders of the junior subordinated debentures or the preferred securities while they remain outstanding, and qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act. The indenture contains provisions permitting Spectrum and the indenture trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding junior subordinated debentures, to modify the indenture in a manner affecting the rights of the holders of the junior subordinated debentures; provided, that, the modification may not, without the consent of the holder of each outstanding junior subordinated debenture:

    - change the stated maturity of the junior subordinated debentures or extend the time of payment of interest on them, except as described under "Description of Junior Subordinated Debentures -- General Overview" and -- Option to Extend Interest Payment Period," or reduce the principal amount thereof or the rate of interest thereon; or

    - reduce the percentage of principal amount of junior subordinated debentures, the holders of which are required to consent to any such modification of the indenture. However, while any of the preferred securities remain outstanding, (1) no modification may be made that adversely affects the holders of the preferred securities in any material respect, (2) no termination of the indenture may occur, and (3) no waiver of any debenture event of default or compliance with any covenant under the indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the preferred securities, until the principal and interest of the junior subordinated debentures have been paid in full and other conditions are satisfied.

INDENTURE EVENTS OF DEFAULT

    The indenture provides that any one or more of the following described events regarding the junior subordinated debentures that has occurred and is continuing constitutes a debenture event of default:

    - failure for 30 days to pay any interest on the junior subordinated debentures, when due, subject to the deferral of any due date in the case of an extension period;

    - failure to pay any principal on the junior subordinated debentures when due whether at maturity, upon redemption by declaration or otherwise;

    - failure by Spectrum to observe or perform in any material respect a number of other covenants contained in the indenture for 90 days after written notice to Spectrum from the indenture trustee or to Spectrum and the indenture trustee by the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures; or events in bankruptcy, insolvency or reorganization of Spectrum, including the voluntary commencement of bankruptcy proceedings, entry of an order for relief against Spectrum in a bankruptcy proceeding, appointment of a custodian over substantially all of Spectrum's property, a general assignment for the benefit of creditors, or a court order for liquidation of Spectrum.

    The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may annul the declaration and waive the default if the default, other than the non-payment of the principal of the junior subordinated debentures which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee. Should the holders of the junior subordinated debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the preferred securities will have the right to do so. In case a debenture event of default occurs and is continuing, the property trustee will have the right to declare the principal of and the interest on the junior subordinated debentures, and any other amounts payable under the indenture, to be due and payable and to enforce its other rights as a creditor.

    Spectrum is required to file annually with the indenture trustee a certificate as to whether Spectrum is in compliance with all the conditions and covenants applicable to it under the indenture.

ENFORCEMENT OF RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If an event of default under the indenture has occurred and is continuing and the default is attributable to Spectrum's failure to pay interest or principal on the junior subordinated debentures on the due date, a holder of preferred securities may institute a legal proceeding directly against Spectrum for payment of principal and interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder. This action is referred to in this discussion as a direct action. If the right to bring a direct action is removed, Spectrum Capital Trust I may become subject to the reporting obligations under the Securities Exchange Act of 1934. Spectrum will have the right under the indenture to set-off any payment made to the holder of preferred securities by Spectrum in connection with a direct action.

    The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has been an event of default under the trust agreement. See "Description of the Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The indenture provides that Spectrum will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into Spectrum or convey, transfer or lease its properties and assets substantially as an entirety to Spectrum, unless:

    - in case Spectrum consolidates with or merges into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and the successor person expressly assumes Spectrum's obligations on the junior subordinated debentures issued under the indenture;

    - immediately after giving effect to this type of transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, has occurred and is continuing; and

    - other conditions as prescribed in the indenture are met.

    The provisions of the indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving Spectrum that may adversely affect holders of the junior subordinated debentures.

    Under the indenture, Spectrum will have satisfied and discharged the indenture when all junior subordinated debentures not previously delivered to the indenture trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, and Spectrum deposits in trust with the indenture trustee sufficient funds to pay and discharge the entire indebtedness on the junior subordinated debentures to the deposit date or to the stated maturity, as the case may be. This satisfaction and discharge will not apply to Spectrum's obligations to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

GOVERNING LAW

    The indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of Iowa.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    The indenture trustee will have and be subject to all the duties and responsibilities specified for an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

COVENANTS OF SPECTRUM

    Spectrum will covenant in the indenture, as to the junior subordinated debentures, that during the time that (1) Spectrum Capital Trust I is the holder of all junior subordinated debentures, (2) a tax event in respect of Spectrum Capital Trust I has occurred and is continuing and (3) Spectrum has elected, and has not revoked the election, to pay additional sums, as defined under "Description of the Preferred Securities -- Redemption -- Mandatory and Optional Rights of Spectrum," in respect of the preferred securities, Spectrum will pay to Spectrum Capital Trust I these additional sums. Spectrum will also covenant, as to the junior subordinated debentures:

    - to maintain directly or indirectly 100% ownership of the common securities of Spectrum Capital Trust I to which junior subordinated debentures have been issued, provided that successors which are permitted under the indenture may succeed to Spectrum's ownership of the common securities;

    - to use its reasonable efforts to cause Spectrum Capital Trust I (a) to remain a business trust, except in connection with a distribution of junior subordinated debentures to the holders of the preferred securities in liquidation of Spectrum Capital Trust I, (b) the redemption of all of the trust securities or (c) in connection with mergers, consolidations, or amalgamations permitted by the trust agreement; and

    - to use its reasonable efforts to cause each Holder of trust securities to be treated as owning an individual beneficial interest in the junior subordinated debentures.

                              BOOK-ENTRY ISSUANCE

    The depositary will act as securities depositary for all of the preferred securities and the junior subordinated debentures. The preferred securities and the junior subordinated debentures will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully-registered global certificates will be issued for the preferred securities and the junior subordinated debentures and will be deposited with the depositary.

    The depositary is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the Securities and Exchange Commission.

    Purchases of preferred securities or junior subordinated debentures within the depositary system must be made by or through direct participants, which will receive a credit for the preferred securities or junior subordinated debentures on the depositary's records. The ownership interest of each actual purchaser of each preferred security and each junior subordinated debenture is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased preferred securities or junior subordinated debentures. Transfers of ownership interests in the preferred securities or junior subordinated debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in preferred securities or junior subordinated debentures, except in the event that use of the book-entry system for the or junior subordinated debentures is discontinued.

    The depositary has no knowledge of the actual beneficial owners of the preferred securities or the junior subordinated debentures. The depositary's records reflect only the identity of the direct participants to whose accounts the preferred securities or junior subordinated debentures are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices will be sent to Cede & Co. as the registered holder of the preferred securities or junior subordinated debentures. If less than all of the preferred securities or the junior subordinated debentures are being redeemed, the depositary will determine by lot or pro rata the amount of the preferred securities of each direct participant to be redeemed.

    Although voting regarding the preferred securities and the junior subordinated debentures is limited to the holders of record of the preferred securities and the junior subordinated debentures, in those instances in which a vote is required, neither the depositary nor Cede & Co. will itself consent or vote regarding preferred securities or the junior subordinated debentures. Under its usual procedures, the depositary would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the preferred securities or junior subordinated debentures are credited on the record date and which are used and identified in a listing attached to the omnibus proxy.

    Distribution payments on the preferred securities or the junior subordinated debentures will be made by the relevant trustee to the depositary. The depositary's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of the participant and not of the depositary, the relevant trustee, Spectrum Capital Trust I or Spectrum, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to the depositary is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of the depositary, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

    The depositary may discontinue providing its services as securities depositary regarding any of the preferred securities or the junior subordinated debentures at any time by giving reasonable notice to the relevant trustee and Spectrum. In the event that a successor securities depositary is not obtained, definitive preferred securities or subordinated debenture certificates representing the preferred securities or junior subordinated debentures are required to be printed and delivered. Spectrum, at its option, may decide to discontinue use of the system of book-entry transfers through the depositary, or a successor depositary. After a debenture event of default, the holders of a majority in liquidation preference of preferred securities or aggregate principal amount of junior subordinated debentures may determine to discontinue the system of book-entry transfers through the depositary. In this event, definitive certificates for the preferred securities or junior subordinated debentures will be printed and delivered.

    The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that Spectrum Capital Trust I and Spectrum believe to be accurate, but Spectrum Capital Trust I and Spectrum assume no responsibility for the accuracy thereof. Neither Spectrum Capital Trust I nor Spectrum has any responsibility for the performance by the depositary or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEE

    The preferred securities guarantee agreement will be executed and delivered by Spectrum concurrently with the issuance of the preferred securities. The preferred securities guarantee will be for the benefit of the holders of the preferred securities. Wilmington Trust Company will act as trustee under the preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and the preferred securities guarantee will be qualified under the Trust Indenture Act. The following is a summary of the material provisions of the preferred securities guarantee. Prospective investors are urged to read the form of the preferred securities guarantee which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The guarantee trustee will hold the preferred securities guarantee for the benefit of the holders of the preferred securities.

GENERAL OVERVIEW

    The preferred securities guarantee is an irrevocable guarantee on a subordinated basis of all of Spectrum Capital Trust I's obligations to make payments under the preferred securities, but will apply only to the extent that Spectrum Capital Trust I has funds sufficient to make the payments, and is not a guarantee of collection.

    Spectrum will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in this prospectus, the preferred securities guarantee payments, as defined below, to the holders of the preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that Spectrum Capital Trust I may have or assert other than the defense of payment. The following payments regarding the preferred securities, to the extent not paid by or on behalf of Spectrum Capital Trust I, will be subject to the preferred securities guarantee of Spectrum:

    - any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that Spectrum Capital Trust I has available funds on hand at the time;

    - the redemption price regarding any preferred securities called for redemption to the extent that Spectrum Capital Trust I has available funds on hand at the time; and

    - upon a voluntary or involuntary dissolution, winding up or liquidation of Spectrum Capital Trust I, unless the junior subordinated debentures are distributed to holders of the preferred securities.

    The amount of the preferred securities guarantee will be the lesser of (a) the liquidation distribution and (b) the amount of assets of Spectrum Capital Trust I remaining available for distribution to holders of preferred securities. Spectrum's obligation to make a preferred securities guarantee payment may be satisfied by direct payment of the required amounts by Spectrum to the holders of the preferred securities or by causing Spectrum Capital Trust I to pay these amounts to the holders.

    If Spectrum does not make interest payments on the junior subordinated debentures held by Spectrum Capital Trust I, Spectrum Capital Trust I will not be able to pay distributions on the preferred securities and will not have funds legally available to pay distributions. The preferred securities guarantee will rank subordinate and junior in right of payment to all senior and subordinated debt of Spectrum. See "Status of the Preferred Securities Guarantee" below. Because Spectrum is a holding company, the right of Spectrum to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent Spectrum may itself be recognized as a creditor of that subsidiary. Accordingly, Spectrum's obligations under the preferred securities guarantee will be effectively subordinated to all existing and future liabilities of Spectrum's subsidiaries, and claimants should look only to the assets of Spectrum for payments thereunder. Except as otherwise described in this prospectus, the preferred securities guarantee does not limit the incurrence or issuance of other secured or unsecured debt of Spectrum, including senior and subordinated debt whether under the indenture, any other indenture that Spectrum may enter into in the future, or otherwise.

    Spectrum has, through the preferred securities guarantee, the trust agreement, the junior subordinated debentures, the indenture and the expense agreement relating to Spectrum Capital Trust I, taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of Spectrum Capital Trust I's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this preferred securities guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee on a subordinated basis of all Spectrum

Capital Trust I's obligations under the preferred securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantee."

STATUS OF THE PREFERRED SECURITIES GUARANTEE

    The preferred securities guarantee will constitute an unsecured obligation of Spectrum and will rank subordinate and junior in right of payment to all senior and subordinated debt in the same manner as the junior subordinated debentures.

    The preferred securities guarantee will constitute a guarantee of payment and not of collection. The guaranteed party may institute a legal proceeding directly against Spectrum to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity. The preferred securities guarantee will be held for the benefit of the holders of the preferred securities. The preferred securities guarantee does not place a limitation on the amount of additional senior and subordinated debt that may be incurred by Spectrum. Spectrum expects from time to time to incur additional indebtedness constituting senior and subordinated debt.

AMENDMENT AND ASSIGNMENT

    Except regarding any changes which do not adversely affect the rights of holders of the preferred securities in a material manner, in which case no vote will be required, the preferred securities guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding preferred securities. See "Description of the Preferred Securities -- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assigns, receivers, trustees and representatives of Spectrum and will inure to the benefit of the holders of the preferred securities then outstanding.

EVENTS OF DEFAULT

    An event of default under the preferred securities guarantee will occur upon the failure of Spectrum to perform any of its payment or other obligations under the preferred securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee.

    Any holder of preferred securities may institute a legal proceeding directly against Spectrum to enforce the holder's rights under the preferred securities guarantee without first instituting a legal proceeding against Spectrum Capital Trust I, the guarantee trustee or any other person or entity.

    Spectrum, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether Spectrum is in compliance with all the conditions and covenants applicable to it under the preferred securities guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The guarantee trustee, other than during the occurrence and continuance of a default by Spectrum in performance of the preferred securities guarantee, undertakes to perform only the duties which are specifically set forth in the preferred securities guarantee. After default regarding the preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of the preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

    The preferred securities guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the preferred securities, upon full payment of the amounts payable upon liquidation of Spectrum Capital Trust I or upon distribution of junior subordinated debentures to the holders of the preferred securities. The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

GOVERNING LAW

    The preferred securities guarantee will be governed by and construed in accordance with the laws of the State of Iowa.

THE EXPENSE AGREEMENT

    Under the agreement as to expenses and liabilities entered into by Spectrum under the trust agreement, Spectrum will irrevocably and unconditionally guarantee to each person or entity to whom Spectrum Capital Trust I becomes indebted or liable, the full payment of any costs, expenses or liabilities of Spectrum Capital Trust I, other than obligations of Spectrum Capital Trust I to pay to the holders of the preferred securities or other similar interests in Spectrum Capital Trust I of the amounts due the holders under the terms of the preferred securities or the other similar interests, as the case may be.

            RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE

FULL AND UNCONDITIONAL PREFERRED SECURITIES GUARANTEE ON A SUBORDINATED BASIS

    Payments of distributions and other amounts due on the preferred securities, to the extent Spectrum Capital Trust I has funds available for the payment of the distributions, are irrevocably guaranteed by Spectrum as and to the extent set forth under "Description of Preferred Securities Guarantee." Taken together, Spectrum's obligations under the junior subordinated debentures, the indenture, the trust agreement, the expense agreement and the preferred securities guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee on a subordinated basis of payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the preferred securities guarantee. It is only the combined operation of those documents that has the effect of providing a full, irrevocable and unconditional guarantee on a subordinated basis of Spectrum Capital Trust I's obligations under the preferred securities. If and to the extent that Spectrum does not make payments on the junior subordinated debentures, Spectrum Capital Trust I will not pay distributions or other amounts due on the preferred securities. The preferred securities guarantee does not cover payment of distributions when Spectrum Capital Trust I does not have sufficient funds to pay the distributions. In this event, the remedy of a holder of the preferred securities is to institute a legal proceeding directly against Spectrum for enforcement of payment of the distributions to the holder. The obligations of Spectrum under the preferred securities guarantee are subordinate and junior in right of payment to all senior and subordinated debt.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the junior subordinated debentures, the payments will be sufficient to cover distributions and other payments due on the preferred securities, primarily because: (1) the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the preferred securities and common securities; (2) the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the preferred securities; (3) Spectrum will pay for all and any costs, expenses and liabilities of Spectrum Capital Trust I except Spectrum Capital Trust I's obligations to holders of preferred securities; and (4) the trust agreement further provides that Spectrum Capital Trust I will not engage in any activity that is not consistent with the limited purposes of Spectrum Capital Trust I.

    Notwithstanding anything to the contrary in the indenture, Spectrum has the right to set-off any payment it is otherwise required to make under the indenture to the extent Spectrum has made payments, or is concurrently on the date of the payment making, a payment under the preferred securities guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF THE PREFERRED SECURITIES UNDER THE PREFERRED
  SECURITIES GUARANTEE

    A holder of any the preferred securities may institute a legal proceeding directly against Spectrum to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against the guarantee trustee, Spectrum Capital Trust I or any other person or entity.

    A default or event of default under any senior and subordinated debt would not constitute an event of default. However, in the event of payment defaults under, or acceleration of, senior and subordinated debt, the subordination provisions of the indenture provide that no payments may be made in respect of the junior subordinated debentures until the senior and subordinated debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on junior subordinated debentures would constitute an event of default.

LIMITED PURPOSE OF SPECTRUM CAPITAL TRUST I

    The preferred securities evidence a beneficial interest in Spectrum Capital Trust I, and Spectrum Capital Trust I exists for the sole purpose of issuing the trust securities and investing the proceeds from the sale of the trust securities in the junior subordinated debentures. A principal difference between the rights of a holder of the preferred securities and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from Spectrum the principal amount of and interest accrued on junior subordinated debentures held, while a holder of the preferred securities is entitled to receive distributions from Spectrum Capital Trust I, or from Spectrum under the preferred securities guarantee, if and to the extent Spectrum Capital Trust I has funds available for the payment of the distributions.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary termination, winding-up or liquidation of Spectrum Capital Trust I involving the liquidation of the junior subordinated debentures, the holders of preferred securities will be entitled to receive, out of assets held by Spectrum Capital Trust I, the liquidation distribution in cash. See "Description of the Preferred Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of Spectrum, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of Spectrum, subordinated in right of payment to all senior and subordinated debt as set forth in the indenture, but entitled to receive payment in full of principal and interest, before any stockholders of Spectrum receive payments or distributions. Since Spectrum is the guarantor under the preferred securities guarantee and has agreed to pay for all costs, expenses and liabilities of Spectrum Capital Trust I, other than Spectrum Capital Trust I's obligations to the holders of its preferred securities, the positions of a holder of the preferred securities and a holder of junior subordinated debentures relative to other creditors and to stockholders of Spectrum in the event of liquidation or bankruptcy of Spectrum are expected to be substantially the same.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The preferred securities and payments on the preferred securities generally are subject to taxation. Therefore, you should consider the tax consequences of owning and receiving payments on the preferred securities before acquiring them.


    The following is the opinion of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim, Omaha, Nebraska, tax counsel to Spectrum and Spectrum Capital Trust
I. Tax counsel's legal opinion is based upon current law and the factual representations, facts and assumptions set forth in this prospectus and assumes that Spectrum Capital Trust I was formed and will be maintained in compliance with the terms of the trust agreement and related documents described in the prospectus.



    Unless otherwise stated, this discussion deals only with preferred securities held by United States persons who purchase the preferred securities upon original issuance at the first price at which a substantial amount of preferred securities were sold and who are not engaged in the sale of securities to customers. As used in this prospectus, a "United States person" means a person that is (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) any trust if a court within the United States is able to exercise primary supervision over the administration of Spectrum Capital Trust I and one or more United States persons have the authority to control all substantial decisions of Spectrum Capital Trust I. The tax treatment of holders may vary depending on their particular situation. This discussion does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign investors, persons that will hold the preferred securities as part of a position in a "straddle" or as part of a "hedging" or other integrated transaction, or persons whose functional currency is not the United States dollar, or the consequences to shareholders, partners or beneficiaries of a holder. In addition, this discussion does not include any description of any alternative minimum tax consequences or other collateral tax consequences under United States federal income tax laws, or the tax laws of any state, local or foreign government that may be applicable to a holder of preferred securities. This discussion is based on the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Any change of this nature could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting an owner of preferred securities.


    The following discussion does not discuss the tax consequences that might be relevant to persons that are not United States persons. Non-United States persons should consult their own tax advisors as to the specific United States federal income tax consequences of the purchase, ownership and disposition of preferred securities.

    The authorities on which this discussion is based are subject to various interpretations and the opinions of counsel are not binding on the IRS or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS regarding the transactions described in this prospectus. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this discussion or that a court would not sustain this type of challenge. It is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of preferred securities may differ from the treatment described below.

    SECURITYHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR PERSONAL TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE PREFERRED SECURITIES IF A TAX EVENT OCCURS, SEE "DESCRIPTION OF THE PREFERRED SECURITIES -- REDEMPTION -- MANDATORY AND OPTIONAL RIGHTS OF SPECTRUM."

CLASSIFICATION OF SPECTRUM CAPITAL TRUST I


    Spectrum Capital Trust I will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the preferred securities, a securityholder, will be treated as owning an undivided beneficial interest in the junior subordinated debentures. Accordingly, each securityholder will be required to include in its gross income its pro rata share of the interest income or original issue discount that is paid or accrued on the junior subordinated debentures. See "Interest Income and Original Issue Discount." No amount included in income regarding the preferred securities will be eligible for the dividends received deduction.


CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES


    Spectrum and Spectrum Capital Trust I intend to take the position that the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness of Spectrum under current law. Spectrum, Spectrum Capital Trust I and, by acceptance of a preferred security, each holder agree to treat the junior subordinated debentures as indebtedness and the preferred securities as evidence of an indirect beneficial ownership interest in the junior subordinated debentures. No assurance can be given, however, that this classification will not be challenged by the IRS or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness of Spectrum. See "Risk Factors -- You are subject to prepayment risk because possible tax law changes could result in a redemption of the preferred securities."


INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Except as set forth below, stated interest on the junior subordinated debentures generally will be included in income by a securityholder at the time the interest income is paid or accrued in accordance with the securityholder's regular method of tax accounting.

    If Spectrum exercises its right to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will become original issue discount instruments, and the amount of original issue discount would be equal to the aggregate of all future payments of interest on the junior subordinated debentures. In this event, all securityholders would be required to include the original issue discount on the junior subordinated debentures in income on a daily economic accrual basis during the extension period, even though Spectrum would not pay the interest until the end of the extension period, and even though some securityholders may use the cash method of tax accounting. Moreover, thereafter the junior subordinated debentures would be taxed as original issue discount instruments for as long as they remained outstanding. Thus, even after the end of the extension period, all securityholders would be required to continue to include the original issue discount on the junior subordinated debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to this interest income. In this event, actual cash payments of interest on the junior subordinated debentures would not be reported separately as taxable income.


    In addition, Spectrum's option to defer the payment of interest on the junior subordinated debentures during an extension period might cause the junior subordinated debentures to be considered initially issued with original issue discount. Spectrum believes, and will take the position, that this result will not arise because of an exception in the Treasury regulations that applies when there is only a remote likelihood that a contingency, such as election to defer, will occur. However, the Treasury regulations described above have not yet been addressed in any rulings or other definitive interpretations by the IRS. It is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the junior subordinated debentures were issued with original issue discount regardless of whether Spectrum exercises its right to defer payments of interest on the debentures, all securityholders would be required to include the stated interest thereon in income on a daily economic accrual basis as described above.

    Spectrum does not anticipate that additional sums, as defined in the indenture, will be paid. However, if additional sums are paid, they will be taxable to the securityholder as ordinary income, generally as interest income.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED
  SECURITIES

    Under current law, a distribution by Spectrum Capital Trust I of the junior subordinated debentures as described under the caption "Description of the Preferred Securities -- Liquidation and Distribution Upon Termination" will be non-taxable and will result in the securityholder receiving directly its pro rata share of the junior subordinated debentures previously held indirectly through Spectrum Capital Trust I, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis the securityholder had in its preferred securities before the distribution. If, however, the liquidation of Spectrum Capital Trust I were to occur because Spectrum Capital Trust I is subject to United States federal income tax regarding income accrued or received on the junior subordinated debentures as a result of a tax event or otherwise, the distribution of junior subordinated debentures to securityholders by Spectrum Capital Trust I would be a taxable event to Spectrum Capital Trust I and each securityholder, and a securityholder would recognize gain or loss as if the securityholder had sold or exchanged its preferred securities for the junior subordinated debentures it received upon the liquidation of Spectrum Capital Trust I. See -- "Sales or Redemption of Preferred Securities." A securityholder would recognize interest income in respect of junior subordinated debentures received from Spectrum Capital Trust I in the manner described above under "Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF PREFERRED SECURITIES


    Gain or loss will be recognized by a securityholder on a sale of preferred securities, including a redemption for cash, in an amount equal to the difference between the amount realized, which for this purpose will exclude amounts attributable to accrued interest or original issue discount not previously included in income, and the securityholder's adjusted tax basis in the preferred securities sold or so redeemed. A securityholder's adjusted tax basis will be its initial purchase price, increased by any accrued original issue discount previously included in the securityholder's gross income to the date of disposition, and decreased by payments, other than stated interest on the junior subordinated debentures that does not constitute original issue discount, received on the preferred securities. Any gain or loss on the sale, exchange or retirement of the preferred securities generally will be treated as capital gain or loss. In general, amounts attributable to accrued interest regarding a securityholder's pro rata share of the junior subordinated debentures not previously included in income and which are excluded from the amount realized on a sale of preferred securities and therefore not part of the calculation of gain or loss, will be taxable as ordinary income. There is conflicting authority regarding whether or not a cash basis taxpayer is required to include in income accrued interest in the event the preferred securities are sold for less than their principal amount. The Internal Revenue Service Restructuring and Reform Act of 1998 provides that for taxpayers other than corporations, net capital gain, which is defined as net long-term capital gain over net short-term capital loss for the taxable year, realized from property, with limited exceptions, is subject to a maximum marginal stated tax rate of 20%, or 10% in the case of taxpayers in the lowest tax bracket. Capital gain or loss is long-term if the holding period for the asset is more than one year, and is short-term if the holding period for the asset is one year or less. Capital gains realized from assets held for one year or less are taxed at the same rates as ordinary income. Subject to limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


    Should Spectrum exercise its option to defer any payment of interest on the junior subordinated debentures, the preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the underlying junior subordinated debentures. In the event of a deferral under the option, a securityholder that disposes of its preferred securities between record dates for payments of distributions, and consequently does not receive a distribution from Spectrum Capital Trust I for the period prior to the disposition, will nevertheless be required to include in income accrued original issue discount on the junior subordinated debentures through the date of disposition and will add this amount to its adjusted tax basis in its preferred securities. The securityholder will recognize a capital loss on the disposition of its preferred securities to the extent the selling price, which may not fully reflect the value of accrued but unpaid original issue discount, is less than the securityholder's adjusted tax basis in the preferred securities, which will include accrued but unpaid original issue discount that has been included in income. As stated previously, subject to limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    The amount of interest paid or original issue discount accrued, if any, on the junior subordinated debentures, beneficial ownership of which is reflected in the preferred securities held of record by United States persons, other than corporations and other exempt securityholders, will be reported to the Service. Generally, income on the preferred securities will be reported to securityholders on Form 1099, which form should be mailed to securityholders by January 31 following each calendar year. Proposed regulations, if adopted. could alter the information reporting requirements which must be made to both the IRS and the securityholders. Backup withholding at a rate of 31% will apply to payments of interest to non-exempt United States persons unless the securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets other conditions. Any amounts withheld from a securityholder under the backup withholding rules will be allowed as a refund or a credit against the securityholder's United States federal income tax liability, provided the required information is furnished to the Service. Payment of the proceeds from the disposition of preferred securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the securityholder or beneficial owner establishes an exemption from information reporting and backup withholding.

POSSIBLE TAX LAW CHANGES AFFECTING PREFERRED SECURITIES

    Legislative proposals were made in 1996 and 1997, which if enacted, could have adversely affected the ability of Spectrum to deduct interest paid on the junior subordinated debentures. Although these proposals were not enacted, there can be no assurance that future legislative proposals or final legislation will not affect the ability of Spectrum to deduct interest on the junior subordinated debentures or otherwise adversely affect the tax treatment of the transactions described in this prospectus. A change of this nature could give rise to a tax event, which may permit Spectrum to cause a redemption of the trust preferred securities. See "Risk Factors -- You are subject to prepayment risk because possible tax law changes could result in a redemption of the preferred securities," "Description of the Preferred Securities -- Redemption -- Mandatory and Optional Rights of Spectrum" and "Description of Junior Subordinated Debentures -- Redemption."

                              ERISA CONSIDERATIONS

    Employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), or Section 4975 of the Code, generally may purchase preferred securities subject to the investing fiduciary's determination that the investment in preferred securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

    However, Spectrum and any of its affiliates may be considered a party in interest, within the meaning of Section 3(14) of ERISA, or a disqualified person, within the meaning of Section 4975 of the Code, regarding plans maintained or sponsored by, or contributed to by, Spectrum or an affiliate, or regarding which Spectrum or an affiliate is a fiduciary, or plans for which Spectrum or an affiliate provide services. The acquisition and ownership of preferred securities by an individual retirement arrangement or other Plan described in Section 4975(e) (1) of the Code, regarding which Spectrum or any of its affiliates is considered a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, which could give rise to the imposition of substantial taxes unless the preferred securities are acquired under and in accordance with an applicable exemption.

    As a result, plans regarding which Spectrum and/or any of its affiliates is a party in interest or a disqualified person should not acquire preferred securities unless the preferred securities are acquired under and in accordance with an applicable exemption. Any plans or entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire preferred securities should consult with their own counsel.

                                  UNDERWRITING


    Subject to the terms and conditions of the underwriting agreement among Spectrum, Spectrum Capital Trust I and the underwriters listed on the table below for whom Howe Barnes Investments, Inc. is acting as representative, the underwriters have severally agreed to purchase from Spectrum Capital Trust I an aggregate of 2,000,000 preferred securities in the amounts set forth below opposite their respective names.



                                                                                NUMBER OF
                                                                                PREFERRED
UNDERWRITERS                                                                    SECURITIES
--------------------------------------------------------------------------  ------------------
Howe Barnes Investments, Inc..............................................
                                                                                 ----------
  Total...................................................................        2,000,000
                                                                                 ----------
                                                                                 ----------



    The underwriting agreement requires the underwriters to accept and pay for all of the preferred securities, if any are taken. In addition, the underwriting agreement sets forth customary conditions that must be satisfied on the part of Spectrum and Spectrum Capital Trust I before the underwriters are obligated to purchase the preferred securities. These conditions include the accuracy of specific representations and warranties and the receipt of opinions of counsel and reports from accountants as to the status of Spectrum, Spectrum Capital Trust I and the preferred securities.



    Spectrum Capital Trust I has granted to the underwriters an option, exercisable within 30 days after the date of this prospectus, to purchase up to an additional 300,000 preferred securities at the same price per preferred security to be paid by the underwriters for the other preferred securities offered hereby. If the underwriters purchase any of the additional preferred securities under this option, each underwriter will be committed to purchase the additional shares in approximately the same proportion as set forth in the table above. The underwriters may exercise the option only for the purpose of covering over-allotments, if any, made in connection with the distribution of the preferred securities offered hereby.



    The table below shows the price and proceeds on a per security and aggregate basis.



                                                           PER PREFERRED SECURITY       TOTAL
                                                           -----------------------  -------------
Price to Investors.......................................         $      10         $  20,000,000
Proceeds to Spectrum Capital Trust I.....................         $      10         $  20,000,000
Underwriting Commissions.................................         $                 $
Proceeds to Spectrum.....................................         $                 $



    The proceeds to be received by Spectrum as shown in the table above reflect estimated expenses of $350,000 payable by Spectrum, as follows:



Securities and Exchange Commission registration fee...............................  $    7,993
NASD fee..........................................................................       3,175
American Stock Exchange fee.......................................................      20,000
Trustees' fees and expenses.......................................................      25,000
Legal fees and expenses...........................................................     120,000
Accounting fees and expenses......................................................      80,000
Printing expenses.................................................................      85,000
Miscellaneous expenses............................................................       8,832
                                                                                    ----------
  Total...........................................................................  $  350,000
                                                                                    ----------
                                                                                    ----------

    All of the proceeds to Spectrum Capital Trust I will be used to purchase the junior subordinated debentures from Spectrum. Spectrum has agreed to pay the
underwriters    % of the public offering price per preferred security, as
compensation for arranging the investment in the junior subordinated debentures. Should the underwriters exercise the over-allotment option, an aggregate of
$         will be paid to the underwriters for arranging the investment in the junior subordinated debentures.

    The underwriters propose to offer the preferred securities in part directly to the public at the initial public offering price set forth above, and in part to securities dealers at this price less a concession not in excess of
$         per preferred security. The underwriters may allow, and the dealers
may reallow, a concession not in excess of $         per preferred security to
brokers and dealers. After the preferred securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the underwriters.

    Spectrum and Spectrum Capital Trust I have agreed to indemnify the several underwriters against several liabilities, including liabilities under the Securities Act of 1933. Generally, the indemnification provisions in the underwriting agreement provide for full indemnification of the underwriters in actions related to the disclosure in this prospectus unless such disclosure was provided by the underwriters specifically for use in this prospectus.

    In connection with the offering, the underwriters may purchase and sell the preferred securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the preferred securities; and syndicate short positions involve the sale by the underwriters of a greater number of securities than they are required to purchase from Spectrum in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the preferred securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

    The underwriters have advised Spectrum Capital Trust I that they do not intend to confirm any sales of preferred securities to any discretionary accounts. In connection with the offer and sale of the preferred securities, the underwriters will comply with Rule 2810 under the NASD Conduct Rules.

                              REPORTS OF SPECTRUM

    Spectrum intends to file with the Securities and Exchange Commission annual reports containing its audited consolidated financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. Prior to this offering, Spectrum has not been a reporting company with the Securities and Exchange Commission.

                             AVAILABLE INFORMATION

    Spectrum and Spectrum Capital Trust I have filed electronically with the Commission through EDGAR a registration statement on Form S-1 in accordance with the requirements of the Securities Act of 1933 registering the preferred securities. This prospectus does not contain all of the information set forth in the registration statement and in the exhibits attached. Some items were omitted in accordance with the rules and regulations of the Commission. Anyone may inspect the registration statement without charge at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and may obtain copies of all or any part of it from the Commission upon payment of the required fees. Statements contained in this prospectus which refer to a document filed as an exhibit to the registration statement are qualified in their entirety by reference to the copy of that document. The registration statement may also be reviewed on the Commission's Web Site at http://www.sec.gov.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the preferred securities, the enforceability of the trust agreement and the formation of Spectrum Capital Trust I will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to Spectrum and Spectrum Capital Trust I. The validity of the preferred securities guarantee and the junior subordinated debentures will be passed upon for Spectrum by Baird, Holm, McEachen, Pedersen, Hamann & Strasheim, Omaha, Nebraska, counsel to Spectrum. Matters with respect to the issuance of the preferred securities will be passed upon for the underwriters by Chapman and Cutler, Chicago, Illinois. Chapman and Cutler and Baird, Holm, McEachen, Pedersen, Hamann & Strasheim will rely on the opinions of Richards, Layton & Finger, P.A. as to matters regarding the due formation of Spectrum Capital Trust I in Delaware and the enforceability of the trust agreement under Delaware law. Matters relating to United States federal income tax consequences will be passed upon for Spectrum by Baird, Holm, McEachen, Pedersen, Hamann & Strasheim.

    Deryl F. Hamann, Chairman, CEO and controlling stockholder of Spectrum, is a partner in the law firm of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim.

                                    EXPERTS

    The consolidated financial statements of Spectrum, except the statements of income, stockholders' equity and cash flows of Decatur Corporation for the year ended December 31, 1996, as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998, included in this prospectus have been audited by McGladrey & Pullen, LLP as stated in their report appearing herein. The 1996 financial statements of Decatur Corporation (consolidated with those of Spectrum) not presented separately herein have been audited by Deloitte & Touche LLP as stated in their report included herein. McGladrey & Pullen, LLP has relied on the report of Deloitte & Touche LLP in issuing its report included in this prospectus. Such consolidated financial statements of Spectrum are included herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. Both of the foregoing firms are independent auditors.

                         INDEX TO FINANCIAL STATEMENTS


INDEPENDENT AUDITORS' REPORTS.............................................      F-2 and F-3

CONSOLIDATED FINANCIAL STATEMENTS

  Balance Sheets at March 31, 1999, June 30, 1998 and 1997................              F-4

  Statements of Income for the nine months ended March 31, 1999 and 1998
    and years ended June 30, 1998, 1997 and 1996..........................              F-5

  Statements of Stockholders' Equity for the nine months ended March 31,
    1999 and years ended June 30, 1998, 1997 and 1996.....................              F-6

  Statements of Cash Flows for the nine months ended March 31, 1999 and
    1998 and years ended June 30, 1998, 1997 and 1996.....................      F-7 and F-8

                                                                                F-9 through
  Notes to Consolidated Financial Statements..............................             F-32

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
SPECTRUM BANCORPORATION, INC.
Omaha, Nebraska

We have audited the accompanying consolidated balance sheets of SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES as of June 30, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1996 financial statements of Decatur Corporation which statements are included in the restated 1996 financial statements as explained in Note 14 and reflect interest income constituting 30% of the related consolidated total. Those statements were audited by other auditors whose report has been furnished to us and our opinion for 1996, insofar as it relates to the amounts included for Decatur Corporation, is based solely on the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES as of June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998 in conformity with generally accepted accounting principles.

                                        McGLADREY & PULLEN, LLP

Sioux Falls, South Dakota
June 1, 1999

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Decatur Corporation and Subsidiaries:

We have audited statements of income, stockholders' equity and cash flows of Decatur Corporation and Subsidiaries for the year ended December 31, 1996 (none of which are presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Decatur Corporation and Subsidiaries for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                        Deloitte & Touche, LLP

Omaha, Nebraska
February 7, 1997

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                     MARCH 31, 1999, JUNE 30, 1998 AND 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                MARCH 31,   JUNE 30,   JUNE 30,
                                                                  1999        1998       1997
                                                               -----------  ---------  ---------
                                                               (UNAUDITED)
                                             ASSETS

Cash and due from banks (Notes 3 and 16).....................   $  14,240   $  19,019  $  17,458
Federal funds sold (Note 16).................................      28,990      21,785     13,865
                                                               -----------  ---------  ---------
      TOTAL CASH AND CASH EQUIVALENTS........................      43,230      40,804     31,323
Certificates of deposit......................................         991       2,008        297
Securities available for sale (Notes 4, 8 and 9).............      95,267      79,511     79,481
Loans receivable, net (Notes 5, 9, and 17)...................     429,579     402,871    355,500
Premises and equipment, net (Note 6).........................      13,117      10,313      8,414
Accrued interest receivable..................................       4,959       5,323      4,882
Cost in excess of net assets acquired........................       2,759       2,830      1,894
Other assets (Note 10).......................................       4,035       4,417      5,828
                                                               -----------  ---------  ---------
                                                                $ 593,937   $ 548,077  $ 487,619
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits (Note 7):
    Non interest bearing.....................................   $  48,184   $  47,315  $  46,799
    Interest bearing.........................................     441,360     403,475    352,379
                                                               -----------  ---------  ---------
      TOTAL DEPOSITS.........................................     489,544     450,790    399,178
  Federal funds purchased and securities sold under
    agreements to repurchase (Note 8)........................      19,301      18,788     17,583
  Notes payable (Note 9).....................................      40,320      39,302     38,490
  Accrued interest and other liabilities (Note 11)...........       6,313       5,677      4,706
                                                               -----------  ---------  ---------
                                                                  555,478     514,557    459,957
                                                               -----------  ---------  ---------
Minority interest in subsidiaries (Note 2)...................       2,072       1,972      1,420
                                                               -----------  ---------  ---------
Commitments and contingencies (Notes 15 and 16)

Stockholders' equity (Notes 9 and 13)
  Preferred stock, $100 par value; 500,000 shares authorized;
    issued and outstanding -- 9,000 shares of 8% cumulative,
    nonvoting; 8,000 shares of 10% noncumulative,
    nonvoting................................................       1,700       1,700      1,700
  Common stock, $1 par value, authorized 1,000,000 shares,
    issued and outstanding: 1999 and 1998 71,727 shares; 1997
    71,830 shares............................................          72          72         72
  Additional paid-in capital.................................       1,659       1,659      1,663
  Retained earnings..........................................      32,609      27,750     22,657
  Accumulated other comprehensive income (Note 4)............         347         367        150
                                                               -----------  ---------  ---------
                                                                   36,387      31,548     26,242
                                                               -----------  ---------  ---------
                                                                $ 593,937   $ 548,077  $ 487,619
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------

                See Notes to Consolidated Financial Statements.

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                 NINE MONTHS ENDED MARCH 31, 1999 AND 1998 AND
                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                NINE MONTHS ENDED
                                                                    MARCH 31,                   JUNE 30,
                                                               --------------------  -------------------------------
                                                                 1999       1998       1998       1997       1996
                                                               ---------  ---------  ---------  ---------  ---------
                                                                   (UNAUDITED)
Interest income on:
  Loans receivable...........................................  $  28,094  $  26,339  $  35,414  $  30,839  $  23,861
  Taxable securities.........................................      3,929      3,224      4,308      4,771      4,011
  Nontaxable securities......................................        469        471        636        618        462
  Dividends on securities....................................         80        198        234        190         97
  Federal funds sold and other...............................      1,196        955      1,313        726        766
                                                               ---------  ---------  ---------  ---------  ---------
                                                                  33,768     31,187     41,905     37,144     29,197
                                                               ---------  ---------  ---------  ---------  ---------
Interest expense on:
  Deposits...................................................     14,865     13,447     18,170     15,991     12,637
  Federal funds purchased and securities sold under
    agreements to repurchase.................................        507        564        934        846        565
  Notes payable..............................................      2,034      2,087      2,656      1,694        994
                                                               ---------  ---------  ---------  ---------  ---------
                                                                  17,406     16,098     21,760     18,531     14,196
                                                               ---------  ---------  ---------  ---------  ---------
      NET INTEREST INCOME....................................     16,362     15,089     20,145     18,613     15,001
Provision for loan losses (Note 5)...........................        882      1,105      1,374      1,233      2,541
                                                               ---------  ---------  ---------  ---------  ---------
      NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES....     15,480     13,984     18,771     17,380     12,460
                                                               ---------  ---------  ---------  ---------  ---------
Other income:
  Service charges and other fees.............................      1,804      1,580      2,126      1,919      1,667
  Net gains from sale of loans...............................      1,674        135        803        303        314
  Gain (loss) on securities, net (Note 4)....................        (15)       179        179        259        239
  Trust department income....................................        170        117        165        139        121
  Other......................................................      1,120        852      1,301        962        604
                                                               ---------  ---------  ---------  ---------  ---------
                                                                   4,753      2,863      4,574      3,582      2,945
                                                               ---------  ---------  ---------  ---------  ---------
Other expenses:
  Salaries and employee benefits (Notes 11 and 12)...........      6,150      5,664      7,854      7,157      5,610
  Occupancy expenses, net....................................        755        655        804        992        688
  Data processing............................................        611        635        717        795        691
  Equipment expenses.........................................        346        278        566        378        314
  Advertising................................................        634        694        708        614        428
  Other operating expenses...................................      3,440      2,105      3,425      3,366      2,904
                                                               ---------  ---------  ---------  ---------  ---------
                                                                  11,936     10,031     14,074     13,302     10,635
                                                               ---------  ---------  ---------  ---------  ---------
      INCOME BEFORE INCOME TAXES AND MINORITY INTEREST IN NET
        INCOME OF SUBSIDIARIES...............................      8,297      6,816      9,271      7,660      4,770
Income taxes (Note 10).......................................      2,985      2,266      3,124      2,266      1,691
                                                               ---------  ---------  ---------  ---------  ---------
      INCOME BEFORE MINORITY INTEREST IN NET INCOME OF
        SUBSIDIARIES.........................................      5,312      4,550      6,147      5,394      3,079
Minority interest in net income of subsidiaries..............        264        233        312        261        248
                                                               ---------  ---------  ---------  ---------  ---------
      NET INCOME.............................................  $   5,048  $   4,317  $   5,835  $   5,133  $   2,831
                                                               ---------  ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------  ---------
Basic earnings per common share..............................  $   68.79  $   58.52  $   79.15  $   69.34  $   36.81
                                                               ---------  ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------  ---------
Weighted average shares outstanding..........................     71,727     71,817     71,798     71,830     71,830
                                                               ---------  ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------  ---------

                See Notes to Consolidated Financial Statements.

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
 NINE MONTHS ENDED MARCH 31, 1999 AND YEARS ENDED JUNE 30, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                                                               ACCUMULATED OTHER
                                              COMPRE-                                ADDITIONAL                     COMPRE-
                                              HENSIVE     PREFERRED                    PAID-IN     RETAINED     HENSIVE INCOME
                                              INCOME        STOCK     COMMON STOCK     CAPITAL     EARNINGS         (LOSS)
                                            -----------  -----------  -------------  -----------  -----------  -----------------
Balance, June 30, 1995....................                $   2,000     $      72     $   1,663    $  15,032       $     317
  Comprehensive income:
    Net income............................   $   2,831       --            --            --            2,831          --
    Other comprehensive income, net of
      tax:
      Net change in unrealized gain (loss)
        on securities available for sale
        (Note 4)..........................        (625)      --            --            --           --                (625)
                                            -----------
        Comprehensive income..............   $   2,206
                                            -----------
                                            -----------
  Cash dividends paid on preferred
    stock.................................                                                              (187)         --
  Redeem stock............................                     (300)       --            --           --              --
                                                         -----------          ---    -----------  -----------          -----
Balance, June 30, 1996....................                    1,700            72         1,663       17,676            (308)
  Comprehensive income:
    Net income............................   $   5,133       --            --            --            5,133          --
    Other comprehensive income, net of
      tax:
      Net change in unrealized gain (loss)
        on securities available for sale
        (Note 4)..........................         458       --            --            --           --                 458
                                            -----------
        Comprehensive income..............   $   5,591
                                            -----------
                                            -----------
  Cash dividends paid on preferred
    stock.................................                   --            --            --             (152)         --
                                                         -----------          ---    -----------  -----------          -----
Balance, June 30, 1997....................                    1,700            72         1,663       22,657             150
  Comprehensive income:
    Net income............................   $   5,835       --            --            --            5,835          --
    Other comprehensive income, net of
      tax:
      Net change in unrealized gain (loss)
        on securities available for sale
        (Note 4)..........................         233       --            --            --           --                 233
                                            -----------
        Comprehensive income..............   $   6,068
                                            -----------
                                            -----------
  Cash dividends paid on preferred
    stock.................................                   --            --            --             (152)         --
  Redeem stock............................                   --            --                (4)         (51)         --
  Adjustment to conform year ends (Note
    14)...................................                   --            --            --             (539)            (16)
                                                         -----------          ---    -----------  -----------          -----
Balance, June 30, 1998....................                    1,700            72         1,659       27,750             367
  Comprehensive income (unaudited):
    Net income............................   $   5,048       --            --            --            5,048          --
    Other comprehensive income, net of
      tax:
      Net change in unrealized gain (loss)
        on securities available for sale
        (Note 4)..........................         (20)      --            --            --           --                 (20)
                                            -----------
        Comprehensive income..............   $   5,028
                                            -----------
                                            -----------
  Cash dividends paid (unaudited):
    Preferred stock.......................                   --            --            --             (114)         --
    Common stock..........................                   --            --            --              (75)         --
                                                         -----------          ---    -----------  -----------          -----
Balance, March 31, 1999 (unaudited).......                $   1,700     $      72     $   1,659    $  32,609       $     347
                                                         -----------          ---    -----------  -----------          -----
                                                         -----------          ---    -----------  -----------          -----


                                              TOTAL
                                            ---------
Balance, June 30, 1995....................  $  19,084
  Comprehensive income:
    Net income............................      2,831
    Other comprehensive income, net of
      tax:
      Net change in unrealized gain (loss)
        on securities available for sale
        (Note 4)..........................       (625)

        Comprehensive income..............

  Cash dividends paid on preferred
    stock.................................       (187)
  Redeem stock............................       (300)
                                            ---------
Balance, June 30, 1996....................     20,803
  Comprehensive income:
    Net income............................      5,133
    Other comprehensive income, net of
      tax:
      Net change in unrealized gain (loss)
        on securities available for sale
        (Note 4)..........................        458

        Comprehensive income..............

  Cash dividends paid on preferred
    stock.................................       (152)
                                            ---------
Balance, June 30, 1997....................     26,242
  Comprehensive income:
    Net income............................      5,835
    Other comprehensive income, net of
      tax:
      Net change in unrealized gain (loss)
        on securities available for sale
        (Note 4)..........................        233

        Comprehensive income..............

  Cash dividends paid on preferred
    stock.................................       (152)
  Redeem stock............................        (55)
  Adjustment to conform year ends (Note
    14)...................................       (555)
                                            ---------
Balance, June 30, 1998....................     31,548
  Comprehensive income (unaudited):
    Net income............................      5,048
    Other comprehensive income, net of
      tax:
      Net change in unrealized gain (loss)
        on securities available for sale
        (Note 4)..........................        (20)

        Comprehensive income..............

  Cash dividends paid (unaudited):
    Preferred stock.......................       (114)
    Common stock..........................        (75)
                                            ---------
Balance, March 31, 1999 (unaudited).......  $  36,387
                                            ---------
                                            ---------

                See Notes to Consolidated Financial Statements.

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
 NINE MONTHS ENDED MARCH 31, 1999 AND 1998 AND YEARS ENDED JUNE 30, 1998, 1997
                                    AND 1996
                                 (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                                                MARCH 31,              YEARS ENDED JUNE 30,
                                                           --------------------  ---------------------------------
                                                             1999       1998       1998        1997        1996
                                                           ---------  ---------  ---------  ----------  ----------
                                                               (UNAUDITED)
Cash Flows from Operating Activities
  Net income.............................................  $   5,048  $   4,317  $   5,835  $    5,133  $    2,831
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization........................        921        899      1,344       1,041         953
    (Gain) loss on sale of securities....................         15       (179)      (179)       (259)       (239)
    (Gain) loss on sale of other real estate owned and
      other..............................................     --         --             37         (45)     --
    Provision for loan losses............................        882      1,105      1,374       1,233       2,541
    Provision for deferred income taxes..................       (110)        86       (146)       (257)       (662)
    Minority interest in net income of subsidiaries......        264        233        312         261         248
    Loans originated for resale..........................    (47,951)   (30,191)   (40,255)    (19,994)    (17,038)
    Proceeds from sale of loans originated for sale......     52,061     27,643     36,858      19,750      17,352
    (Increase) in accrued interest receivable............        364         93       (442)       (514)       (293)
    (Increase) decrease in other assets..................        910       (660)      (257)       (791)        464
    Increase (decrease) in accrued interest and other
      liabilities........................................        636        641        769         332         (23)
                                                           ---------  ---------  ---------  ----------  ----------
      NET CASH PROVIDED BY OPERATING ACTIVITIES..........     13,040      3,987      5,250       5,890       6,134
                                                           ---------  ---------  ---------  ----------  ----------
Cash Flows from Investing Activities
  Proceeds from maturity of securities held to
    maturity.............................................     --         --         --          --             285
  Purchase of certificates of deposit....................     --         --         (2,438)     (1,000)     --
  Proceeds from maturities of certificates of deposit....      1,017        297      1,721       2,260         288
  Proceeds from sales and maturities of securities
    available for sale...................................     37,116     30,987     41,316      48,490      42,299
  Purchase of securities available for sale..............    (52,773)   (24,921)   (32,105)    (41,196)    (42,467)
  Net increase in loans..................................    (31,730)   (18,072)   (35,176)    (65,498)    (35,842)
  Purchase of premises and equipment.....................     (3,378)    (1,669)    (2,764)     (1,178)       (538)
  Purchase of other assets...............................       (848)    (1,469)    (1,692)     (1,731)     (1,144)
  Proceeds from sale of premises and equipment...........     --         --            186         215      --
  Proceeds from sale of other real estate owned..........         50     --             73         619          16
  Business acquisitions (Note 2).........................     --         (1,141)    (1,141)     --          (2,991)
                                                           ---------  ---------  ---------  ----------  ----------
      NET CASH (USED IN) INVESTING ACTIVITIES............    (50,546)   (15,988)   (32,020)    (59,019)    (40,094)
                                                           ---------  ---------  ---------  ----------  ----------

                                                                     (CONTINUED)

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
 NINE MONTHS ENDED MARCH 31, 1999 AND 1998 AND YEARS ENDED JUNE 30, 1998, 1997
                                    AND 1996
                           (IN THOUSANDS) (CONTINUED)

                                                            NINE MONTHS ENDED
                                                                MARCH 31,              YEARS ENDED JUNE 30,
                                                           --------------------  ---------------------------------
                                                             1999       1998       1998        1997        1996
                                                           ---------  ---------  ---------  ----------  ----------
                                                               (UNAUDITED)
Cash Flows From Financing Activities
  Net increase in deposits...............................  $  38,754  $  34,284  $  38,555  $   41,689  $   10,188
  Net increase (decrease) in federal funds purchased and
    securities sold under agreements to repurchase.......        513      3,232        703        (478)     16,349
  Proceeds from notes payable............................      4,000      5,484     11,488      17,995      18,140
  Principal payments on notes payable....................     (2,982)    (7,781)   (10,375)     (1,015)    (10,550)
  Purchase of minority interest in subsidiaries..........       (152)    --         --          --            (419)
  Proceeds from sale of minority interest in
    subsidiary...........................................     --            290        290         198      --
  Purchase of common stock for retirement................     --            (30)       (55)     --          --
  Dividends paid, including $12, $60, $52, $18 and $68
    paid to minority interest, respectively..............       (201)      (174)      (204)       (170)       (255)
                                                           ---------  ---------  ---------  ----------  ----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES..........     39,932     35,305     40,402      58,219      33,453
                                                           ---------  ---------  ---------  ----------  ----------
      NET INCREASE (DECREASE) IN CASH AND CASH
        EQUIVALENTS......................................      2,426     23,304     13,632       5,090        (507)

Cash and cash equivalents:
  Beginning..............................................     40,804     27,172     27,172      26,233      26,740
                                                           ---------  ---------  ---------  ----------  ----------
  Ending.................................................  $  43,230  $  50,476  $  40,804  $   31,323  $   26,233
                                                           ---------  ---------  ---------  ----------  ----------
                                                           ---------  ---------  ---------  ----------  ----------

Supplemental Disclosures of Cash Flow
  Cash payments for:
    Interest.............................................  $  16,023  $  15,733  $  20,978  $   18,118  $   14,278
    Income taxes.........................................      2,706      2,380      3,173       2,642       2,166

Supplemental Schedules of Noncash Investing and Financing
 Activities
  Reclassification of securities from held to maturity to
    available for sale...................................     --         --         --          --          30,257
  Note payable incurred for purchase of minority
    interest.............................................     --         --         --          --              49
  Redemption of preferred stock in settlement of note
    receivable...........................................     --         --         --          --             300
  Net change in unrealized gain/loss on securities
    available for sale...................................        (21)       392        391         728        (721)
  Other real estate acquired in settlement of loans......         30     --             13         387         288

                See Notes to Consolidated Financial Statements.

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF BUSINESS:

    The Company is a multi-bank holding company organized under the laws of Iowa whose primary business is providing the traditional functions of trust, commercial, consumer, and mortgage banking services through its South Dakota, Missouri and Iowa based subsidiary banks. Substantially all of the Company's income is generated from banking operations.

    The accompanying consolidated financial statements reflect the merger of Decatur Corporation and Spectrum Bancorporation, Inc. (See Note 14).

  BASIS OF FINANCIAL STATEMENT PRESENTATION AND ACCOUNTING ESTIMATES:

    The accounting and reporting policies of the Company conform to generally accepted accounting principles. In preparing the accompanying financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses for the period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses. Management believes that the allowance for loan losses is adequate. While management uses available information to recognize possible losses, future additions to the allowance may be necessary based on changes in economic conditions.

    Financial Accounting Standards Board Statement (FASB) No. 130, "Reporting Comprehensive Income" requires an entity to include a statement of comprehensive income in its full set of general-purpose financial statements. Comprehensive income consists of the net income or loss of the entity plus or minus the change in equity of the entity during the period from transactions, other events, and circumstances resulting from nonowner sources. The Company's items of other comprehensive income consist of the net unrealized gains and losses on available for sale securities. The accompanying financial statements have been reclassified to conform to the requirements of Statement No. 130.

  PRINCIPLES OF CONSOLIDATION:

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions with subsidiaries are eliminated in consolidation.

    The consolidated subsidiaries are as follows: Citizens Bank (100% owned), which is chartered in Mount Ayr, Iowa; Citizens Bank of Princeton (100% owned), which is chartered in Princeton, Missouri; F&M Bank (97.9%, 97.2% and 97.42% owned at March 31, 1999, June 30, 1998 and 1997, respectively), which is chartered in Watertown, South Dakota; Rushmore Bank & Trust (90% owned), which is chartered in Rapid City, South Dakota; and Spectrum Banc Service Corporation (89% owned), a data processing organization formed during 1998. Also at March 31, 1999, Rushmore Bank & Trust owns 99% of Ameriloan, LLC, a loan origination company, which is currently inactive.

  CASH AND CASH EQUIVALENTS AND CASH FLOWS:

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks (including cash items in process of clearing) and federal funds sold. Cash flows from

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) loans (other than those originated for resale), deposits, federal funds purchased and securities sold under agreements to repurchase are reported net.

  TRUST ASSETS:

    Assets of the trust departments of the Company's subsidiaries, other than trust cash on deposit at that bank, are not included in these financial statements because they are not assets of the Company.

  SECURITIES AVAILABLE FOR SALE:

    Securities classified as available for sale are those securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are reported at fair value with unrealized gains or losses reported as a separate component of stockholders' equity, net of the related deferred tax effect. The amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, are recognized in interest income. Realized gains or losses, determined on the basis of the amortized cost of specific securities sold, are included in earnings. Declines in the fair value of individual securities classified as available for sale below their amortized cost that are determined to be other than temporary result in write-downs of the individual securities to their fair value with the resulting write-downs included in current earnings as realized losses.

  LOANS RECEIVABLE:

    Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at the amount of unpaid principal, reduced by unearned discount and fees and an allowance for loan losses.

    The Company grants real estate, commercial, and consumer loans to customers primarily in South Dakota, Missouri and Iowa and has purchased loans primarily originated in surrounding states. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the borrower. Collateral held varies, but includes accounts receivable, inventory, property and equipment, residential real estate, income-producing commercial properties and government guarantees.

    Loans sold on the secondary market are sold on a prearranged basis. Loans held for sale are included in loans receivable and are stated at the lower of cost or market. Loans held for sale totaled $8,055,000, $12,165,000 and $2,775,000 as of March 31, 1999, June 30, 1998 and 1997.

    The allowance for loan losses is established through a provision for loan losses charged to expense. Loans receivable are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectibility and prior loss experience. The evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) part of their examination process, periodically review the allowance for loan losses, and may require the Company to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

    Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. The amount of impairment, if any, and any subsequent changes are included in the provision for loan losses.

    Interest on loans is accrued daily on the outstanding balances. For impaired loans, accrual of interest is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loan receivable balance, and interest income is generally not recognized on those loans until the principal balance has been collected.

    A substantial portion of loan fees charged or received on the origination of mortgage loans are related to loans sold on the secondary market with servicing released and are recognized as income when received. Certain other loan fees, net of certain direct loan origination costs, are deferred and the net amount amortized as an adjustment of the related loan's yield. The Company is generally amortizing these amounts over the contractual life of the loan. Commitment fees based upon the amount of a customer's line of credit and fees related to letters of credit are not significant and are recognized in income when received.

  OTHER REAL ESTATE OWNED:

    Other real estate owned (OREO) represents properties acquired through foreclosure or other proceedings and is initially recorded at fair value at the date of foreclosure, which establishes cost. After foreclosure, OREO is held for sale and is carried at the lower of cost or fair value less estimated costs of disposal. Any write-down to fair value at the time of transfer to OREO is charged to the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value, and valuation allowances to reduce the carrying amount to fair value less estimated costs to dispose are recorded if necessary. OREO is included in other assets in the accompanying consolidated balance sheets.

  PREMISES AND EQUIPMENT:

    Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the following estimated useful lives:

                                                                                            YEARS
                                                                                            -----
Buildings and building improvements....................................................        3-50
Furniture and equipment................................................................        5-15

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) COST IN EXCESS OF NET ASSETS ACQUIRED:

    Cost in excess of net assets acquired represents the excess of the acquisition cost over the fair value of the net assets acquired in the purchase of subsidiaries and branches and is being amortized over periods of eleven to forty years using the straight-line method. Costs in excess of net assets acquired is net of accumulated amortization of $2,207,376, $2,136,066 and $1,793,985 at March 31, 1999, June 30, 1998 and 1997, respectively.
Approximately 23% of the unamortized balance relates to a 1992 acquisition which is being amortized over 40 years. In connection with the filing of a registration statement to offer preferred securities, management has decided to change, on a prospective basis, the amortization of the amount related to that acquisition to a remaining 19 year period. The affect of this change will be to increase amortization expense by approximately $12,000 per year.

  LONG-LIVED ASSETS:

    Long-lived assets, including intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset is not recoverable.

  INCOME TAXES:

    Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    DEFERRED COMPENSATION:

    The net present value of payments expected to be made under deferred compensation agreements is being accrued over the respective employees' expected employment service period.

  EARNINGS PER COMMON SHARE:

    Earnings per common share has been computed on the basis of the weighted-average number of common shares outstanding during each period presented. Dividends accumulated or declared on cumulative and noncumulative preferred stock, which totaled $114,000 in each of the nine month periods ended March 31, 1999 and 1998, and totaled $152,000, $152,000 and $187,000 in the years ended June 30, 1998, 1997 and 1996, respectively, reduced the earnings available to common stockholders in the computation.

  OPERATING SEGMENTS:

    The Company has adopted Financial Accounting Standards Board Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS No. 131). This statement establishes standards for reporting information about segments in annual and interim financial statements. SFAS No. 131 introduces a new model for segment reporting called "management approach". The management approach is based on the way the chief operating decision-maker organizes segments

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) within a company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure and any other in which management disaggregates a company. Based on the "management approach" model, the Company has determined that its business is comprised of a single operating segment and that SFAS No. 131 therefore has no impact on its consolidated financial statements.

  INTERIM FINANCIAL STATEMENTS:

    The consolidated financial statements as of March 31, 1999 and 1998 are unaudited, but in the opinion of management, reflect all adjustments, consisting only of a normal and recurring nature, necessary for a fair presentation. These interim financial statements are condensed, and do not include all disclosures required by generally accepted accounting principles.

  FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments as presented in Note 18:

    CARRYING AMOUNTS APPROXIMATE FAIR VALUES for the following instruments:

    Cash and due from banks
    Federal funds sold
    Certificates of deposit
    Securities available for sale
    Variable rate loans that reprice frequently where no significant change in credit risk has occurred
    Accrued interest receivable
    Variable rate money market deposit accounts and deposits payable on demand Federal funds purchased and securities sold under agreements to repurchase Notes payable with a variable interest rate
    Accrued interest payable

    DISCOUNTED CASH FLOWS using interest rates currently being offered on instruments with similar terms and with similar credit quality:

    All loans except variable rate loans described above
    Fixed rate time certificates
    Notes payable with a fixed interest rate

    FEES CURRENTLY BEING CHARGED for similar instruments, taking into account the remaining terms of the agreements and the counterparties' credit standing:

    Off-balance sheet instruments:

        Letters of credit
       Commitments to extend credit

  EMERGING ACCOUNTING STANDARDS:

    The FASB has issued Statement No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This Statement establishes accounting and reporting standards for derivative instruments and

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This Statement is effective for fiscal years beginning after June 15, 1999. Management does not believe the application of this Statement to transactions of the Company and its banking subsidiaries that have been typical in the past will materially affect the Company's financial position and results of operations.

NOTE 2. CHANGES IN MINORITY INTEREST AND BUSINESS COMBINATIONS

    In May 1996, the Company acquired 341 shares (4.8%) of the common stock of F&M Bank from minority shareholders for $418,832 in cash and a note payable of $49,436. The transactions were accounted for as purchases.

    In November 1996, the Company sold 106 shares (1.15%) of the common stock of F&M Bank to a key employee for $197,914 in cash, and in March, 1998, sold an additional 46 shares (.5%) to this same employee for $113,425 in cash.

    On May 31, 1996, the Company acquired all of the outstanding shares of Am-First Financial Corporation (Am-First) for $7,750,000 cash. Am-First owned 100% of the outstanding stock of American Federal Bank, F.S.B. The excess of the acquisition cost over the fair value of the net assets acquired of $650,445 is being amortized over eleven years using the straight-line method. The acquisition has been accounted for as a purchase and results of operations of Am-First since the date of acquisition are included in the consolidated financial statements. Concurrent with the purchase, American Federal Bank, F.S.B. was merged into the Company's subsidiary, F&M Bank.

    On March 27, 1998, the Company acquired all of the outstanding shares of First Savings & Loan Association of South Dakota, Inc. (First Savings & Loan) for $2,287,254 in cash and incurred other acquisition costs of $35,408. The excess of the acquisition cost over the fair value of the net assets acquired of $327,184 is being amortized over eleven years using the straight-line method. The acquisition has been accounted for as a purchase and results of operations of First Savings & Loan since the date of acquisition are included in the consolidated financial statements. Concurrent with the purchase, First Savings & Loan was merged into the Company's subsidiary, F&M Bank.

    A summary of the fair value of net assets acquired and net cash and cash equivalents paid (in thousands) is as follows:

                                                                           FIRST SAVINGS
                                                                               & LOAN        AM-FIRST
                                                                           MARCH 27, 1998  MAY 31, 1996
                                                                           --------------  ------------
Assets acquired..........................................................    $   16,999     $   56,429
Liabilities assumed......................................................        14,676         48,679
                                                                                -------    ------------
    Net assets acquired..................................................    $    2,323     $    7,750
                                                                                -------    ------------
                                                                                -------    ------------

Cost of net assets acquired..............................................    $    2,323     $    7,750
Less cash and cash equivalents acquired..................................         1,182          4,759
                                                                                -------    ------------
    Net cash and cash equivalents paid for cash flow purposes............    $    1,141     $    2,991
                                                                                -------    ------------
                                                                                -------    ------------

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 2. CHANGES IN MINORITY INTEREST AND BUSINESS COMBINATIONS (CONTINUED) Unaudited proforma consolidated results of operations for the years ended
June 30, 1998 and 1997 as though First Savings & Loan had been acquired as of July 1, 1996 (in thousands, except per share amounts) follows:

                                                                                    YEARS ENDED JUNE 30,
                                                                                    --------------------
                                                                                      1998       1997
                                                                                    ---------  ---------
Interest income...................................................................  $  43,154  $  38,545
Net income........................................................................      5,906      5,179
Basic earnings per common share...................................................      80.14      69.98

NOTE 3. RESTRICTIONS ON CASH AND DUE FROM BANKS

    The Company's banking subsidiaries are required to maintain reserve balances in cash and on deposit with the Federal Reserve Bank based on a percentage of deposits. The total requirement was approximately $3,253,000 and $3,129,000 at June 30, 1998 and 1997, respectively.

NOTE 4. SECURITIES AVAILABLE FOR SALE

    Amortized cost and fair value of investments in securities, all of which are classified as available for sale according to management's intent, are summarized as follows:

                                                                                        MARCH 31, 1999
                                                                                   ------------------------
                                                                                    AMORTIZED
                                                                                      COST      FAIR VALUE
                                                                                   -----------  -----------
                                                                                        (IN THOUSANDS)
U.S. Treasury securities.........................................................   $   9,995    $  10,061
U.S. Government agencies and corporations, including mortgage-backed
  securities.....................................................................      60,535       60,919
States and political subdivision securities......................................       9,778       10,258
Corporate debt securities and other..............................................      11,946       12,048
Stock in Federal Home Loan Bank..................................................       1,981        1,981
                                                                                   -----------  -----------
                                                                                    $  94,235    $  95,267
                                                                                   -----------  -----------
                                                                                   -----------  -----------

                                                                                       JUNE 30, 1998
                                                                     --------------------------------------------------
                                                                                      GROSS         GROSS
                                                                      AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                                        COST          GAINS        LOSSES       VALUE
                                                                     -----------  -------------  -----------  ---------
                                                                                       (IN THOUSANDS)
U.S. Treasury securities...........................................   $  12,175     $      50     $      (1)  $  12,224
U.S. Government agencies and corporations, including
  mortgage-backed securities.......................................      52,470           516           (96)     52,890
States and political subdivision securities........................      12,592           186           (81)     12,697
Corporate debt securities..........................................          94        --            --              94
Stock in Federal Home Loan Bank....................................       1,606        --            --           1,606
                                                                     -----------        -----         -----   ---------
                                                                      $  78,937     $     752     $    (178)  $  79,511
                                                                     -----------        -----         -----   ---------
                                                                     -----------        -----         -----   ---------

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 4. SECURITIES AVAILABLE FOR SALE (CONTINUED)

                                                                                       JUNE 30, 1997
                                                                     --------------------------------------------------
                                                                                      GROSS         GROSS
                                                                      AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                                        COST          GAINS        LOSSES       VALUE
                                                                     -----------  -------------  -----------  ---------
                                                                                       (IN THOUSANDS)
U.S. Treasury securities...........................................   $  17,648     $      50     $      (3)  $  17,695
U.S. Government agencies and corporations, including
  mortgage-backed securities.......................................      45,288           251          (106)     45,433
States and political subdivision securities........................      11,950           192          (130)     12,012
Corporate debt securities..........................................         993        --               (10)        983
Stock in Federal Home Loan Bank....................................       3,271        --            --           3,271
Other..............................................................          88        --                (1)         87
                                                                     -----------        -----         -----   ---------
                                                                      $  79,238     $     493     $    (250)  $  79,481
                                                                     -----------        -----         -----   ---------
                                                                     -----------        -----         -----   ---------

    No ready market exists for the Federal Home Loan Bank stock, and it has no quoted market value. For disclosure purposes, such stock is assumed to have a fair value which is equal to cost.

    The amortized cost and fair value of debt securities available for sale (in thousands) as of June 30, 1998, by contractual maturity, are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.

                                                                                    AMORTIZED
                                                                                      COST      FAIR VALUE
                                                                                   -----------  -----------
Due in one year or less..........................................................   $   8,476    $   8,502
Due after one year through five years............................................      15,726       15,920
Due after five years through ten years...........................................       5,856        5,862
Due after ten years..............................................................       4,080        4,084
Mortgage-backed securities.......................................................      43,193       43,537
                                                                                   -----------  -----------
                                                                                    $  77,331    $  77,905
                                                                                   -----------  -----------
                                                                                   -----------  -----------

    Proceeds from sales of securities available for sale were $11,385,932, $25,772,903 and $15,846,463 for the years ended June 30, 1998, 1997, and 1996 respectively. Gross gains of $194,849, $262,788 and $241,726 and gross losses of $15,698, $3,858 and $3,102 were realized on those sales for the years ended June 30, 1998, 1997, and 1996 respectively.

    Securities with an amortized cost of approximately $56,421,000 and $54,870,000 at June 30, 1998 and 1997, respectively, were pledged as collateral on public deposits, securities sold under agreements to repurchase, notes payable to Federal Home Loan Bank and for other purposes as required or permitted by law.

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 4. SECURITIES AVAILABLE FOR SALE (CONTINUED)
    The components of other comprehensive income -- net unrealized gain (loss) on securities available for sale (in thousands) are as follows:

                                                                                     YEARS ENDED JUNE 30,
                                                                                -------------------------------
                                                                                  1998       1997       1996
                                                                                ---------  ---------  ---------
Unrealized holding gain (loss) arising during the period......................  $     547  $     987  $    (737)
Less reclassification adjustment for net gains realized in net income.........       (179)      (259)      (239)
                                                                                ---------  ---------  ---------
    Net unrealized gain (loss) before income taxes............................        368        728       (976)
Income (taxes) benefit........................................................       (126)      (263)       333
Minority interest in unrealized gains.........................................         (9)        (7)        18
                                                                                ---------  ---------  ---------
    Other comprehensive income -- net unrealized gain (loss) on securities....  $     233  $     458  $    (625)
                                                                                ---------  ---------  ---------
                                                                                ---------  ---------  ---------

NOTE 5. LOANS RECEIVABLE

    The composition of net loans receivable (in thousands) is as follows:

                                                                     MARCH 31,          JUNE 30,
                                                                     ----------  ----------------------
                                                                        1999        1998        1997
                                                                     ----------  ----------  ----------
Commercial and agricultural........................................  $  276,533  $  209,387  $  152,906
Real estate loans..................................................      88,732     129,761     144,463
Loans to individuals...............................................      68,541      58,205      54,982
Other loans........................................................       2,191      11,531       8,825
                                                                     ----------  ----------  ----------
                                                                        435,997     408,884     361,176
                                                                     ----------  ----------  ----------

Deduct:
  Allowance for loan losses........................................       5,970       5,599       5,404
  Unearned net loan fees...........................................         448         414         272
                                                                     ----------  ----------  ----------
                                                                          6,418       6,013       5,676
                                                                     ----------  ----------  ----------
                                                                     $  429,579  $  402,871  $  355,500
                                                                     ----------  ----------  ----------
                                                                     ----------  ----------  ----------

    Loans guaranteed by agencies of the U.S. government totaled $19,868,098 and $18,567,367 at June 30, 1998 and 1997, respectively.

    Certain real estate mortgage loans are sold on the secondary market on a prearranged basis. The loans are sold without recourse, except for limited recourse during the first four months after the sale. The Company has experienced no losses on these recourse sales during 1999, 1998 or 1997.

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 5. LOANS RECEIVABLE (CONTINUED)
    Information about impaired loans (in thousands) is as follows:

                                                                                        AS OF AND FOR THE
                                                                                       YEAR ENDED JUNE 30,
                                                                                       --------------------
                                                                                         1998       1997
                                                                                       ---------  ---------
Loans receivable for which there is a related allowance for loan losses..............  $   2,104  $   3,032
Other impaired loans.................................................................     --         --
                                                                                       ---------  ---------
    Total impaired loans.............................................................  $   2,104  $   3,032

Related allowance for loan losses....................................................  $     164  $     867
Average monthly balance of impaired loans (based on month-end balances)..............      2,670      2,203
Interest income recognized on impaired loans.........................................        127        107

    Past due and nonaccrual and restructured loans (in thousands) are as follows:

                                                                           MARCH 31,          JUNE 30,
                                                                         -------------  --------------------
                                                                             1999         1998       1997
                                                                         -------------  ---------  ---------
Outstanding principal balance of accruing loans having payment
  delinquent by more than ninety days..................................    $   1,207    $   1,484  $     543
Loans on which the accrual of interest has been discontinued or
  reduced..............................................................        6,083        6,523      6,399

    Changes in the allowance for loan losses (in thousands) are as follows:

                                                              NINE MONTHS
                                                              ENDED MARCH
                                                                  31,           YEARS ENDED JUNE 30,
                                                              -----------  -------------------------------
                                                                 1999        1998       1997       1996
                                                              -----------  ---------  ---------  ---------
Balance, beginning..........................................   $   5,599   $   5,803  $   4,790      2,599
  Provision charged to operating expense....................         882       1,374      1,233      2,541
  Business acquisition (Note 2).............................      --             129     --            293
  Recoveries of amounts charged off.........................         147         224        407        886
                                                              -----------  ---------  ---------  ---------
                                                                   6,628       7,530      6,430      6,319
  Amounts charged off.......................................        (658)     (1,931)    (1,026)    (1,529)
                                                              -----------  ---------  ---------  ---------
Balance, ending.............................................   $   5,970   $   5,599  $   5,404  $   4,790
                                                              -----------  ---------  ---------  ---------
                                                              -----------  ---------  ---------  ---------

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 6. PREMISES AND EQUIPMENT

    The major classes of premises and equipment and the total amount of accumulated depreciation (in thousands) are as follows:

                                                                                          JUNE 30,
                                                                                    --------------------
                                                                                      1998       1997
                                                                                    ---------  ---------
Land..............................................................................  $   2,491  $   1,816
Buildings and building improvements...............................................      7,686      7,093
Furniture and equipment...........................................................      5,757      5,142
                                                                                    ---------  ---------
                                                                                       15,934     14,051
Less accumulated depreciation.....................................................      5,621      5,637
                                                                                    ---------  ---------
                                                                                    $  10,313  $   8,414
                                                                                    ---------  ---------
                                                                                    ---------  ---------

NOTE 7. DEPOSITS

    The composition of deposits (in thousands) is as follows:

                                                                     MARCH 31,          JUNE 30,
                                                                     ----------  ----------------------
                                                                        1999        1998        1997
                                                                     ----------  ----------  ----------
Demand.............................................................  $   48,184  $   47,315  $   46,799
NOW accounts, money market and savings.............................     155,572     133,626     115,870
Time certificates, $100,000 or more................................      67,419      57,883      45,715
Other time certificates............................................     218,369     211,966     190,794
                                                                     ----------  ----------  ----------
                                                                     $  489,544  $  450,790  $  399,178
                                                                     ----------  ----------  ----------
                                                                     ----------  ----------  ----------

    At June 30, 1998, the scheduled maturities of time certificates (in thousands) are as follows:

Year ending June 30,
1999......................................................................  $ 188,144
2000......................................................................     62,122
2001......................................................................     13,125
2002......................................................................      4,964
2003 and thereafter.......................................................      1,494
                                                                            ---------
                                                                            $ 269,849
                                                                            ---------
                                                                            ---------

NOTE 8. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    Securities sold under agreements to repurchase, which generally mature within one to four days from the transaction date, totaled $18,787,531, $17,582,854 and $15,350,466 at June 30, 1998, 1997 and 1996, respectively. The mortgage-backed securities underlying the agreements had an amortized cost of approximately $21,857,000, $21,296,000 and $20,843,000 and fair value of approximately $22,037,000, $21,320,000 and $20,607,000 at June 30, 1998, 1997
and 1996, respectively. The securities are held by the Company. The maximum month-end balance of the agreements was $22,278,990, $20,145,289 and

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 8. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (CONTINUED) $17,363,774, they had an average balance of $19,197,839, $17,783,026 and
$11,565,018 and an average interest rate of 4.8%, 4.7% and 4.9% for the years ended June 30, 1998, 1997 and 1996, respectively.

NOTE 9. NOTES PAYABLE

    Notes payable consist of the following (in thousands):

                                                                         MARCH 31,         JUNE 30,
                                                                        -----------  --------------------
                                                                           1999        1998       1997
                                                                        -----------  ---------  ---------
Notes payable to bank(a)..............................................   $  11,820   $  12,957  $  11,520
Notes payable to Federal Home Loan Bank, interest rates from 5.2% to
  6.9% and maturity dates from September 1998 to January 2003, secured
  by real estate loans and Federal Home Loan Bank stock...............      28,500      24,500     25,900
Note payable to Federal Reserve Bank, consisting of treasury, tax and
  loan deposits, due on demand........................................      --           1,800      1,000
Other.................................................................      --              45         70
                                                                        -----------  ---------  ---------
                                                                         $  40,320   $  39,302  $  38,490
                                                                        -----------  ---------  ---------
                                                                        -----------  ---------  ---------

------------

(a) The Company has loan agreements with US Bank, N.A. The balances are due in annual principal payments totaling $675,000 through July, 2000 with the balance due July 31, 2001. Interest on the balance is due quarterly at either the lender's reference rate, the CD rate plus 2% per annum (7.67% at June 30, 1998), or the Eurodollar rate plus 2% per annum, at the option of the Company. The loans are secured by stock in the subsidiary banks. The majority stockholder of the Company has guaranteed the loans. The loan agreements require the Company and its banking subsidiaries, among other provisions, to maintain certain capital ratios.

    As of June 30, 1998, notes payable are due or callable (whichever is earlier) as follows (in thousands):

Year ending June 30,

1999.......................................................................  $   8,748
2000.......................................................................      5,699
2001.......................................................................     11,875
2002.......................................................................      8,033
2003.......................................................................      4,528
Thereafter.................................................................        419
                                                                             ---------
                                                                             $  39,302
                                                                             ---------
                                                                             ---------

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 10. INCOME TAX MATTERS

    The provision for income taxes charged to operations consists of the following (in thousands):

                                                                                  YEARS ENDED JUNE 30,
                                                                             -------------------------------
                                                                               1998       1997       1996
                                                                             ---------  ---------  ---------
Currently paid or payable:
  Federal..................................................................  $   2,816  $   2,178  $   2,036
  State....................................................................        454        345        317
Deferred (benefit).........................................................       (146)      (257)      (662)
                                                                             ---------  ---------  ---------
                                                                             $   3,124  $   2,266  $   1,691
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------

    The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income due to the following (in thousands):

                                                                                  YEARS ENDED JUNE 30,
                                                                             -------------------------------
                                                                               1998       1997       1996
                                                                             ---------  ---------  ---------
Computed "expected" tax expense............................................  $   3,245  $   2,681  $   1,670
Increase (decrease) in income taxes resulting from:
  Benefit of income taxed at lower rates...................................        (93)       (76)       (48)
  Tax exempt interest income...............................................       (297)      (276)      (180)
  State income tax, net of federal benefit.................................        300        264        212
  Tax law change on pre-1988 allowance for loan losses of converted savings
    bank...................................................................     --           (368)    --
  Other....................................................................        (31)        41         37
                                                                             ---------  ---------  ---------
                                                                             $   3,124  $   2,266  $   1,691
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------

    Net deferred tax assets (liabilities) (in thousands) consist of the following components:

                                                                                           JUNE 30,
                                                                                     --------------------
                                                                                       1998       1997
                                                                                     ---------  ---------
Deferred tax liabilities:
  Premises and equipment...........................................................  $  (1,200) $  (1,012)
  Securities available for sale....................................................       (279)      (153)
  Other............................................................................       (153)       (53)
                                                                                     ---------  ---------
                                                                                        (1,632)    (1,218)
                                                                                     ---------  ---------
Deferred tax assets:
  Allowance for loan losses........................................................      1,424      1,223
  Deferred compensation............................................................        130         96
  Accrued expenses.................................................................         58         72
  Other............................................................................        102         12
                                                                                     ---------  ---------
                                                                                         1,714      1,403
                                                                                     ---------  ---------
                                                                                     $      82  $     185
                                                                                     ---------  ---------
                                                                                     ---------  ---------

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 10. INCOME TAX MATTERS (CONTINUED)
    In the accompanying consolidated balance sheets, net deferred tax assets are included in other assets. The deferred tax asset amounts above include no valuation allowance.

    Retained earnings at June 30, 1998 includes approximately $1,107,000 related to the pre-1988 allowance for loan losses of an acquired savings bank for which no deferred income tax liability has been recognized. If the Company no longer qualifies as a bank or in the event of a liquidation of the Company, income would be created, for tax purposes only, which would be subject to the then current corporate income tax rate. The unrecorded deferred income tax liability on the above amount for financial statement purposes was $376,000 at June 30, 1998.

NOTE 11. DEFERRED COMPENSATION

    The Company has entered into deferred compensation agreements with certain officers, directors and employees which provide for payments to the employees or their beneficiaries over a period of ten years beginning at age 65 or prior death or disability. The level of payments is dependent upon the Company's earnings during employment. The net present value of the payments is being accrued over the respective employees' expected employment service period. Deferred compensation charged to expense during the years ended June 30, 1998, 1997 and 1996 was $61,884, $40,112 and $52,058, respectively, with a total amount accrued as of June 30, 1998 and 1997 of $342,849 and $313,379, respectively.

NOTE 12. PROFIT-SHARING PLAN

    The Company participates in a multiple employer 401(k) profit sharing plan (the Plan). All employees are eligible to participate beginning with the first eligibility date following the completion of one year of service and having reached the age of 21. In addition to employee contributions, the Company may contribute discretionary amounts for eligible participants. Contribution rates for participating employers must be equal. For the years ended June 30, 1998 and 1997, contributions were 4.25% of all eligible employees' gross pay, plus 100% of each employee's contribution for the year up to 2.5% of such employee's gross pay. The Company contributed $245,854, $247,081 and $178,976 to the Plan for the years ended June 30, 1998, 1997 and 1996, respectively.

NOTE 13. REGULATORY RESTRICTIONS

    The Company and its banking subsidiaries are subject to certain restrictions on the amount of dividends which may be declared without prior regulatory approval and are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its bank subsidiaries must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Company and its bank subsidiaries to maintain minimum amounts and ratios (set forth in the table below) of

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 13. REGULATORY RESTRICTIONS (CONTINUED) total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets (all as defined in the regulations). Management believes the Company and its bank subsidiaries meet all capital adequacy requirements to which they are subject as of June 30, 1998.

    The most recent notifications from the regulatory agencies categorize each of the Company's bank subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since those notifications that management believes have changed the category.

    Actual capital amounts and ratios are also presented in the following tables (amounts in thousands).

                                                                                                      TO BE WELL CAPITALIZED
                                                                               FOR CAPITAL ADEQUACY        UNDER PROMPT
                                                                                                        CORRECTIVE ACTION
                                                              ACTUAL               PURPOSES(a)            PROVISIONS(a)
                                                      ----------------------  ----------------------  ----------------------
                                                       AMOUNT       RATIO      AMOUNT       RATIO      AMOUNT       RATIO
                                                      ---------  -----------  ---------  -----------  ---------  -----------
As of March 31, 1999:
  Total capital (to risk-weighted assets):
    Consolidated....................................  $  40,857        9.3%   $  35,223        8.0%   $     N/A        N/A
    Citizens Bank, Mount Ayr........................      7,465       11.6        5,161        8.0        6,452       10.0%
    Citizens Bank of Princeton......................      4,201       16.1        2,088        8.0        2,609       10.0
    F&M Bank........................................     24,886       12.1       16,502        8.0       20,628       10.0
    Rushmore Bank & Trust...........................     15,262       10.7       11,373        8.0       14,217       10.0

  Tier I capital (to risk-weighted assets:)
    Consolidated....................................     35,353        8.0       17,611        4.0          N/A        N/A
    Citizens Bank, Mount Ayr........................      6,807       10.5        2,581        4.0        3,871        6.0
    Citizens Bank of Princeton......................      3,871       14.8        1,044        4.0        1,565        6.0
    F&M Bank........................................     22,332       10.8        8,251        4.0       12,377        6.0
    Rushmore Bank & Trust...........................     13,555        9.5        5,686        4.0        8,530        6.0

  Tier I capital (to average assets):
    Consolidated....................................     35,353        6.0       23,533        4.0          N/A        N/A
    Citizens Bank, Mount Ayr........................      6,807        7.5        3,616        4.0        4,520        5.0
    Citizens Bank of Princeton......................      3,871       11.0        1,403        4.0        1,753        5.0
    F&M Bank........................................     22,332        7.8       11,498        4.0       14,373        5.0
    Rushmore Bank & Trust...........................     13,555        8.0        6,753        4.0        8,441        5.0

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 13. REGULATORY RESTRICTIONS (CONTINUED)

                                                                                                      TO BE WELL CAPITALIZED
                                                                               FOR CAPITAL ADEQUACY        UNDER PROMPT
                                                                                                        CORRECTIVE ACTION
                                                              ACTUAL               PURPOSES(a)            PROVISIONS(a)
                                                      ----------------------  ----------------------  ----------------------
                                                       AMOUNT       RATIO      AMOUNT       RATIO      AMOUNT       RATIO
                                                      ---------  -----------  ---------  -----------  ---------  -----------
As of June 30, 1998:
  Total capital (to risk-weighted assets):
    Consolidated....................................  $  35,341        8.8%   $  32,118        8.0%         N/A        N/A
    Citizens Bank, Mount Ayr........................      7,324       12.4        4,740        8.0    $   5,926       10.0%
    Citizens Bank of Princeton......................      3,974       16.1        1,976        8.0        2,470       10.0
    F&M Bank........................................     21,537       11.0       15,663        8.0       19,579       10.0
    Rushmore Bank & Trust...........................     13,226       10.8        9,797        8.0       12,246       10.0

  Tier I capital (to risk-weighted assets:)
    Consolidated....................................     30,323        7.6       16,059        4.0          N/A        N/A
    Citizens Bank, Mount Ayr........................      6,664       11.2        2,372        4.0        3,557        6.0
    Citizens Bank of Princeton......................      3,662       14.8          988        4.0        1,482        6.0
    F&M Bank........................................     20,267       10.4        7,826        4.0       11,739        6.0
    Rushmore Bank & Trust...........................     11,840        9.6        4,912        4.0        7,369        6.0

  Tier I capital (to average assets):
    Consolidated....................................     30,323        5.6       21,731        4.0          N/A        N/A
    Citizens Bank, Mount Ayr........................      6,664        8.0        3,353        4.0        4,191        5.0
    Citizens Bank of Princeton......................      3,662       10.3        1,426        4.0        1,783        5.0
    F&M Bank........................................     20,267        8.2        9,953        4.0       12,441        5.0
    Rushmore Bank & Trust...........................     11,840        7.6        6,232        4.0        7,790        5.0

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 13. REGULATORY RESTRICTIONS (CONTINUED)

                                                                                                      TO BE WELL CAPITALIZED
                                                                               FOR CAPITAL ADEQUACY        UNDER PROMPT
                                                                                                        CORRECTIVE ACTION
                                                              ACTUAL               PURPOSES(a)            PROVISIONS(a)
                                                      ----------------------  ----------------------  ----------------------
                                                       AMOUNT       RATIO      AMOUNT       RATIO      AMOUNT       RATIO
                                                      ---------  -----------  ---------  -----------  ---------  -----------
As of June 30, 1997:
  Total capital (to risk-weighted assets):
    Consolidated....................................  $  30,003        8.6%   $  28,062        8.0%         N/A        N/A
    Citizens Bank, Mount Ayr........................      7,259       12.6        4,597        8.0    $   5,746       10.0%
    Citizens Bank of Princeton......................      3,794       15.9        1,907        8.0        2,384       10.0
    F&M Bank........................................     18,033       10.6       13,609        8.0       17,100       10.0
    Rushmore Bank & Trust...........................     11,064       11.2        7,896        8.0        9,870       10.0

  Tier I capital (to risk-weighted assets:)
    Consolidated....................................     25,618        7.3       14,031        4.0          N/A        N/A
    Citizens Bank, Mount Ayr........................      6,541       11.4        2,298        4.0        3,448        6.0
    Citizens Bank of Princeton......................      3,489       14.6          953        4.0        1,430        6.0
    F&M Bank........................................     15,887        9.3        6,805        4.0       10,207        6.0
    Rushmore Bank & Trust...........................      9,829        9.9        3,948        4.0        5,922        6.0

  Tier I capital (to average assets):
    Consolidated....................................     25,618        5.4       18,993        4.0          N/A        N/A
    Citizens Bank, Mount Ayr........................      6,541        7.9        3,322        4.0        4,153        5.0
    Citizens Bank of Princeton......................      3,489        9.9        1,412        4.0        1,765        5.0
    F&M Bank........................................     15,887        6.9        9,233        4.0       11,541        5.0
    Rushmore Bank & Trust...........................      9,829        7.2        5,441        4.0        6,801        5.0

------------

(a) The amounts and ratios are minimums under the regulations. Prompt corrective action provisions only apply to the bank subsidiaries.

NOTE 14. MERGER OF DECATUR CORPORATION AND SPECTRUM BANCORPORATION, INC.

    On May 31, 1999, Decatur Corporation (Decatur) issued 61,063 shares of its common stock in exchange for all outstanding common stock of Spectrum Bancorporation, Inc. (Spectrum). Decatur simultaneously changed its name to Spectrum Bancorporation, Inc. Since the entities were under common control, the merger has been accounted for at historical cost in a manner similar to a pooling-of-interests and, accordingly, the consolidated financial statements for periods prior to the combination have been restated to include the accounts and results of both entities.

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 14. MERGER OF DECATUR CORPORATION AND SPECTRUM BANCORPORATION, INC. (CONTINUED)
    The results of operations previously reported by the separate entities and the combined amounts presented in the accompanying consolidated financial statements (in thousands) are summarized below.

                                                              NINE MONTHS ENDED
                                                                  MARCH 31,             YEARS ENDED JUNE 30,
                                                             --------------------  -------------------------------
                                                               1999       1998       1998       1997       1996
                                                             ---------  ---------  ---------  ---------  ---------
Interest income:
  Decatur Corporation and Subsidiaries.....................  $   6,953  $   6,827  $   9,103  $   9,293  $   8,825
  Spectrum Bancorporation, Inc. and Subsidiaries...........     26,815     24,360     32,802     27,851     20,372
                                                             ---------  ---------  ---------  ---------  ---------
    Combined...............................................  $  33,768  $  31,187  $  41,905  $  37,144  $  29,197
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

Net income:
  Decatur Corporation and Subsidiaries.....................  $     936  $     892  $   1,198  $   1,328  $     235
  Spectrum Bancorporation, Inc. and Subsidiaries...........      4,187      3,500      4,737      3,905      2,696
  Intercompany dividend income.............................        (75)       (75)      (100)      (100)      (100)
                                                             ---------  ---------  ---------  ---------  ---------
    Combined...............................................  $   5,048  $   4,317  $   5,835  $   5,133  $   2,831
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

    Prior to the combination, Decatur's fiscal year ended December 31. In recording the combination, Decatur's financial statements for the twelve months ended June 30, 1998 were combined with Spectrum's financial statements for the same period. For previous periods, financial statements for Decatur's fiscal years ended December 31, 1997 and 1996 were combined with Spectrum's fiscal years ended June 30, 1997 and 1996, respectively. Decatur's unaudited results of operations for the six months ended December 31, 1997 included interest income of $4,513,000, net income of $575,032, dividends paid of $36,000, and other comprehensive loss of $16,000. An adjustment has been made to stockholders' equity as of June 30, 1998 to eliminate the effect of including Decatur's results of operations for the six months ended December 31, 1997 in both the years ended June 30, 1998 and 1997.

NOTE 15. STOCK PURCHASE AND REDEMPTION AGREEMENT

    The Company has entered into a stock purchase agreement with one of the stockholders of F&M Bank under which the Company has the right of first refusal to purchase 152 shares of common stock of F&M Bank offered for sale by the stockholder at a specified price. In addition, the Company has agreed to purchase the shares upon the death or termination of employment of the shareholder, and obligates the estate or shareholder to sell such shares. If the purchase occurred on June 30, 1998, the total purchase price would be approximately $375,000. This redemption price exceeds the recorded amount of minority interest in subsidiaries by $56,000.

NOTE 16. COMMITMENTS AND CONTINGENCIES

  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK:

    The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. They involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The Company's exposure to credit loss in the event of

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 16. COMMITMENTS AND CONTINGENCIES (CONTINUED) nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. A summary of the Company's commitments (in thousands) is as follows:

                                                                         MARCH 31,         JUNE 30,
                                                                        -----------  --------------------
                                                                           1999        1998       1997
                                                                        -----------  ---------  ---------
Commitments to extend credit..........................................   $  84,824   $  70,640  $  67,976
Letters of credit.....................................................         934       1,051        593

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's credit worthiness on a case-by-case basis. The credit and collateral policy for commitments and letters of credit is comparable to that for granting loans.

  CONTINGENCIES:

    In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.

  FINANCIAL INSTRUMENTS WITH CONCENTRATION OF CREDIT RISK:

    CONCENTRATION BY GEOGRAPHIC LOCATION:

    A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the economy in northern Missouri, southern Iowa and South Dakota. Although the Company's loan portfolio is diversified, there is a relationship in these regions between the agricultural economy and the economic performance of loans made to nonagricultural customers. The concentration of credit in the regional agricultural economy is taken into consideration by management in determining the allowance for loan losses.

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 16. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    CONCENTRATION BY INSTITUTION:

    The Company has a concentration of funds on deposit (in thousands) as follows:

                                                                                             JUNE 30,
                                                                                       --------------------
                                                                                         1998       1997
                                                                                       ---------  ---------
First USA Bank
  Federal funds sold.................................................................  $   7,500  $  --
                                                                                       ---------  ---------
                                                                                       ---------  ---------

US Bank, N.A.
  Noninterest-bearing accounts.......................................................  $      17  $      14
  Federal funds sold.................................................................      1,285      7,040
                                                                                       ---------  ---------
                                                                                       $   1,302  $   7,054
                                                                                       ---------  ---------
                                                                                       ---------  ---------

NOTE 17. TRANSACTIONS WITH RELATED PARTIES

    The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with stockholders, directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties). Total loans to related parties were approximately $5,540,000 and $4,655,000 at June 30, 1998 and 1997, respectively. The Company had participation loans sold of approximately $3,978,000 and $3,033,000 and participations loans purchased of approximately $19,150,000 and $18,541,000 at June 30, 1998 and 1997,
respectively, with other banks partially owned by a stockholder of the Company. These transactions have been, in the opinion of management, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 18. FAIR VALUE OF FINANCIAL INSTRUMENTS AND INTEREST RATE RISK

    The estimated fair values of the Company's financial instruments are (in thousands) as follows:

                                                               JUNE 30,
                                              ------------------------------------------
                                                      1998                  1997
                                              --------------------  --------------------
                                              CARRYING     FAIR     CARRYING     FAIR
                                               AMOUNT      VALUE     AMOUNT      VALUE
                                              ---------  ---------  ---------  ---------
Financial Assets
  Cash and due from banks...................  $  19,019  $  19,019  $  17,458  $  17,458
  Federal funds sold........................     21,785     21,785     13,865     13,865
  Certificates of deposit...................      2,008      2,008        297        297
  Securities................................     79,511     79,511     79,481     79,481
  Loans receivable..........................    402,871    403,976    355,500    359,390
  Accrued interest receivable...............      5,323      5,323      4,882      4,882

Financial Liabilities
  Deposits..................................    450,790    452,233    399,177    400,154
  Securities sold under agreements to
    repurchase..............................     18,788     18,788     17,583     17,583
  Notes payable.............................     39,302     39,323     38,490     38,499
  Accrued interest payable..................      4,031      4,031      3,230      3,230

    The estimated fair value of commitments to extend credit and letters of credit at June 30, 1998 and 1997 is insignificant. Loan commitments on which the committed interest rate is less than the current market rate are also insignificant at June 30, 1998 and 1997.

    The Company assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, fair values of the Company's financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Company. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to repay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Company's overall interest rate risk.

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 19. CONDENSED FINANCIAL STATEMENTS--PARENT COMPANY ONLY

    The following presents condensed parent company only financial statements for Spectrum Bancorporation, Inc. (in thousands).

                            CONDENSED BALANCE SHEETS

                                                                                   MARCH 31,         JUNE 30,
                                                                                  -----------  --------------------
                                                                                     1999        1998       1997
                                                                                  -----------  ---------  ---------
Assets
  Cash and due from banks.......................................................   $      88   $     223  $     164
  Investment in subsidiaries....................................................      46,200      42,292     35,558
  Other assets..................................................................       2,620       2,284      2,596
                                                                                  -----------  ---------  ---------
    Total assets................................................................   $  48,908   $  44,799  $  38,318
                                                                                  -----------  ---------  ---------
                                                                                  -----------  ---------  ---------

Liabilities
  Note payable..................................................................   $  11,956   $  12,958  $  11,545
  Accounts payable and accrued liabilities......................................         565         293        531
                                                                                  -----------  ---------  ---------
    Total liabilities...........................................................      12,521      13,251     12,076
                                                                                  -----------  ---------  ---------

Stockholders' Equity
  Preferred stock...............................................................       1,700       1,700      1,700
  Common stock..................................................................          72          72         72
  Additional paid-in capital....................................................       1,659       1,659      1,663
  Retained earnings.............................................................      32,609      27,750     22,657
  Accumulated other comprehensive income........................................         347         367        150
                                                                                  -----------  ---------  ---------
    Total stockholders' equity..................................................      36,387      31,548     26,242
                                                                                  -----------  ---------  ---------
    Total liabilities and stockholders' equity..................................   $  48,908   $  44,799  $  38,318
                                                                                  -----------  ---------  ---------
                                                                                  -----------  ---------  ---------

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 19. CONDENSED FINANCIAL STATEMENTS--PARENT COMPANY ONLY (CONTINUED)
                         CONDENSED STATEMENTS OF INCOME

                                                                    NINE MONTHS ENDED
                                                                        MARCH 31,             YEARS ENDED JUNE 30,
                                                                   --------------------  -------------------------------
                                                                     1999       1998       1998       1997       1996
                                                                   ---------  ---------  ---------  ---------  ---------
Income:
  Dividends received from subsidiaries...........................  $   1,828  $   1,592  $   2,087  $     993  $   1,679
  Other..........................................................         90         87        111        145        221
  Interest.......................................................          6          6         11         13         30
                                                                   ---------  ---------  ---------  ---------  ---------
    Total income.................................................      1,924      1,685      2,209      1,151      1,930
                                                                   ---------  ---------  ---------  ---------  ---------
Expense:
  Salaries and employee benefits.................................         48         71         81        104        111
  Interest.......................................................        691        697        951        921        619
  Other..........................................................        176        187        232        192        179
                                                                   ---------  ---------  ---------  ---------  ---------
    Total expenses...............................................        915        955      1,264      1,217        909
                                                                   ---------  ---------  ---------  ---------  ---------
  Income (loss) before income tax (benefit) and equity in
    undistributed income of subsidiaries.........................      1,009        730        945        (66)     1,021
Income tax (benefit).............................................       (263)      (274)      (362)      (349)      (223)
                                                                   ---------  ---------  ---------  ---------  ---------
  Income before equity in undistributed income of subsidiaries...      1,272      1,004      1,307        283      1,244
Equity in undistributed income of subsidiaries...................      3,776      3,313      4,528      4,850      1,587
                                                                   ---------  ---------  ---------  ---------  ---------
Net income.......................................................  $   5,048  $   4,317  $   5,835  $   5,133  $   2,831
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

                 SPECTRUM BANCORPORATION, INC. AND SUBSIDIARIES

              (INFORMATION WITH RESPECT TO MARCH 31, 1999 AND THE

            NINE MONTHS ENDED MARCH 31, 1999 AND 1998 IS UNAUDITED)

NOTE 19. CONDENSED FINANCIAL STATEMENTS--PARENT COMPANY ONLY (CONTINUED)
                       CONDENSED STATEMENTS OF CASH FLOWS

                                                              NINE MONTHS ENDED
                                                                  MARCH 31,              YEARS ENDED JUNE 30,
                                                             --------------------  --------------------------------
                                                               1999       1998       1998       1997        1996
                                                             ---------  ---------  ---------  ---------  ----------
Cash flows from operating activities:
  Net income...............................................  $   5,048  $   4,317  $   5,835  $   5,133  $    2,831
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and other.................................         38         35         43         23          61
    Equity in undistributed income of subsidiaries.........     (3,776)    (3,313)    (4,528)    (4,850)     (1,587)
  Changes in deferrals and accruals:
    Other assets...........................................       (400)       544       (104)      (207)       (349)
    Accounts payable and accrued liabilities...............        297       (462)       120        133         270
                                                             ---------  ---------  ---------  ---------  ----------
      Net cash provided by operating activities............      1,207      1,121      1,366        232       1,226
                                                             ---------  ---------  ---------  ---------  ----------
Cash flows from investing activities:
  Investment in subsidiary.................................     --         --         --         --          (1,200)
  Other....................................................     --         --         --            (52)       (138)
  Business acquisitions....................................     --         (2,321)    (2,321)    --          (3,924)
                                                             ---------  ---------  ---------  ---------  ----------
      Net cash (used in) investing activities..............     --         (2,321)    (2,321)       (52)     (5,262)
                                                             ---------  ---------  ---------  ---------  ----------
Cash flows from financing activities:
  Proceeds from note payable...............................         46      2,188      2,188     --          15,990
  Payments on note payable.................................     (1,047)      (915)    (1,065)    (1,015)    (10,550)
  Proceeds from sale (purchase) of minority interest.......       (152)       113        113        198        (419)
  Dividends paid...........................................       (189)      (114)      (152)      (152)       (187)
  Stock purchased for retirement...........................     --            (30)       (55)    --          --
                                                             ---------  ---------  ---------  ---------  ----------
      Net cash provided by (used in) financing
        activities.........................................     (1,342)     1,242      1,029       (969)      4,834
                                                             ---------  ---------  ---------  ---------  ----------
Net increase (decrease) in cash............................       (135)        42         74       (789)        798
Cash at beginning of period................................        223        149        149        953         155
                                                             ---------  ---------  ---------  ---------  ----------
Cash at end of period......................................  $      88  $     191  $     223  $     164  $      953
                                                             ---------  ---------  ---------  ---------  ----------
                                                             ---------  ---------  ---------  ---------  ----------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AUTHORIZED BY US AND REFERRED TO IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, YOU MUST NOT RELY UPON SUCH INFORMATION AND REPRESENTATIONS. THIS PROPOSAL DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER. WE DO NOT INTEND THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE TO CREATE THE IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THE INFORMATION PROVIDED IN THIS PROSPECTUS. HOWEVER, IF THERE IS ANY MATERIAL CHANGE IN OUR AFFAIRS DURING THE TIME WHEN A COPY OF THIS PROSPECTUS IS REQUIRED TO BE DELIVERED, WE WILL AMEND OR SUPPLEMENT THIS PROSPECTUS TO REFLECT THE CHANGE.

                             ---------------------

                               TABLE OF CONTENTS


Prospectus Summary........................................................    1
Risk Factors..............................................................    6
Selected Consolidated Financial Data......................................   12
Cautionary Statements.....................................................   14
Use of Proceeds...........................................................   14
Accounting Treatment......................................................   15
Capitalization............................................................   16
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   18
Business..................................................................   41
Management................................................................   46
Principal Stockholders....................................................   49
Related Party Transactions................................................   50
Supervision and Regulation................................................   52
Description of the Preferred Securities...................................   57
Description of Junior Subordinated Debentures.............................   70
Book-Entry Issuance.......................................................   80
Description of Preferred Securities Guarantee.............................   81
Relationship Among the Preferred Securities, the Junior Subordinated
  Debentures and the Preferred Securities Guarantee.......................   84
Material Federal Income Tax Consequences..................................   86
ERISA Considerations......................................................   89
Underwriting..............................................................   91
Reports of Spectrum.......................................................   92
Available Information.....................................................   92
Legal Matters.............................................................   93
Experts...................................................................   93
Index to Financial Statements.............................................  F-1


    DEALER PROSPECTUS DELIVERY OBLIGATIONS. UNTIL            , 1999, ALL DEALERS
THAT EFFECT TRANSACTIONS IN THE PREFERRED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND REGARDING THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                         2,000,000 PREFERRED SECURITIES


                            SPECTRUM CAPITAL TRUST I

                                   % CUMULATIVE
                              PREFERRED SECURITIES


                     FULLY, IRREVOCABLY AND UNCONDITIONALLY
                     GUARANTEED ON A SUBORDINATED BASIS BY


                      [SPECTRUM BANCORPORATION, INC. LOGO]

                             ---------------------

                              P R O S P E C T U S

                             ---------------------


                         HOWE BARNES INVESTMENTS, INC.


                                           , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission registration fee...............................  $    7,993
NASD fee..........................................................................       3,175
American Stock Exchange fee.......................................................      20,000
Trustees' fees and expenses.......................................................      25,000
Legal fees and expenses...........................................................     120,000
Accounting fees and expenses......................................................      80,000
Printing expenses.................................................................      85,000
Miscellaneous expenses............................................................       8,832
                                                                                    ----------
  Total...........................................................................  $  350,000
                                                                                    ----------
                                                                                    ----------


All of the above items except the SEC registration fee and the NASD fee are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Directors, officers, employees, trustees and agents of Spectrum and the Trust may be entitled to benefit from the indemnification provisions contained in the Iowa Business Corporation Act and Spectrum's Articles of Incorporation. In addition, certain provisions in the Articles of Incorporation limit the liability of directors of Spectrum. The general effect of these provisions is summarized below:

    The articles of incorporation of Spectrum provide that the board of directors is authorized to indemnify, in the manner and to the extent provided by the Iowa Business Corporation Act, any person entitled to indemnification thereunder. Generally under Iowa law, any individual who is made a party to a proceeding because the individual is or was a director may be indemnified if the individual acted in good faith and had reasonable basis to believe that (1) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests; and (2) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interest; and regarding any criminal proceedings, the individual had no reasonable cause to believe the individual's conduct was unlawful. Iowa law also extends such indemnification to officers, employees, and agents of the corporation and further provides that an Iowa corporation may advance expenses to a director, officer, employee, or agent of the corporation.

    Iowa law also provides that an Iowa corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by that individual in that capacity or arising from the individual's status as a director, officer, employee, or agent.

    The indemnification and advancement of expenses provided by Iowa law are not exclusive of any other rights to which persons seeking indemnification or advancement of expenses are entitled under a provision in the articles of incorporation or bylaws, agreements, vote of stockholders or disinterested directors, or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding office. However, such provisions, agreements, votes or other actions shall not provide indemnification for a breach of a director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, for a transaction from which the person seeking indemnification derives an improper personal benefit, or for liability for unlawful distributions.

    Iowa law provides that a director is not liable for any action taken as a director, or any failure to take any action, as long as the director discharged his or her duties (1) in good faith, (2) with the care of an ordinarily prudent person in a like position would exercise under similar circumstances, and (3) in a manner the director reasonably believes to be in the best interests of the corporation.

    There is no pending litigation or proceeding involving a director, officer, employee or other agent of Spectrum as to which indemnification is being sought. Spectrum is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    On May 31, 1999, Spectrum issued 61,063 shares of its common stock and 8,000 shares of its 10% non-voting non-cumulative perpetual preferred stock in the merger of Spectrum Bancorporation, Inc. and Rushmore Financial Services, Inc., into Spectrum. Shares of common stock were issued to Deryl F. Hamann, individually and as trustee of separate trusts for the benefit of his four children and to three of his children as cotrustees of the Deryl F. Hamann Irrevocable Qualified Marital Trust. Shares of preferred stock were issued to Spectrum Financial Services, Inc., which is owned by Deryl F. Hamann individually or as trustee for the benefit of his children. No underwriters were involved in the transaction and the issuance was made in a transaction exempt from the requirements of Section 5 of the Securities Act of 1933 pursuant to
Section 4(2) thereof.

    Spectrum Capital Trust I has not issued any securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) EXHIBITS


 EXHIBIT NO.   DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       1.1     Form of Underwriting Agreement(1).

       2.1     Agreement and Plan of Merger dated March 31, 1999, between Spectrum Bancorporation, Inc., Decatur
               Corporation and Rushmore Financial Services, Inc.(1).

       3.1     Articles of Amendment to Articles of Incorporation of Spectrum Bancorporation, Inc.(1).

       3.2     Bylaws of Spectrum Bancorporation, Inc.(1).

       4.1     Form of Subordinated Indenture dated       , 1999 to be entered into between the Registrant and
               Wilmington Trust Company, as Indenture Trustee(1).

       4.2     Form of Junior Subordinated Debenture(1).

       4.3     Certificate of Trust of Spectrum Capital Trust I(1).

       4.4     Trust Agreement of Spectrum Capital Trust I dated as of       , 1999(1).

       4.5     Form of Amended and Restated Trust Agreement of Spectrum Capital Trust I, dated       , 1999(1).

       4.6     Form of Preferred Security Certificate of Capital Trust I(1).

       4.7     Form of Preferred Securities Guarantee Agreement(1).

       4.8     Form of Agreement as to Expenses and Liabilities(1).

       5.1     Opinion of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim(1).

       5.2     Opinion and Consent of Richards, Layton & Finger, P.A.(1).

       8.1     Opinion of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim, as to certain federal income tax matters(1).

 EXHIBIT NO.   DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
      10.1     Amendment to Credit Agreement dated January 31, 1998, between Spectrum Bancorporation, Inc., as borrower, and First Bank National Association(1).

      10.2     Amendment No. 5 to Credit Agreement dated December 16, 1996, between Decatur Corporation, as borrower, and First Bank National Association(1).

      10.3     Agreement for Advances, Pledge and Security Agreement dated September 11, 1995 between Federal Home
               Loan Bank of Des Moines and Rushmore Bank & Trust(1). (Registrant's other subsidiary banks have identical agreements.)

      10.4     Form of CMS-TM- Agency Agreement (reverse repurchase agreement) between F&M Bank and its customers(1).

      10.5     Phantom Stock Long-Term Incentive Plan dated January 16, 1998 between Daniel A. Hamann and Citizens
               Bank(1).

      10.6     License Agreement dated September 5, 1997 between Jack Henry & Associates, Inc. and Spectrum Banc
               Service Corporation(1).

      10.7     Split-Dollar Agreement dated July 12, 1995 among Decatur Corporation and Daniel A. Hamann, Esther
               Hamann Brabec and Julie Hamann Bunderson(1).

      12.1     Statement re Computation of Ratios(1).

      21       Subsidiaries of Registrant(1).

      23.1     Consent of McGladrey & Pullen, LLP(2).

      23.2     Consent of Deloitte & Touche LLP(2).

      23.3     Consent of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim(1).

      23.4     Form of Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 above).

      24.1     Power of attorney(1).

      25.1     Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the
               Subordinated Indenture(1).

      25.2     Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and
               Restated Trust Agreement(1).

      25.3     Form T-1 Statement of Eligibility of Wilmington Trust Company to act as Trustee under the Preferred
               Securities Guarantee Agreement(1).

      27       Financial Data Schedule(1).

------------

(1) Previously filed.

(2) Filed herewith.

ITEM 28. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    Each Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on this 12th day of August, 1999.


Spectrum Capital Trust I                      Spectrum Bancorporation, Inc.

By: /s/ DANIEL A. HAMANN                      By: /s/ DERYL F. HAMANN
   --------------------------------------     -----------------------------------------
     Daniel A. Hamann                         Deryl F. Hamann
     Administrative Trustee                   Chairman of the Board and CEO


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities of Spectrum Bancorporation, Inc. on the 12th day of August, 1999.


SIGNATURE                                               CAPACITY
------------------------------------------------------  ------------------------------------------------------

                 /s/ DERYL F. HAMANN
     -------------------------------------------        Chairman and Chief Executive Officer
                   Deryl F. Hamann                        (Principal Executive Officer) and Director

                 /s/ DANIEL F. HAMANN
     -------------------------------------------        President and Director
                   Daniel F. Hamann

                          *
     -------------------------------------------        Vice President and Chief Financial Officer
                   John L. Kopecky                        (Principal Financial and Accounting Officer)

                          *
     -------------------------------------------        Senior Vice President and Director
                  Thomas B. Fischer

                          *
     -------------------------------------------        Vice President and Director
                   Daniel J. Brabec

                          *
     -------------------------------------------        Vice President and Director
                  W. Eric Bunderson

           *By:        /s/ DERYL F. HAMANN
       ---------------------------------------
                   Deryl F. Hamann
                 As: Attorney-in-fact

                                 EXHIBIT INDEX


 EXHIBIT NO.   DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       1.1     Form of Underwriting Agreement(1).

       2.1     Agreement and Plan of Merger dated March 31, 1999, between Spectrum Bancorporation, Inc., Decatur
               Corporation and Rushmore Financial Services, Inc.(1).

       3.1     Articles of Amendment to Articles of Incorporation of Spectrum Bancorporation, Inc.(1).

       3.2     Bylaws of Spectrum Bancorporation, Inc.(1).

       4.1     Form of Subordinated Indenture dated       , 1999 to be entered into between the Registrant and
               Wilmington Trust Company, as Indenture Trustee(1).

       4.2     Form of Junior Subordinated Debenture(1).

       4.3     Certificate of Trust of Spectrum Capital Trust I(1).

       4.4     Trust Agreement of Spectrum Capital Trust I dated as of       , 1999(1).

       4.5     Form of Amended and Restated Trust Agreement of Spectrum Capital Trust I, dated       , 1999(1).

       4.6     Form of Preferred Security Certificate of Capital Trust I(1).

       4.7     Form of Preferred Securities Guarantee Agreement(1).

       4.8     Form of Agreement as to Expenses and Liabilities(1).

       5.1     Opinion of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim(1).

       5.2     Opinion and Consent of Richards, Layton & Finger, P.A.(1).

       8.1     Opinion of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim, as to certain federal income tax matters(1).

      10.1     Amendment to Credit Agreement dated January 31, 1998, between Spectrum Bancorporation, Inc., as borrower, and First Bank National Association(1).

      10.2     Amendment No. 5 to Credit Agreement dated December 16, 1996, between Decatur Corporation, as borrower, and First Bank National Association(1).

      10.3     Agreement for Advances, Pledge and Security Agreement dated September 11, 1995 between Federal Home
               Loan Bank of Des Moines and Rushmore Bank & Trust(1). (Registrant's other subsidiary banks have identical agreements.)

      10.4     Form of CMS-TM- Agency Agreement (reverse repurchase agreement) between F&M Bank and its customers(1).

      10.5     Phantom Stock Long-Term Incentive Plan dated January 16, 1998 between Daniel A. Hamann and Citizens
               Bank(1).

      10.6     License Agreement dated September 5, 1997 between Jack Henry & Associates, Inc. and Spectrum Banc
               Service Corporation(1).

      10.7     Split-Dollar Agreement dated July 12, 1995 among Decatur Corporation and Daniel A. Hamann, Esther
               Hamann Brabec and Julie Hamann Bunderson(1).

      12.1     Statement re Computation of Ratios(1).

      21       Subsidiaries of Registrant(1).

      23.1     Consent of McGladrey & Pullen, LLP(2).

      23.2     Consent of Deloitte & Touche LLP(2).

      23.3     Consent of Baird, Holm, McEachen, Pedersen, Hamann & Strasheim(1).

      23.4     Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 above).

 EXHIBIT NO.   DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
      24.1     Power of attorney(1).

      25.1     Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the
               Subordinated Indenture(1).

      25.2     Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and
               Restated Trust Agreement(1).

      25.3     Form T-1 Statement of Eligibility of Wilmington Trust Company to act as Trustee under the Preferred
               Securities Guarantee Agreement(1).

      27       Financial Data Schedule(1).

------------

(1) Previously filed.

(2) Filed herewith.